Exhibit 10.1

EXECUTION COPY

Unlisted CUSIP Number: 43576UAA5

Revolving Credit CUSIP Number: 43576UAB3

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

HOLLY ENERGY PARTNERS, L.P.,

as Borrower,

THE FINANCIAL INSTITUTIONS

PARTY TO THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

MUFG UNION BANK, N.A.,

as Syndication Agent,

BANK OF AMERICA, N.A., COMPASS BANK,

CITIBANK, NA and THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

as Co-Documentation Agents,

WELLS FARGO SECURITIES, LLC,

MUFG UNION BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BBVA COMPASS, CITIGROUP GLOBAL MARKETS INC.

and TD SECURITIES (USA) LLC,

as Joint Lead Arrangers,

and

WELLS FARGO SECURITIES, LLC,

as Sole Bookrunner

Dated as of July 27, 2017

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EXHIBITS:

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Commitment Increase Agreement
Exhibit C	-	Form of Compliance Certificate
Exhibit D	-	Form of Second Amended and Restated Guaranty
Exhibit E	-	Form of Mortgage
Exhibit F	-	Form of New Lender Agreement
Exhibit G	-	Form of Note
Exhibit H	-	Form of Notice of Borrowing
Exhibit I	-	Form of Notice of Conversion or Continuation
Exhibit J	-	Form of Second Amended and Restated Pledge Agreement
Exhibit K	-	Form of Second Amended and Restated Security Agreement

SCHEDULES:

Schedule 1.01(a)	-	Commitments
Schedule 1.01(b)	-	Notice Addresses of Borrower and Administrative Agent
Schedule 1.01(c)	-	Excluded Property
Schedule 1.01(d)	-	Guarantors
Schedule 4.01	-	Subsidiaries
Schedule 4.07	-	Litigation
Schedule 4.13	-	Defaults
Schedule 4.16	-	Transmitting Utilities
Schedule 4.18(a)	-	Complaints – Interstate Pipelines
Schedule 4.18(b)	-	Complaints – Texas Intrastate Pipelines
Schedule 6.01	-	Existing Liens
Schedule 6.02	-	Existing Debt
Schedule 6.06	-	Existing Investments
Schedule 6.07	-	Affiliate Transactions

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 27, 2017, among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership, as Borrower (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent (as defined below), MUFG UNION BANK, N.A., as Syndication Agent, BANK OF AMERICA, N.A., COMPASS BANK, CITIBANK, NA and THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Co-Documentation Agents, and each of the Lenders (as defined below).

RECITALS

A. Operating, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Existing Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of February 14, 2011 (as heretofore amended, the “Prior Credit Agreement”), which amended and restated that certain Amended and Restated Credit Agreement dated as of August 27, 2007, as amended, which amended and restated that certain Credit Agreement dated as of July 7, 2004, as amended, pursuant to which the Existing Lenders provided certain loans and extensions of credit to Operating. All “Obligations” (as defined in the Prior Credit Agreement) arising pursuant to the Prior Credit Agreement are hereinafter referred to as the “Existing Indebtedness”.

B. In order to secure the full and punctual payment and performance of the obligations under the Prior Credit Agreement and other Credit Documents (as defined in the Prior Credit Agreement), the Borrower and the Guarantors executed and delivered mortgages, deeds of trust, collateral assignments, security agreements, pledge agreements and financing statements (collectively, the “Existing Security Documents”) confirming the prior grant of, or granting, a mortgage lien and continuing security interest in and to the collateral described in such Existing Security Documents.

C. The Borrower previously guaranteed all obligations and indebtedness of Operating under the Prior Credit Agreement and has assumed all obligations and indebtedness of Operating under the Prior Credit Agreement and other Existing Credit Documents (as defined below) pursuant to that certain Assumption, Ratification and Confirmation Agreement of even date herewith by the Borrower in favor of the administrative agent and the Existing Lenders under the Prior Credit Agreement.

D. The Borrower has requested certain amendments to the Prior Credit Agreement and the Administrative Agent and the Lenders have agreed to amend and restate in its entirety the Prior Credit Agreement on the terms and conditions set forth herein, to renew and rearrange the indebtedness outstanding under the Prior Credit Agreement (but not to repay or pay off any such indebtedness).

E. The Borrower, the Administrative Agent, the Issuing Banks and the Lenders desire to amend and restate (but not extinguish) the Prior Credit Agreement in its entirety as hereinafter set forth through the execution of this Agreement.

F. In consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Administrative Agent, the Issuing Banks, and the Lenders do hereby agree that the Prior Credit Agreement is amended and restated (but not substituted or extinguished) in its entirety as set forth herein. It is the intention of the Borrower, the Lenders, the Issuing Banks and the Administrative Agent that this Agreement supersede and replace the Prior Credit Agreement in its entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend and modify the rights and obligations of the parties under the Prior Credit Agreement, as applicable and as provided

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herein, but shall not effect a novation thereof, (b) unless otherwise provided for herein and evidenced by a separate written agreement, amendment or release, no other Credit Document, as defined in, and executed and/or delivered pursuant to the terms of, the Prior Credit Agreement (collectively, the “Existing Credit Documents”) shall be amended, terminated or released in any respect and all of such other Existing Credit Documents shall remain in full force and effect except that the Borrower and the Lenders agree that by executing this Agreement the definition of “Credit Agreement” contained in such Existing Credit Documents shall be amended to include this Agreement and all future amendments hereto and restatements hereof, and (c) the Liens securing the Obligations under and as defined in the Prior Credit Agreement and granted pursuant to the Existing Credit Documents and the liabilities and obligations of the Borrower shall not be extinguished, but shall be carried forward, and such Liens shall secure such Obligations, in each case, as renewed, amended, restated and modified hereby.

G. Contemporaneous with the amendment and restatement of the Prior Credit Agreement pursuant to the preceding paragraph, (a) each Lender shall have the Commitment set forth in Schedule 1.01(a) hereto, and (b) each Lender whose previously funded Advances are less than its new Pro Rata Share (after giving effect to the amendment and restatement) of Advances shall remit to the Administrative Agent for the benefit of the other Lenders entitled thereto an amount equal to such deficiency which shall be allocated to the Lenders entitled thereto by the Administrative Agent.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Prior Credit Agreement is amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders, (b) is superior to all other Liens, except Permitted Liens, (c) secures the Obligations, and (d) is perfected and enforceable.

“Acceptable Survey” means an “as-built” survey (a) reasonably acceptable to the Administrative Agent, (b) prepared in accordance with the “Minimum Standard Detail Requirements and Classifications for ALTA/ACSM Land Title Surveys” as adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2016, depicting such items from the Table A thereto as may be reasonably requested by the Administrative Agent, and (c) certified to the Administrative Agent and the Lenders bearing a form of certification reasonably acceptable to the Administrative Agent.

“Acceptable Title Commitment” means a written commitment to insure the Borrower’s or the applicable Borrower’s Subsidiary’s or the applicable Holdco Entity’s title to and ownership of, and the Administrative Agent’s Acceptable Security Interest in, the property described therein in an amount reasonably acceptable to the Administrative Agent and which: (a) is from a title insurance company acceptable to the Administrative Agent in its sole reasonable discretion, (b) sets out such title insurance company’s commitment to insure all rights appurtenant to the property arising in instruments benefiting the property, (c) commits to issue an ALTA extended coverage loan policy in the 2006 form, if available, and (d) commits to issue such endorsements for the benefit of the Administrative Agent and the Lenders as the Administrative Agent may reasonably request.

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“Acquisition” means the direct or indirect purchase or acquisition, whether in one or more related transactions, of (a) any Person or group of Persons or (b) any assets, liabilities, or securities of any Person or group of Persons.

“Administrative Agent” means Wells Fargo in its capacity as administrative agent pursuant to Article VIII and any successor administrative agent pursuant to Section 8.06.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means an advance by a Lender to the Borrower under such Lender’s Commitment pursuant to Section 2.01(a) as part of a Borrowing and refers to an Alternate Base Rate Advance or a Eurodollar Rate Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Wells Fargo, in its capacity as the Administrative Agent, and each Arranger, in its capacity as an Arranger), and the officers, directors, employees, agents, trustees, advisors and attorneys-in-fact of such Persons and Affiliates.

“Agreement” means this Third Amended and Restated Credit Agreement dated as of July 27, 2017 among the Borrower, the Lenders, the Issuing Banks and the Administrative Agent, as it may be amended, modified, restated, renewed, extended, increased or supplemented from time-to-time.

“Alternate Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one half percent (0.5%), and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.0%); provided that, for the avoidance of doubt, (i) if the Alternate Base Rate is determined using the Eurodollar Rate in clause (c) above, the appropriate margin set forth in the pricing grid in the definition of “Applicable Margin” under the Alternate Base Rate column will be added to the amount calculated pursuant to clause (c) above for purposes of calculating interest accruing on each Alternate Base Rate Advance and (ii) the Eurodollar Rate for any day shall be based on the interest rate per annum reported by Bloomberg L.P. in its index of rates (or any successor thereto) providing quotations of interest rates applicable to Dollar deposits in the London interbank market at approximately 11:00 a.m. (London, England time) on such day; provided, if the Eurodollar Rate determined as provided in this definition would be less than 0.00% per annum, then such Eurodollar Rate shall be deemed to be 0.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively.

“Alternate Base Rate Advance” means an Advance which bears interest as provided in Section 2.07(a).

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“Anti-Terrorism Law” means any Legal Requirement related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of an Alternate Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means, as of any date of determination, the following percentages determined as a function of the Borrower’s Total Leverage Ratio:

Total Leverage Ratio	Eurodollar Rate Advances	Alternate Base Rate Advances	Commitment Fees	Letter of Credit Fees

> 4.75	2.50%	1.50%	0.500%	2.50%

≤ 4.75 but > 4.25	2.25%	1.25%	0.400%	2.25%

≤ 4.25 but > 3.75	2.00%	1.00%	0.350%	2.00%

≤ 3.75 but > 3.25	1.75%	0.75%	0.300%	1.75%

≤ 3.25	1.50%	0.50%	0.250%	1.50%

For purposes of determining the Applicable Margin, the Total Leverage Ratio shall be determined from the financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.06(b) or Section 5.06(c), as the case may be, and certified to by a Responsible Officer in accordance with such Sections. Any change in the Applicable Margin shall be effective the day after the date of delivery of the financial statements pursuant to Section 5.06(b) or Section 5.06(c), as the case may be, and receipt by the Administrative Agent of the Compliance Certificate required by such Sections. If the Borrower fails to deliver any financial statements within the times specified in Section 5.06(b) or 5.06(c), as the case may be, such ratio shall be deemed to be greater than 4.75 to 1.00 from the day after the date such financial statements should have been delivered until the Borrower delivers such financial statements and the accompanying Compliance Certificate to the Administrative Agent.

“Approved Affiliate” means an Affiliate of a Lender engaged in making, purchasing, holding and otherwise investing in commercial loans, and similar extensions of credit in the ordinary course of its activities and that is adequately capitalized to honor its ongoing funding commitments under this Agreement.

“Arrangers” means, collectively, Wells Fargo Securities, LLC, MUFG Union Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated,1 BBVA Compass, Citigroup Global Markets Inc. and TD Securities (USA) LLC, in their capacities as the joint lead arrangers of the facility evidenced by this Agreement.

[1]	or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement

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“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee or an Approved Affiliate, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A or any other form approved by the Administrative Agent.

“Available Cash “ means, (A) with respect to any Holdco Entity that is not a Subsidiary of the Borrower, all cash and cash equivalents of such Holdco Entity on hand at the time of such Restricted Payment and (B) with respect to the Borrower, for any fiscal quarter ending prior to the Final Maturity Date, (a) the sum of (i) all cash and cash equivalents of the Borrower and its Subsidiaries on hand at the end of such fiscal quarter and (ii) all additional cash and cash equivalents of the Borrower and its Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter resulting from Advances made subsequent to the end of such quarter less (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the Business (including reserves for future capital expenditures and for anticipated future credit needs of the Borrower), (ii) comply with applicable Legal Requirements and this Agreement, any other Credit Document, or any other loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which the Borrower or any of the Borrower’s Subsidiaries is a party, by which the Borrower or any of the Borrower’s Subsidiaries is bound, or to which the Property of the Borrower or any of the Borrower’s Subsidiaries is subject, or (iii) provide funds for distributions under Sections 6.4 or 6.5 of the Partnership Agreement in respect of any one or more of the next four fiscal quarters; provided, however, that the General Partner may not establish cash reserves pursuant to clause (b)(iii) of this definition if the effect of such reserves would be that the Borrower is unable to distribute the Minimum Quarterly Distribution (as defined in the Partnership Agreement) on all Common Units, plus any Cumulative Common Unit Arrearage (as defined in the Partnership Agreement) on all Common Units with respect to such fiscal quarter; and provided, further, that disbursements made by the Borrower or any of the Borrower’s Subsidiaries or cash reserves established, increased, or reduced after the end of such fiscal quarter but on or before the date of determination of Available Cash with respect to such fiscal quarter shall be deemed to have been made, established, increased, or reduced, for purposes of determining Available Cash, within such fiscal quarter if the General Partner so determines.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Service Obligations” means any and all obligations of the Borrower, any Guarantor or any of their Subsidiaries, whether absolute or contingent and howsoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services” means each and any of the following bank services provided to the Borrower, any Guarantor or any of their Subsidiaries by any Lender or Affiliate of a Lender: (a) commercial credit cards and purchasing cards; (b) stored value cards; and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, foreign exchange services and interstate depository network services).

“Borrower” means Holly Energy Partners, L.P., a Delaware limited partnership.

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“Borrowing” means a borrowing consisting of Advances made on the same day by one or more Lenders pursuant to Section 2.01(a), continued by one or more Lenders pursuant to Section 2.02(b), or Converted by one or more Lenders to Advances of a different Type pursuant to Section 2.02(b).

“Business” means the ownership and operation of a system of petroleum product and crude pipelines, storage tanks, distribution terminals, loading rack facilities and refinery processing units for the transportation and distribution of petroleum and petroleum products.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City, New York or Dallas, Texas; provided, that when used in connection with a Eurodollar Rate Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expansion Project” means any capital expansion construction project undertaken by the Borrower or any of its Subsidiaries on its Property, the capital expenditures (determined in accordance with GAAP) attributable to which exceed $10,000,000.

“Capital Leases” means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateral Account” means a special interest bearing cash collateral account pledged by the Borrower to the Administrative Agent for its benefit and the ratable benefit of the Lenders containing cash deposited pursuant to Sections 2.04(b), 2.13(a), 2.17(a), 2.18(b), 7.02(b), or 7.03(b) to be maintained at the Administrative Agent’s office in accordance with Section 2.13(g) and bear interest or be invested in the Administrative Agent’s reasonable discretion.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change of Control” means any of the following events or conditions: (a) the General Partner no longer has control (as such term is defined in the definition of Affiliates) of the Borrower or the Ultimate General Partner no longer has control (as such term is defined in the definition of Affiliates) of the General Partner, (b) the Parent ceases to have, directly or indirectly, control (as such term is defined in the definition of Affiliates) of any of the Borrower, the General Partner and the Ultimate General Partner, (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Permitted Holders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Parent, or (d) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors.

“Cheyenne JV” means Cheyenne Pipeline LLC, a Delaware limited liability company, or another joint venture which owns the Cheyenne Pipeline.

“Cheyenne JV Holdco” means one or more direct or indirect Subsidiaries of the Ultimate General Partner which hold indirectly or directly the Ultimate General Partner’s Equity Interests in the Cheyenne JV. As of the Effective Date, the Cheyenne JV Holdco is HEP Cheyenne LLC, a Delaware limited liability company.

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“Cheyenne Pipeline” means the approximately 87 mile pipeline system for the shipment of crude oil from Fort Laramie to Cheyenne, WY.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Collateral” means all “Collateral”, “Pledged Collateral”, “Mortgaged Property”, or other similar terms as defined, as the case may be, in the Security Agreement, the Pledge Agreement, the Mortgages or any other Security Document.

“Collateral Release Date” shall have the meaning assigned to such term in Section 5.11(b).

“Collateral Release Event” shall have the meaning assigned to such term in Section 5.11(b).

“Commitment Increase Agreement” means a Commitment Increase Agreement, substantially in the form of the attached Exhibit B or any other form, including, without limitation, an amendment to this Agreement, reasonably acceptable to the Administrative Agent, among the Borrower, the Administrative Agent and a Lender, pursuant to which such Lender agrees to increase its Commitment as described in Section 2.14 of this Agreement.

“Commitments” means, for any Lender, the amount set forth opposite such Lender’s name on Schedule 1.01(a) as its Commitment, or, if such Lender has entered into any Assignment and Acceptance, a Commitment Increase Agreement or a New Lender Agreement, the amount set forth for such Lender as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Section 2.03 or Article VII of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1, et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Common Units” means the common units representing limited partner interests in the Borrower.

“Compliance Certificate” means a compliance certificate in substantially the form of the attached Exhibit C or any other form reasonably acceptable to the Administrative Agent, in each case signed by a Responsible Officer.

“Consolidated” refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with GAAP, subject to Section 1.03; provided that, for the Borrower, consolidation of the accounts shall include any Holdco Entity that is not a Subsidiary of the Borrower.

“Continuing Directors” means the directors of the Parent on July 1, 2017 and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by at least 66-2/3% of the then Continuing Directors.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

“Credit Documents” means, collectively, this Agreement, the Notes (if any), the Security Documents (if any), the Guaranty, the Letter of Credit Documents, the Fee Letter, and each other

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agreement, instrument or document executed at any time in connection with the foregoing documents, as each such Credit Document may be amended, modified or supplemented from time-to-time; provided, however, that in no event shall any agreement in respect of Banking Service Obligations or any Lender Hedging Agreement constitute a Credit Document hereunder.

“Debt,” for any Person, means, without duplication,

(a) indebtedness of such Person for borrowed money;

(b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) obligations of such Person to pay the deferred purchase price of Property or services (other than trade payables which are not more than ninety days past due, except for any such trade payables which are being contested in good faith and by appropriate proceedings);

(d) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

(e) obligations of such Person as lessee under Capital Leases;

(f) obligations of such Person under any Swap Contract;

(g) obligations of such Person in respect of letters of credit, acceptance facilities, drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(h) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, another’s indebtedness or obligations of the kinds referred to in clauses (a) through (g) above, but limited solely to amounts guaranteed for another’s indebtedness or obligations of the kinds referred to in clauses (a) through (g) above; and

(i) another’s indebtedness or obligations of the kinds referred to in clauses (a) through (h) above secured by any Lien on or in respect of any Property of such Person.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) as reasonably determined by the Administrative Agent has failed to perform any of its funding or payment obligations hereunder, including in respect of its Advances or participations in respect of Letters of Credit, within three Business Day of the date required to be funded by it hereunder, (b) has notified the Borrower, the Administrative Agent or any Lender in writing or has made a public statement to the effect that it does not intend or expect to comply with its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) as reasonably determined by the Administrative Agent has failed, within three Business Day after request by the Administrative Agent or the Borrower, to provide certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective loans and participations in then outstanding

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Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bail-In Action, (ii) become the subject of a proceeding under any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws effecting creditors’ rights generally, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Authority.

“Distribution Payments” means any cash distribution or dividend by the Borrower to its partners on, or in respect of any retirement, purchase, redemption, or other acquisition of, any Equity Interests.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“EBITDA” means, for the Borrower and its Subsidiaries on a Consolidated basis for any period, without duplication (a) Net Income for such period plus (b) to the extent deducted in determining Net Income, Interest Expense, taxes, depreciation, amortization and other noncash items for such period plus (c) any net increase (or minus any net decrease) in deferred revenue related to the satisfaction of any minimum revenue commitments by any contract counterparties plus (d) amounts received by the Borrower or any of its Subsidiaries (including the Holdco Entities but excluding any Excluded Subsidiary) as distributions from the Excluded Subsidiaries and any joint venture (including, without limitation, the JV Entities) directly or indirectly owned by the Borrower; provided that such distributed amounts included in the calculation of EBITDA for any period shall not exceed forty percent (40%) of EBITDA for the Borrower and its Subsidiaries on a Consolidated basis before including such distributed amounts for such period plus (e) transaction expenses directly related to the transactions hereunder plus (f) any charges or expenses (other than depreciation or amortization expense) directly incurred in connection with any Acquisition, Investment or disposition permitted by this Agreement, in an aggregate amount not to exceed 5% of EBITDA (as shown on the consolidated and consolidating financial statements of the Borrower, its Subsidiaries and the Holdco Entities most recently delivered to the Administrative Agent in accordance with Section 5.06 but without giving effect to this clause (f) in such calculation) for any period. EBITDA shall be calculated for each period, on a pro forma basis, after giving effect to, without duplication, (x) any Acquisition or (y) any Capital Expansion Project (based on the percentage of completion of such Capital Expansion Project), in each case, occurring during each period commencing on the first day of such period to and including the date of such transaction or percentage of completion of such Capital Expansion Project to be included in EBITDA, as the case may be (the “Reference Period”) and, regardless of whether or not such acquired Property or Property under construction was operated during such Reference Period, as if such Acquisition or Capital Expansion Project (based on the percentage of completion of such Capital Expansion Project) occurred or was completed on the first day of the Reference Period. In making the calculation contemplated by the preceding sentence, EBITDA generated or to be generated by such acquired Person, by such acquired

9	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

Property or by such Property under construction (based on the percentage of completion of the applicable Capital Expansion Project) shall be determined in good faith by the Borrower based on reasonable assumptions; provided, however, that (A) at no one time may such pro forma adjustments to EBITDA for Capital Expansion Projects exceed twenty percent (20%) of the EBITDA for the Borrower and its Subsidiaries on a Consolidated basis prior to such adjustment, (B) no such pro forma adjustments shall be allowed unless, not less than thirty (30) days after the end of such period (or such shorter time period as the Administrative Agent may agree), the Administrative Agent shall have received such written documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, supporting such pro forma adjustments, and (C) such pro forma adjustments to EBITDA with respect to any Capital Expansion Project shall be reduced in future periods if such Capital Expansion Project is not completed by, or if the estimated date by which such construction to be completed is beyond, a date that is more than 90 days beyond the Scheduled Completion Date for such Capital Expansion Project, such reduction to be reflected in the next Compliance Certificate to be delivered to the Administrative Agent and the Lenders on or after the date such Capital Expansion Project is not so completed or it is determined that such Capital Expansion Project will not be so completed and to be in an amount equal to the product of (i) the applicable percentage reduction rate relating to the number of days of delay as set forth below and (ii) the amount of the pro forma EBITDA attributable to such Property:

Delay or estimated delay, whichever is greater	Applicable Percentage Reduction Rate

> 90 days but ≤ 180 days	25%

> 180 days but ≤ 270 days	50%

> 270 days but ≤ 365 days	75%

> 365 days	100%

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all of the conditions precedent set forth in Section 3.01 have been satisfied or waived in accordance with Section 9.01.

“Eligible Assignee” means any commercial bank or other financial institution approved by the Administrative Agent and, if no Default or Event of Default shall have occurred and be continuing, the Borrower, which approval in each case shall not be unreasonably withheld, delayed or conditioned and shall be deemed to have been given by the Borrower if the Borrower shall not have objected to such Eligible Assignee within ten (10) Business Days after notice thereof; provided, no Defaulting Lender nor any of its Affiliates shall be an Eligible Assignee; provided further, no natural Person (or a holding company, investment vehicle, trust for, or owned and operated for the benefit of, a natural Person) shall be an Eligible Assignee.

10	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Energy Policy Act” means the Energy Policy Act of 1992, Pub.L. No. 102-486, 106 Stat. 2776 (codified as amended in scattered sections of 15, 16, 25, 20, 42 U.S.C.).

“Environment” shall have the meaning set forth in CERCLA.

“Environmental Claim” means any third party (including any Governmental Authority) action, lawsuit, claim, demand, or proceeding, order, decree, consent agreement or written notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

“Environmental Law” means all Legal Requirements arising from, relating to, or in connection with the Environment, including without limitation CERCLA, or relating to: (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) the safety or health (as it relates to exposure to Hazardous Substances) of employees; or (c) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of, or exposure to, Hazardous Substances.

“Environmental Permit” means any permit, license, order, approval or other authorization under Environmental Law.

“EPA” means the United States Environmental Protection Agency.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time-to-time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the interest rate per annum reported by Bloomberg L.P. in its index of rates (or any successor to or substitute for such index, providing rate quotations comparable to those currently provided on such page of such index, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits in the approximate amount of such Eurodollar Rate Advance with a maturity comparable to such Interest Period for such Eurodollar Rate

11	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

Advance. In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Rate Advance for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to prime banks by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period. If the Eurodollar Rate determined as provided in this definition with respect to any Eurodollar Rate Advance for any Interest Period would be less than 0.00% per annum, then the Eurodollar Rate with respect to such Eurodollar Rate Advance for such Interest Period shall be deemed to be 0.00% per annum.

“Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.07(b).

“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 7.01.

“Excluded Pari Passu Hedging Obligations” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Obligations in respect of any Lender Hedging Agreement if, and solely to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Obligations in respect of any Lender Hedging Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Obligations in respect of any Lender Hedging Agreement. If any Obligations in respect of any Lender Hedging Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Obligations in respect of any Lender Hedging Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Property” means the Properties described on Schedule 1.01(c) attached hereto.

“Excluded Subsidiaries” means (a) each JV Entity, (b) any subsidiary of an Excluded Subsidiary so long as such subsidiary is identified in writing to the Administrative Agent, and (c) any newly-formed or acquired subsidiary that is identified in writing to the Administrative Agent as being established as an “Excluded Subsidiary”; provided that, the Borrower and its Subsidiaries may not establish or designate a subsidiary (“Proposed Excluded Subsidiary”) as an “Excluded Subsidiary” pursuant to the preceding clauses (b) or (c) unless (i) the Borrower or Subsidiary establishing or designating such Proposed Excluded Subsidiary owns less than all of the equity interests of such Proposed Excluded Subsidiary, (ii) such Proposed Excluded Subsidiary is not required to be a Guarantor under the terms of this Agreement, and (iii) no Default or Event of Default shall occur before and after giving effect to the establishment or designation of such Proposed Excluded Subsidiary and the related Investments therein. Excluded Subsidiaries will be treated in the financial statements of the Borrower and its Subsidiaries in accordance with Section 1.03(b).

12	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Excluded Taxes” has the meaning specified in Section 2.12(a).

“Existing Commitments” has the meaning specified in Section 2.18(a).

“Existing Credit Documents” has the meaning specified in the recitals hereto.

“Existing Indebtedness” has the meaning specified in the recitals hereto.

“Existing Lenders” has the meaning specified in the recitals hereto.

“Existing Security Documents” has the meaning specified in the recitals hereto.

“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

“Extended Commitments” has the meaning specified in Section 2.18(a).

“Extending Lenders” has the meaning specified in Section 2.18(b).

“Extension Amendment” has the meaning specified in Section 2.18(d).

“Extension Confirmation Date” has the meaning specified in Section 2.18(b).

“Extension Effective Date” has the meaning specified in Section 2.18(b).

“Extension Request” has the meaning specified in Section 2.18(a).

“FATCA” means the Foreign Account Tax Compliance Act of 2009, Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it, with the consent of the Borrower, which consent shall not be unreasonably withheld; provided, if the Federal Funds Rate determined as provided in this definition for any period would be less than 0.00% per annum, then the Federal Funds Rate for such period shall be deemed to be 0.00% per annum.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” has the meaning specified in Section 2.06(b).

“FERC” means the Federal Energy Regulatory Commission or any of its successors.

“Final Maturity Date” means the Initial Maturity Date, and, with respect to any Extending Lender, as such may be extended by such Lender pursuant to Section 2.18.

13	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Finance Corp” means Holly Energy Finance Corp., a Delaware corporation.

“Financial Statements” means the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2017, and the related unaudited consolidated statements of income, operations, changes in partners’ capital, retained earnings, and cash flows of the Borrower and its consolidated Subsidiaries for the three months then ended, copies of which have been delivered to the Administrative Agent and the Lenders.

“Fitch” means Fitch, Inc.

“Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004, (v) the Biggert-Waters Flood Insurance Reform Act of 2012, and (vi) the Homeowner Flood Insurance Affordability Act of 2014 and the regulations issued in connection therewith by the Office of the Controller of the Currency, the Federal Reserve Board and other Governmental Authorities, each as it may be amended, reformed or otherwise modified from time to time.

“Frontier JV” means Frontier Aspen LLC, a Delaware limited liability company, or another joint venture which owns the Frontier Pipeline.

“Frontier JV Holdco” means one or more direct or indirect Subsidiaries of the Ultimate General Partner which hold the Ultimate General Partner’s Equity Interests in the Frontier JV. As of the Effective Date, the Frontier JV Holdco is HEP Casper SLC LLC, a Delaware limited liability company.

“Frontier Pipeline” means the approximately 289 mile pipeline system for the shipment of crude oil from Casper, WY to Frontier Station, UT.

“Funded Debt” of any Person means (a) Debt of such Person as described in clauses (a), (b), (d) and (e) of the definition of “Debt” in this Section 1.01 and (b) Debt of such Person as described in clauses (h) and (i) of the definition of “Debt” in this Section 1.01 but only with respect to the indebtedness referred to in clauses (a), (b), (d) and (e) of such definition.

“Future JV” means a joint venture formed by a Future JV Holdco and one or more third parties after the date of this Agreement in accordance with Section 6.06(g) or Section 6.06(l), as applicable.

“Future JV Holdco” means any direct or indirect Subsidiary of the Ultimate General Partner formed to hold an Equity Interest in a Future JV pursuant to an Investment made in accordance with Section 6.06(g) or Section 6.06(l), as applicable.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

“General Partner” means HEP Logistics Holdings, L.P., a Delaware limited partnership, the sole general partner of the Borrower.

“Governmental Authority” means any foreign governmental authority (including any supra national bodies such as the European Union or the European Central Bank), the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Lender, the Borrower, any Guarantor or any of their respective Properties.

14	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Guarantor” means, as of the date of this Agreement, each of the Persons listed on Schedule 1.01(d), and thereafter, (a) each of the present and future direct and indirect Material Subsidiaries of the Borrower other than the Excluded Subsidiaries but including each Holdco Entity, and (b) each direct obligor or guarantor of Permitted Note Debt. “Guarantors” means all such guarantors collectively.

“Guaranty” means the Second Amended and Restated Guaranty executed by each Guarantor, in substantially the form of the attached Exhibit D, as such may be amended from time to time in accordance with its terms.

“Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, Hydrocarbons, radionuclides, wastes and radioactive materials.

“Holdco Entity” means each of UNEV JV Parent/Holdco, Cheyenne JV Holdco, Frontier JV Holdco, Osage JV Holdco, SLC JV Holdco, and any Future JV Holdco. “Holdco Entities” means each Holdco Entity collectively.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“Indemnified Liabilities” has the meaning set forth in Section 9.07.

“Initial Maturity Date” means July 27, 2022.

“Interest Coverage Ratio” means, for the Borrower and its Subsidiaries on a Consolidated basis, as of the end of any fiscal quarter, the ratio of (a) EBITDA for the four-fiscal quarter period then ended to (b) Interest Expense for the four-fiscal quarter period then ended. To the extent that the EBITDA included in the calculation of the Interest Coverage Ratio for any period shall include pro forma amounts in connection with the Acquisition of any Person during such period, and in connection with such Acquisition any Debt is incurred or assumed by the Borrower or any of its Subsidiaries, then Interest Expense shall also include pro forma amounts with respect to the Debt so incurred or assumed for such four-fiscal quarter period then ended.

“Interest Expense” means, for a Person and its Subsidiaries determined on a Consolidated basis, for any period, the total interest, letter of credit fees, and other fees incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, all as determined in conformity with GAAP.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Alternate Base Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below or by Section 2.02 and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below or by Section 2.02. The duration of each such Interest Period shall be one, two, three or six months, or if available to all Lenders, 7 days, 14 days or nine months, in each case as the Borrower may, upon notice received by the Administrative Agent

15	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

“Intermediate Products” means crude oil, gas oil, diesel, kerosene, casinghead, naphtha, normal butane and isobutene, and other similar products.

“Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act, Chapter 104, 24 Stat. 379 (codified as amended in scattered sections of 49 U.S.C.).

“Interstate Pipelines” has the meaning set forth in Section 4.18(a).

“Investment” has the meaning set forth in Section 6.06.

“Investment Grade Date” means the first date on which (a) at least two of S&P, Moody’s and Fitch first maintain an Investment Grade Rating and (b) the Borrower notifies the Administrative Agent in writing of such Investment Grade Rating.

“Investment Grade Rating” means a rating maintained with respect to Borrower’s senior unsecured indebtedness equal to or more favorable than (x) Baa3 (or then equivalent grade) or better from Moody’s, (y) BBB- (or then equivalent grade) or better from S&P or (z) BBB- (or then equivalent grade) or better from Fitch, in each such case with a stable or better outlook.

“Issuing Bank” means Wells Fargo or any other Lender reasonably acceptable to the Administrative Agent and Borrower that agrees in writing to be an Issuing Bank and that issues a Letter of Credit hereunder, and any successor issuing bank pursuant to Section 8.06.

“JV Entity” means each of UNEV JV, Cheyenne JV, Frontier JV, Osage JV, SLC JV and any Future JV. “JV Entities” means each JV Entity, collectively.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U and X.

“Lender” means a party to this Agreement that (a) is an Existing Lender or a financial institution that became a party hereto as a lender on the date hereof, or (b) is an Eligible Assignee or an Approved Affiliate that became a party hereto pursuant to Sections 2.14, 2.15 or 9.06.

“Lender Hedging Agreement” means (a) a Swap Contract between the Borrower, any Guarantor or any of their Subsidiaries and a counterparty that, at the time that such Swap Contract was entered into, was a Lender or an Affiliate of a Lender; and (b) a Swap Contract between the Borrower, any Guarantor

16	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

or any of their Subsidiaries and a counterparty which Swap Contract is in existence at the time such counterparty (or an Affiliate thereof) becomes a Lender; provided that any transaction or confirmation under any Swap Contract entered into (i) after such swap counterparty ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by such swap counterparty to another swap counterparty that is not a Lender or an Affiliate of a Lender shall not constitute a Lender Hedging Agreement. In addition, for the avoidance of doubt, all Swap Contracts in existence on the Effective Date between the Borrower, any Guarantor or any of their Subsidiaries and any Lender or any Affiliate of a Lender shall constitute Lender Hedging Agreements.

“Letter of Credit” means, individually, any letter of credit issued by an Issuing Bank which is subject to this Agreement and “Letters of Credit” means all such letters of credit collectively.

“Letter of Credit Application” means an Issuing Bank’s standard form letter of credit application for a standby letter of credit which has been executed by the Borrower and accepted by the applicable Issuing Bank in connection with the issuance of a Letter of Credit.

“Letter of Credit Commitment” means, as to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower or one or more of its Subsidiaries from time to time in an aggregate amount equal to (a) for Wells Fargo Bank, National Association, $50,000,000 and (b) for any other Issuing Bank becoming an Issuing Bank after the Effective Date, such amount as separately agreed to in a written agreement between the Borrower and such Issuing Bank (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Effective Date in a written agreement between the Borrower and such Issuing Bank (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the Letter of Credit Commitment with respect to any Person that ceases to be an Issuing Bank for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time, plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.

“Letter of Credit Sublimit” means, as of the Effective Date, $50,000,000; provided, the Borrower may elect to increase the Letter of Credit Sublimit up to an amount equal to the lesser of (a) an amount equal to the aggregate Letter of Credit Commitments and (b) $150,000,000.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

“Liquid Investments” means (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States

17	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

having maturities of not more than twenty-four (24) months from the date of acquisition; (b) corporate and bank debt of an issuer rated at least A- (or then equivalent grade) by S&P or A3 (or then equivalent grade) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; (c) interest bearing deposit and money market accounts, certificates of deposit, time deposits, Eurodollar time deposits, or bankers’ acceptances, having in each case a tenor of not more than twenty-four (24) months from the date of acquisition, issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the United States having combined capital and surplus of not less than $500,000,000; (d) taxable or tax-exempt commercial paper of an issuer rated at least A-2 (or then equivalent grade) by S&P or P-2 (or then equivalent grade) by Moody’s at the time of acquisition, or guaranteed by a letter of credit issued by a financial institution meeting the requirements in clause (c) above and in either case having a tenor of not more than 270 days; (e) taxable and tax-exempt municipal securities rated at least A- (or then equivalent grade) by S&P or A3 (or then equivalent grade) by Moody’s, having maturities of not more than twenty-four (24) months from the date of acquisition; (f) repurchase agreements relating to any of the investments listed in clauses (a) through (e) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A- (or then equivalent grade) by S&P or A3 (or then equivalent grade) by Moody’s at the time of acquisition; (g) asset-backed securities having as the underlying asset securities issued or guaranteed by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association rated at least A- (or then equivalent grade) by S&P or A3 (or then equivalent grade) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; (h) money market mutual or similar funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above; and (i) any other investments permitted by the Borrower’s investment policy, as such investment policy may be modified from time to time after the Effective Date, that have been approved by the Administrative Agent in its sole discretion.

“Loan Parties” means, collectively, the Borrower and each Guarantor, and “Loan Party” means any one of the foregoing.

“Majority Lenders” means, at any time, Lenders holding at least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Notes held by the Lenders and the Letter of Credit Exposure of the Lenders at such time; provided that if no such principal amount or Letter of Credit Exposure is then outstanding, “Majority Lenders” shall mean Lenders having at least fifty-one percent (51%) of the aggregate amount of the Commitments at such time. For purposes of this Agreement and the other Credit Documents, Defaulting Lenders shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition, operations or properties of (i) the Borrower and its Subsidiaries, taken as a whole, or (ii) the Parent, the General Partner, the Ultimate General Partner and their respective Subsidiaries (other than the Borrower and its Subsidiaries), taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform its or their, as applicable, obligations under any Credit Document to which it is a party, or (c) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Lenders or the Administrative Agent under any of the Credit Documents.

“Material Collateral Threshold” means assets which in the aggregate represent less than ten percent (10%) of Borrower’s Consolidated (excluding Excluded Subsidiaries) Net Tangible Assets and less than ten percent (10%) of Borrower’s Consolidated (excluding Excluded Subsidiaries) EBITDA.

18	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Material Contracts” means, collectively, any material documents, agreements or instruments (a) to which the Borrower or any of its Subsidiaries or any Guarantor is a party, (b) which are not cancelable by such party upon notice of thirty (30) days or less without liability for further payment other than nominal penalty and (c) which, if terminated or cancelled, could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means a direct or indirect Subsidiary of the Borrower which individually or in aggregate represent more than ten percent (10%) of Borrower’s Consolidated (excluding Excluded Subsidiaries and their subsidiaries) Net Tangible Assets or more than ten percent (10%) of Borrower’s Consolidated (excluding Excluded Subsidiaries and their subsidiaries) EBITDA, and “Material Subsidiaries” means all such Material Subsidiaries collectively.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, each of the mortgages or deeds of trust executed by the Borrower, any Guarantor or any of their Subsidiaries in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders and Affiliates of Lenders with respect to Banking Service Obligations and counterparties to Lender Hedging Agreements or any amendments thereto in substantially the form of the attached Exhibit E or such other form reasonably acceptable to the Administrative Agent and the mortgagor party thereto, as the same may be amended, modified or supplemented from time-to-time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Navajo Refining” means HollyFrontier Navajo Refining LLC, a Delaware limited liability company formerly known as Navajo Refining Company, L.L.C. and the successor in interest to Navajo Refining Company, L.P.

“Net Income” means, for any period for which such amount is being determined, the Consolidated net income of a Person and its Subsidiaries, as determined in accordance with GAAP consistently applied, excluding, however, any net gain or loss from extraordinary or non-recurring items, including but not limited to any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets other than in the ordinary course of business.

“Net Tangible Assets” means, the total assets of a Person, minus (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) current maturities of long-term debt) and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal quarter, prepared in accordance with GAAP.

“New Lender Agreement” means a New Lender Agreement, substantially in the form of the attached Exhibit F or such other form, including, without limitation, an amendment to this Agreement, reasonably acceptable to the Administrative Agent, among the Borrower, the Administrative Agent, and a new financial institution making a Commitment pursuant to Section 2.14 of this Agreement.

“Non-Consenting Lender” has the meaning specified in Section 9.01.

19	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Non-Extending Lender” has the meaning specified in Section 2.18(b).

“Non-U.S. Lender” has the meaning specified in Section 2.12(c).

“Note” means, if any, a promissory note of the Borrower payable to any Lender, in substantially the form of the attached Exhibit G or other form reasonably acceptable to the Administrative Agent and such Lender, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Notice of Borrowing” means a notice of borrowing in substantially the form of the attached Exhibit H or such other form reasonably acceptable to the Administrative Agent, in each case signed by a Responsible Officer.

“Notice of Conversion or Continuation” means a notice of conversion or continuation in substantially the form of the attached Exhibit I or such other form reasonably acceptable to the Administrative Agent, in each case signed by a Responsible Officer.

“Obligations” means (a) the principal, interest, fees, Letter of Credit commissions, charges, expenses, attorneys’ fees and disbursements, indemnities and any other amounts payable by any Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under the Credit Documents, including without limitation, the Letter of Credit Obligations and (b) any amount in respect to any of the foregoing that the Administrative Agent, any Issuing Bank or any Lender, in its sole discretion, elects to pay or advance on behalf of any Loan Party after the occurrence and during the continuance of an Event of Default. In addition, all references to the “Obligations” in the Security Documents and in Sections 2.16, 7.05, 8.03 and 9.21 of this Agreement shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations of any Loan Party (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any counterparty to a Lender Hedging Agreement pursuant to such Lender Hedging Agreement (including guarantees thereof) or to any Lender or any Affiliate of a Lender with respect to Banking Service Obligations; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Pari Passu Hedging Obligations of such Guarantor shall in any event be excluded from “Obligations” owing by such Guarantor. It is expressly agreed that Excluded Pari Passu Hedging Obligations shall not be treated as Obligations for purposes of the provisions for acceleration in Article VII and for adjustments and set-off in Section 7.05.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Omnibus Agreement” means that certain Seventeenth Amended and Restated Omnibus Agreement dated as of January 18, 2017, effective January 1, 2017, by and among the Parent, the Borrower and the other Holly Entities (as defined therein) party thereto, and the other Partnership Entities (as defined therein) party thereto, as amended, modified or supplemented from time to time in accordance with Section 6.09.

“Operating” means Holly Energy Partners-Operating, L.P., a Delaware limited partnership.

“Operating GP” means HEP Logistics GP, L.L.C., a Delaware limited liability company, the general partner of Operating.

“Osage JV” means Osage Pipe Line Company LLC, a Delaware limited liability company, or other joint venture which owns the Osage Pipeline.

20	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Osage JV Holdco” means one or more direct or indirect Subsidiaries of the Ultimate General Partner which hold the Ultimate General Partner’s Equity Interests in the Osage JV. As of the Effective Date, the Osage JV Holdco is El Dorado Osage LLC, a Delaware limited liability company.

“Osage Pipeline” means the approximately 130-mile pipeline system for the shipment of crude oil from Cushing, OK to El Dorado, KS.

“Other Taxes” has the meaning specified in Section 2.12(a).

“Parent” means HollyFrontier Corporation, a Delaware corporation, formerly known as Holly Corporation and successor by merger with Frontier Oil Corporation.

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. dated as of July 13, 2004 among the General Partner, the Parent and the other limited partners party thereto, as amended by Amendment No. 1 dated as of February 28, 2005, Amendment No. 2 dated as of July 6, 2005, Amendment No. 3 dated as of April 11, 2008, Amendment No. 4 dated as of January 16, 2013, Amendment No. 5 dated as of June 13, 2016, and as the same may be amended, modified or supplemented in accordance with the terms of Section 6.09.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Holders” means (a) Lamar Norsworthy, David Norsworthy, Nona Barrett, Betty Regard, Margaret Simmons and Suzanne Bartolucci, (b) the parents, spouses, children and other lineal descendants of any Person listed in clause (a), and (c) any estate or any trust established for the benefit of any one or more of the Persons described in clauses (a) and (b).

“Permitted Liens” has the meaning set forth in Section 6.01.

“Permitted Note Debt” means (i) the 6% senior notes due August 1, 2024 issued by the Borrower and Finance Corp and (ii) Debt in connection with unsecured senior notes issued by the Borrower, Finance Corp or any of their wholly owned Subsidiaries; provided that with respect to senior notes described in clause (ii) above (a) after giving effect to the issuance of such notes, there would be no Default under this Agreement, (b) such notes’ scheduled maturity is no earlier than three months after the Final Maturity Date, (c) the weighted average life of such notes is greater than the weighted average life of the principal amount of the Obligations, and (d) no indenture or other agreement governing such notes contains financial maintenance covenants or other covenants or events of default that are materially more restrictive on the Borrower or any of its Subsidiaries than those contained in this Agreement or in the existing note documents related to the senior notes described in clause (i) above.

“Person” means an individual, partnership, corporation (including a business trust), limited liability partnership, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Pipeline Systems” means (a) the Refined Products pipelines, crude and gathering lines and the Intermediate Products pipelines that are owned or leased by Borrower or any of its Subsidiaries and that are used by Borrower and its Subsidiaries in the Business, and (b) any other pipelines owned or leased by the Borrower or any Subsidiary of the Borrower that are used in the Business.

21	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Pipelines and Terminals Agreement” means:

(i) Amended and Restated Master Systems Operating Agreement, effective February 22, 2016, by and among the Borrower, Parent, Operating and certain subsidiaries of Parent;

(ii) Amended and Restated Operating Agreement (Woods Cross), effective February 1, 2017, by and between Operating and HollyFrontier Woods Cross Refining LLC;

(iii) Gas Transportation Agreement between Navajo Refining and Operating dated March 1, 2009, as amended by that certain Amendment to Gas Transportation Agreement dated May 1, 2009;

(iv) Amended and Restated Master Tolling Agreement (Operating Assets) among HollyFrontier El Dorado Refining LLC, HollyFrontier Woods Cross Refining LLC and Operating dated November 1, 2016, as amended by Amendment to Amended and Restated Master Tolling Agreement (Operating Assets) dated January 1, 2017;

(v) Master Tolling Agreement (Refinery Assets) among HollyFrontier El Dorado Refining LLC, Parent, Operating and Borrower dated November 5, 2015, as amended by Amendment to Master Tolling Agreement (Refinery Assets) dated January 1, 2017;

(vi) Third Amended and Restated Master Throughput Agreement between HollyFrontier Refining & Marketing LLC and Operating dated January 1, 2017;

(vii) Third Amended and Restated Crude Pipelines and Tankage Agreement among HollyFrontier Woods Cross Refining LLC, HollyFrontier Refining & Marketing LLC, Navajo Refining, HEP Pipeline, L.L.C., HEP Woods Cross, L.L.C. and Operating dated March 12, 2015;

(viii) Amended and Restated Intermediate Pipelines Agreement between Parent and Navajo Refining and the Borrower, Operating, HEP Pipeline, L.L.C., Lovington-Artesia, L.L.C., the General Partner, the Ultimate General Partner, and Operating GP dated June 1, 2009, as amended by Amendment to Amended and Restated Intermediate Pipelines Agreement dated December 1, 2010;

(ix) Second Amended and Restated Throughput Agreement (Tucson Terminal) between HollyFrontier Refining & Marketing LLC and HEP Refining, L.L.C. and Operating dated June 1, 2013;

(x) Tulsa Equipment and Throughput Agreement between HollyFrontier Tulsa Refining LLC and HEP Tulsa LLC dated August 1, 2009, as amended by Amendment to Tulsa Equipment and Throughput Agreement dated December 9, 2010; and

(xi) Second Amended and Restated Refined Products Pipeline and Terminals Agreement between HollyFrontier Refining & Marketing LLC and Operating dated February 22, 2016;

each, as amended, modified or supplemented from time to time in accordance with Section 6.09.

“Plan” means an employee benefit plan maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

22	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Pledge Agreement” means a Second Amended and Restated Pledge Agreement among the Borrower, any applicable Guarantor and the Administrative Agent in substantially the form of the attached Exhibit J, as it may be amended, modified or supplemented from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal U.S. office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are not priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Prior Credit Agreement” has the meaning specified in the recitals hereto.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Pro Rata Share” means, at any time with respect to any Lender with a Commitment, either (a) the ratio (expressed as a percentage) of such Lender’s Commitment at such time to the aggregate Commitments at such time or (b) if such Lender’s Commitment has been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Advances plus such Lender’s Letter of Credit Exposure at such time to the sum of the outstanding Advances plus the Letter of Credit Exposure of all the Lenders at such time.

“Qualified ECP Guarantor” means in respect of any Lender Hedging Agreement, each Loan Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Lender Hedging Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries which exceeds $50,000,000.

“Qualifying Acquisition Period” means, upon Borrower’s election pursuant to written notice by the Borrower to the Administrative Agent within thirty (30) days after the consummation of a Qualifying Acquisition, (a) the fiscal quarter during which the Borrower or any of its Subsidiaries consummates such Qualifying Acquisition and (b) the two fiscal quarters immediately following the fiscal quarter described in clause (a); provided, however, that (i) no more than one Qualifying Acquisition Period may be in effect at any one time, (ii) no Qualifying Acquisition Period may become effective if the Borrower fails to timely elect such Qualifying Acquisition Period, and (iii) no more than one Qualifying Acquisition Period may be elected with respect to any particular Qualifying Acquisition.

“Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, asphalt and asphalt products, and other products refined, separated, fractionated, settled and dehydrated from any Hydrocarbon or other petroleum products.

“Register” has the meaning set forth in paragraph (c) of Section 9.06.

23	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Regulations D, T, U, and X” means Regulations D, T, U, and X of the Federal Reserve Board, as each of the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” means all of the obligations of the Borrower and the Guarantors to reimburse an Issuing Bank for amounts paid by such Issuing Bank under Letters of Credit as established by the Letter of Credit Applications and Section 2.13(d).

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means the Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President, any Vice President, Treasurer or Assistant Treasurer of the Ultimate General Partner, General Partner or Borrower, as applicable.

“Restricted Debt Payment” has the meaning set forth in clause (b) of the definition of “Restricted Payment”.

“Restricted Payment” means (a) the making by the Borrower of any direct or indirect dividends or other distributions (in cash, Property, or otherwise), on or in respect of, or any direct or indirect payment of any kind or character in consideration for or otherwise in connection with any retirement, purchase, redemption, or other acquisition of, any Equity Interests of the Borrower, other than dividends or distributions payable in the Borrower’s Equity Interest, (b) the making by the Borrower, any of its Subsidiaries or any Holdco Entity of any principal or interest payments (in cash, Property or otherwise) on, or redemptions of, any subordinated debt of the Borrower or any of its Subsidiaries (Restricted Payments described in this clause (b), each a “Restricted Debt Payment”), or (c) the making by any Holdco Entity that is not a Subsidiary of the Borrower of any direct or indirect dividends or other distributions (in cash, Property, or otherwise), on or in respect of, or any direct or indirect payment of any kind or character in consideration for or otherwise in connection with any retirement, purchase, redemption, or other acquisition of, any Equity Interests of such Holdco Entity, other than dividends or distributions payable in such Holdco Entity’s Equity Interest or on account of any net profits interest, net working capital adjustment or any earn-out payments in connection with any Investment permitted pursuant to Section 6.06.

“Revolver Termination Date” means the earlier of (a) the Final Maturity Date and (b) the acceleration of the maturity of the Advances and the termination of the Lender’s obligations to provide Advances pursuant to Article VII.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” has the meaning specified in Section 4.25(a).

“Sanctioned Person” has the meaning specified in Section 4.25(a).

“Sanctions” means any comprehensive economic or financial sanctions or trade embargoes enacted, administered, imposed or enforced by the U.S. government, including those administered by OFAC or the U.S. Department of State.

24	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“Scheduled Completion Date” means, with respect to any Capital Expansion Project, the date indicated as the Borrower’s or any Subsidiary’s good faith estimate of the scheduled date of the completion of such Capital Expansion Project in the first Compliance Certificate delivered to the Administrative Agent and the Lenders pursuant to Sections 5.06(b) or 5.06(c) which includes the first calculation of pro forma EBITDA for such Capital Expansion Project.

“SEC” means the United States Securities and Exchange Commission.

“Security Agreement” means a Second Amended and Restated Security Agreement among the Borrower, the Guarantors and the Administrative Agent in substantially the form of the attached Exhibit K, as it may be amended, modified or supplemented from time to time.

“Security Documents” means, collectively, (a) the Pledge Agreement, (b) the Security Agreement, (c) the Mortgages, (d) each other agreement, amendment, supplement, acknowledgement, instrument or other document executed at any time in connection with the Pledge Agreement, the Security Agreement or the Mortgages, and (e) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

“Senior Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, without duplication, as of the end of any fiscal quarter, the Funded Debt for the Borrower and its Subsidiaries on a Consolidated basis minus any unsecured Funded Debt, in each case as of the end of such fiscal quarter.

“Senior Leverage Ratio” means, for the Borrower and its Subsidiaries on a Consolidated basis, as of the end of any fiscal quarter, the ratio of (a) Senior Debt for the Borrower and its Subsidiaries on a Consolidated basis as of the end of such fiscal quarter to (b) EBITDA for the four-fiscal quarter period then ended.

“SLC JV” means SLC Pipeline LLC, a Delaware limited liability company, or other joint venture which owns the SLC Pipeline.

“SLC JV Holdco” means one or more direct or indirect Subsidiaries of the Ultimate General Partner which hold indirectly or directly the Ultimate General Partner’s Equity Interests in SLC JV. As of the Effective Date, the SLC JV Holdco is HEP SLC, LLC, a Delaware limited liability company.

“SLC Pipeline” means the 95-mile intrastate pipeline system for the shipment of crude oil from Wyoming and Utah into the Salt Lake City, Utah area.

“Specified Amendment” has the meaning assigned to such term in Section 2.18(d).

“Specified Deposit Account” means each deposit account of the Borrower and its Subsidiaries, other than (a) accounts for which all or substantially all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries, (b) fiduciary accounts, (c) to the extent necessary or desirable to comply with the terms of a binding purchase agreement, escrow accounts holding amounts on deposit in connection with a binding purchase agreement to the extent that and for so long as such amounts are refundable to the buyer, (d) “zero balance” accounts, (e) accounts used solely to maintain the proceeds from a public equity offering by the Borrower or the proceeds from the issuance of any Permitted Note Debt after the Effective Date, and (f) other accounts so long as the aggregate average daily maximum balance in any such other account over a 30-day period does not at any time exceed $500,000; provided that the aggregate daily maximum balance for all such bank accounts excluded pursuant to this clause (f) on any day shall not exceed $2,500,000.

25	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“State Pipeline Regulatory Agencies” means, collectively, the Railroad Commission of Texas, the New Mexico Public Regulation Commission, the Idaho Public Utilities Commission, any similar Governmental Authorities in other jurisdictions, and any successor Governmental Authorities of any of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person; provided that, for purposes of this Agreement and the other Credit Documents, the Excluded Subsidiaries shall not be considered Subsidiaries of the Borrower and shall be accounted for in the financial statements of the Borrower and its Subsidiaries in accordance with Section 1.03(b).

“Swap Contract” means (a) any and all interest rate swap transactions, interest rate protection agreements, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) any other derivative agreement or other similar agreement or arrangement, in each case, including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” has the meaning specified in Section 2.12(a).

“Terminals” means, collectively, (a) the Refined Products terminals and the Intermediate Products terminals owned in whole or in part by the Borrower or any of its Subsidiaries that are used in the Business and are integrated with the Pipeline Systems or serve third-party common carrier pipelines or a third-party, and (b) any other terminals, tankage, truck loading racks and loading racks owned or leased by the Borrower or any of its Subsidiaries that are used in the Business.

“Termination Event” means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Texas Intrastate Pipelines” has the meaning set forth in Section 4.18(b).

“Third Party Consent Limitation” shall mean that if, any right of way, easement, lease or sublease, servitude, permit, license, or other instrument granting Borrower or any Subsidiary or applicable Holdco Entity a possessory right to use or occupy any real property owned by a third party prohibits or

26	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

requires the consent of such third party as a condition to the creation of any security interest in or Mortgage on Borrower’s or the applicable Subsidiary’s or applicable Holdco Entity’s interest in such instrument, whether expressly within such instrument or by operation of law, and such consent has not been obtained, then Borrower or the applicable Subsidiary or applicable Holdco Entity shall not be deemed to have granted, nor be required to grant, a security interest in or Mortgage on and to Borrower’s or the applicable Subsidiary’s or applicable Holdco Entity’s interest in such instrument; provided, that, if at any time the grant of a security interest in or Mortgage on any such instrument shall no longer be prohibited or consent to the creation of a security interest or Mortgage therein has been obtained, then Borrower or the applicable Subsidiary or applicable Holdco Entity shall at such time be deemed to have granted a security interest in or Mortgage on such instrument; provided further, that, unless and until the consent to the creation of security interest is obtained, Borrower or the applicable Subsidiary or applicable Holdco Entity shall, to the extent it may do so at law or pursuant to the provisions of the applicable instrument, hold all benefit to be derived from such instruments in trust for the Administrative Agent as additional security for payment of the obligations described therein as being secured thereby; provided, further, that in the case of any such instrument that is material to the business of Borrower or the applicable Subsidiary or applicable Holdco Entity, it will use commercially reasonable efforts to obtain the necessary third-party consent to the granting of the security interest or Mortgage (but be required to use such commercially reasonable efforts for a period of 90 days following the granting of a Mortgage on related instruments for the same Pipeline System or Terminal asset(s)), and upon obtaining such consent, the instrument will constitute Collateral; and provided, further, that in no event, regardless of whether any such instrument permits or prohibits the granting of a security interest in or Mortgage on such instrument, will Borrower or any applicable Subsidiary or any applicable Holdco Entity be required to obtain any consent from the counter-party to such instrument that would permit in advance the assignment of any such instrument following or in connection with a foreclosure or similar action by Administrative Agent on its security interest in or Mortgage on such instrument.

“Total Leverage Ratio” means, for the Borrower and its Subsidiaries on a Consolidated basis, as of the end of any fiscal quarter, the ratio of (a) Funded Debt for the Borrower and its Subsidiaries on a Consolidated basis as of the end of such fiscal quarter minus unrestricted cash and Liquid Investments of the Borrower and its Subsidiaries on such date in an aggregate amount not to exceed $35,000,000 to (b) EBITDA for the four-fiscal quarter period then ended.

“Type” has the meaning set forth in Section 1.04.

“UCC” means the “Uniform Commercial Code” as the same may be in effect, from time to time, in any state in which attachment, perfection, or priority of a security interest in Collateral is governed by the law of such state.

“Ultimate General Partner” means Holly Logistic Services, L.L.C., a Delaware limited liability company, the sole general partner of the General Partner.

“UNEV JV” means UNEV Pipeline LLC, a Delaware limited liability company, or other joint venture which owns the UNEV Pipeline.

“UNEV JV Parent/Holdco” means one or more direct or indirect Subsidiaries of the Ultimate General Partner which hold indirectly or directly the Ultimate General Partner’s Equity Interests in UNEV JV. As of the Effective Date, the UNEV JV Parent/Holdco consists of (a) HEP UNEV Holdings LLC, a Delaware limited liability company and a direct Subsidiary of the Borrower, and (b) HEP UNEV Pipeline LLC, a Delaware limited liability company and an indirect Subsidiary of the Borrower.

27	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

“UNEV Pipeline” means the approximately 400-mile Refined Products pipeline from Salt Lake City, Utah to Las Vegas, Nevada.

“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated, including any Obligation that is: (a) an obligation to reimburse an Issuing Bank for drawings not yet made under a Letter of Credit issued by it for which funds in such amount as required hereby have been deposited in the Cash Collateral Account; (b) any other obligation (including any guarantee) that is contingent in nature; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“USA Patriot Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Computation of Time Periods. In the Credit Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03. Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements).

(b) Unless otherwise indicated, all financial statements of the Borrower and its Subsidiaries (including the Holdco Entities), all calculations for compliance with covenants in this Agreement and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries (including the Holdco Entities) in accordance with GAAP and consistent with the principles applied in the preparation of the latest financial statements furnished to the Lenders hereunder which, prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements (it being understood that the Excluded Subsidiaries shall not be

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consolidated with the Borrower and its Subsidiaries (including the Holdco Entities) for purposes of calculating compliance with any financial covenants set forth in this Agreement but any amounts distributed by the Excluded Subsidiaries and any joint venture (including, without limitation, the JV Entities) directly or indirectly owned by the Borrower, any of its Subsidiaries or any Holdco Entity to the Borrower or any of its Subsidiaries (including the Holdco Entities but excluding any other Excluded Subsidiary) may be included in any such calculation to the extent such distributed amounts are so received by the Borrower and its Subsidiaries (including the Holdco Entities but excluding any other Excluded Subsidiary)).

(c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and, as applicable, the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; and provided further that if at any time any change in GAAP would require that operating leases entered into in the ordinary course of business be treated in a manner similar to capital leases under GAAP, all financial covenants, requirements and terms in this Agreement shall continue to be calculated or construed as if such change in GAAP had not occurred and no operating lease shall be treated as a Capital Lease for any purpose hereunder.

Section 1.04. Types of Advances and Borrowings. Advances are distinguished by “Type.” The “Type” of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Alternate Base Rate Advance.

Section 1.05. Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

ARTICLE II

CREDIT FACILITIES

Section 2.01. Making the Advances.

(a) Advances. Each Lender having a Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolver Termination Date in an aggregate outstanding amount up to but not to exceed at any time outstanding its Commitment, as such amount may be reduced pursuant to Section 2.03, 7.02, and 7.03 or increased pursuant to Section 2.14, as applicable; provided, however that the aggregate outstanding principal amount of all Advances plus the aggregate Letter of Credit Exposure shall not at any time exceed the aggregate Commitments.

(b) Generally. Each Borrowing shall, in the case of Borrowings consisting of Alternate Base Rate Advances, be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof (except any Borrowing of Alternate Base Rate Advances may be in an amount equal to the availability at such time), and in the case of Borrowings

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consisting of Eurodollar Rate Advances, be in an aggregate amount not less than $1,000,000 or in integral multiples of $500,000 in excess thereof, and in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Advances.

(c) Notes. If requested by any Lender, the indebtedness of the Borrower to such Lender resulting from the Advances owing to such Lender shall be evidenced by a Note of the Borrower payable to such Lender.

Section 2.02. Method of Borrowing.

(a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing or other written notice acceptable to the Administrative Agent specifying the information required herein (or by telephone notice promptly confirmed in writing by a Notice of Borrowing or, at the discretion of the Administrative Agent, by any other acceptable means), given not later than 11:00 a.m. (Dallas, Texas time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances or (ii) on the Business Day of the proposed Borrowing, in the case of a Borrowing comprised of Alternate Base Rate Advances, by the Borrower to the Administrative Agent, which shall in turn give to each Lender prompt notice of such proposed Borrowing by hand delivery, telecopier, telex, e-mail, or other electronic transmission. Each Notice of Borrowing or other written notice shall be given by hand delivery, telecopier, telex, e-mail, or other electronic transmission, confirmed in writing or by other acceptable means to the extent requested. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.07(b). Each Lender shall, before 12:00 p.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing. Subject to Section 2.02(e), after the Administrative Agent’s receipt of such funds and upon fulfillment (or waiver in writing) of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent or to any other account designated by the Borrower in writing.

(b) Conversions and Continuations. The Borrower may elect to Convert or continue any Borrowing under this Section 2.02 by delivering an irrevocable Notice of Conversion or Continuation or other written notice acceptable to the Administrative Agent specifying the information required therein to the Administrative Agent at the Administrative Agent’s office, no later than 11:00 a.m. (Dallas, Texas time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances and (ii) on the Business Day of the proposed conversion date in the case of a Conversion to a Borrowing comprised of Alternate Base Rate Advances. Each such Notice of Conversion or Continuation or other written notice shall be in writing (or by telephone notice promptly confirmed in writing by a Notice of Conversion or Continuation or, at the discretion of the Administrative Agent, by any other acceptable means), and shall be given by hand delivery, telecopier, telex, e-mail, or other electronic transmission, confirmed in writing or other acceptable means to the extent requested. Promptly after receipt of a Notice of Conversion or Continuation or other written notice under this Section, the Administrative Agent shall provide each Lender with a copy thereof and, in the

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case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances, notify each Lender of the applicable interest rate under Section 2.07(b).

(c) Certain Limitations. Notwithstanding anything in paragraphs 2.02(a) and 2.02(b) above:

(i) at no time shall there be more than ten (10) Interest Periods applicable to outstanding Eurodollar Rate Advances and the Borrower may not select Eurodollar Rate Advances for any Borrowing at any time that an Event of Default has occurred and is continuing;

(ii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, Conversion or continuation, notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent and the Borrower that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion or continuation shall be an Alternate Base Rate Advance;

(iii) if the Administrative Agent is unable to determine in good faith the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be an Alternate Base Rate Advance;

(iv) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent and the Borrower that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be an Alternate Base Rate Advance;

(v) if the Borrower delivers a Notice of Conversion or Continuation to the Administrative Agent but fails to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph 2.02(b) above, the Administrative Agent shall so notify the Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of such Borrowing as Eurodollar Rate Advances or, if an existing Advance, Converted into Eurodollar Rate Advances, in each case with an Interest Period equal to one month; and

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(vi) if the Borrower fails to deliver a Notice of Conversion or Continuation to the Administrative Agent with respect to any Eurodollar Rate Advance in accordance with Section 2.02(b)(i) hereof, such Eurodollar Rate Advances shall, at the end of the applicable Interest Period, be Converted into Alternate Base Rate Advances.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation, once delivered, shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, reasonable out-of-pocket cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article III that are not otherwise waived in writing, including, without limitation, any loss (including any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender shall not make available to the Administrative Agent such Lender’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

(f) Lenders’ Obligations Several. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

Section 2.03. Reduction of the Commitments.

(a) The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitment; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or in integral multiples of $500,000 in excess thereof. Each notice delivered by the Borrower pursuant to this Section 2.03 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower in connection with a refinancing or a sale may state that such notice is conditioned upon the effectiveness of other credit facilities or such sale

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agreement, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Except as provided in the immediately preceding sentence, any reduction and termination of the Commitments pursuant to this Section 2.03 shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments and the commitment fees provided for in Section 2.06(a) shall thereafter be computed on the basis of the Commitments as so reduced.

Section 2.04. Prepayment of Advances.

(a) Optional. The Borrower may prepay Advances, after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of Eurodollar Rate Advances, at least three Business Days’ or (ii) in case of Alternate Base Rate Advances, at least one Business Day’s, irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.03, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.03. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided, however, that each partial prepayment with respect to: (A) any Borrowing comprised of Alternate Base Rate Advances shall be made in an initial minimum aggregate principal amount of $500,000 and thereafter in $100,000 multiples in excess thereof and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a principal amount outstanding of at least $500,000 and (B) any Borrowing comprised of Eurodollar Rate Advances shall be made in an initial minimum aggregate principal amount of $1,000,000 and thereafter in $500,000 multiples in excess thereof and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a principal amount outstanding of at least $1,000,000. Full prepayments of any Borrowing are permitted without restriction of amounts. Each prepayment under this Section 2.04(a) shall be allocated between the Borrowings as determined by the Borrower.

(b) Mandatory.

(i) Advances Exceeding Commitments. On any date that the sum of the outstanding Advances plus the Letter of Credit Exposure exceeds the Commitments (including as a result of the reduction of Commitments pursuant to Section 2.03), the Borrower shall, to the extent of such excess, prepay to the Lenders on a pro rata basis the outstanding principal amount of the Advances or if all such Advances have been repaid, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount equal to such excess.

(ii) Accrued Interest. Each prepayment under this Section 2.04(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment.

(c) Illegality. If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it

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unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 11:00 a.m. (Dallas, Texas time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice prepay all of the Eurodollar Rate Advances made by such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (ii) such Lender shall simultaneously make an Alternate Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Lender, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Borrowings shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist; provided, that such Lender agrees to use reasonable efforts to designate a different Applicable Lending Office if the making of such designation would avoid such payment, and would not, in its reasonable judgment, be otherwise disadvantageous to such Lender.

(d) No Additional Right; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.04, and except as provided in Section 2.04(a), all notices given pursuant to this Section 2.04 shall be irrevocable and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.04 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

Section 2.05. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued interest thereon, on the Final Maturity Date or such earlier date pursuant to Section 7.02 or Section 7.03; provided, if pursuant to an extension of the Final Maturity Date pursuant to Section 2.18, Lenders shall have differing Final Maturity Dates, on each such Final Maturity Date Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders with such Final Maturity Date the outstanding principal amount of Advances, together with any accrued interest thereon, owing to such Lenders.

Section 2.06. Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the daily amount by which such Lender’s Commitment exceeds the sum of such Lender’s outstanding Advances plus its Pro Rata Share of the aggregate Letter of Credit Exposure, at a rate equal to the Applicable Margin for commitment fees from the date of this Agreement until the Revolver Termination Date. All commitment fees required hereunder shall be due and payable quarterly in arrears on the fifth (5th) Business Day following the last day of each March, June, September and December for the previous calendar quarter, commencing on October 6, 2017 and continuing thereafter through the Revolver Termination Date and on the Revolver Termination Date.

(b) Administrative Agent and Certain Arranger Fees. The Borrower agrees to pay to the Administrative Agent and to Wells Fargo Securities, LLC the fees described in the letter dated June 16, 2017 from the Administrative Agent and Wells Fargo Securities, LLC to the Borrower (the “Fee Letter”).

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(c) Letter of Credit Fees. The Borrower agrees to pay to, with respect to Letters of Credit issued hereunder, the following fees: (i) to the Administrative Agent for the pro rata benefit of the Lenders, a fee per annum for each Letter of Credit issued hereunder equal to the Applicable Margin for letter of credit fees on the face amount of such Letter of Credit, (ii) to the Administrative Agent, for each Issuing Bank, a per annum letter of credit fronting fee in an amount equal to the greater of (y) $500.00 and (z) 0.125% of the face amount of each Letter of Credit and (iii) to the applicable Issuing Bank any other fees agreed to in writing between the Borrower and such Issuing Bank. Each such fee shall be payable quarterly in arrears on the fifth (5th) Business Day following the last day of each March, June, September and December for the previous calendar quarter commencing on October 6, 2017, and on the Final Maturity Date.

(d) If any Lender shall become a Defaulting Lender, then, notwithstanding Sections 2.06(a) and 2.06(c) above and without prejudicing any right or remedy that the Borrower may have with respect to, on account of, arising from or relating to any event pursuant to which such Lender shall be a Defaulting Lender, no commitment fee or letter of credit fees shall accrue for the account of such Lender from and after the date upon which such Lender shall have become a Defaulting Lender; provided that the Borrower shall pay to each Non-Defaulting Lender that portion of any letter of credit fee otherwise payable to such Defaulting Lender that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.17(a)(iv).

Section 2.07. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a) Alternate Base Rate Advances. If such Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable in arrears on the fifth (5th) Business Day following the last day of each March, June, September and December for the previous calendar quarter, commencing on October 6, 2017 and on the date such Alternate Base Rate Advance shall be paid in full, provided that (i) upon the occurrence and during the continuance of any Event of Default under Section 7.01(a) or (e), such Advance and all interest thereon shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin plus two percent (2.00%) per annum, and (ii) all past due principal of such Advance (and, at the written request of Majority Lenders, all past due Obligations with respect to such Advance) shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin plus two percent (2.00%) per annum, in each case payable on written demand.

(b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period, and, in the case of Interest Periods of more than three months duration, on each day which occurs during such Interest Period at intervals of three months from the first day of such Interest Period, provided that (i) upon the occurrence and during the continuance of any Event of Default under Section 7.01(a) or (e), such Advance and all interest thereon shall bear interest at a rate per annum equal to the applicable Eurodollar Rate for such Advance plus the Applicable Margin plus two percent (2.00%) per annum, and (ii) all past due principal of such Advance (and, at the written request of Majority Lenders, all past due Obligations with respect to such Advance) shall bear interest at a rate per annum equal to the applicable Eurodollar Rate for such Advance plus the Applicable Margin plus two percent (2.00%) per annum, in each case payable on written demand.

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(c) Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower in writing through the Administrative Agent (such notice to include the detailed calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

(d) Usury Recapture.

(i) If, with respect to any Lender, the effective rate of interest contracted for under the Credit Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Credit Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Lender hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender under the Credit Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the “Lost Interest”) has been recaptured by such Lender.

(ii) If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Lender pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Lender the interest rates charged under Section 2.07 hereunder shall be retroactively increased such that the effective rate of interest under the Credit Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.

(iii) Notwithstanding the foregoing or any other term in this Agreement and the Credit Documents to the contrary, it is the intention of each Lender and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Maximum Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the loans made hereunder by such Lender or be refunded to the Borrower.

(e) Default Rate on Other Obligations. After the occurrence and during the continuance of any Event of Default under Section 7.01(a) or (e), all Obligations other than those described in Sections 2.07(a) and (b) shall bear interest at a rate per annum equal at all times to the otherwise applicable interest rate plus two percent (2.00%) per annum, payable on written demand.

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Section 2.08. Payments and Computations.

(a) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes (if any) not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent, in same day funds without deduction (except for deductions made pursuant to a Legal Requirement), set-off, or counterclaim of any kind and shall send notice of such payments to the Administrative Agent at 1000 Louisiana Street, 9th Floor, Houston, Texas 77002, Attention: Dalton Harris. The Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, or fees ratably (other than amounts payable solely to the Administrative Agent, the relevant Issuing Bank, or a specific Lender pursuant to Section 2.06(b), 2.06(c), 2.10, 2.11, 2.12, 2.13 8.05, 9.04 or 9.07) in accordance with each Lender’s Pro Rata Share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or any Issuing Bank to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) Computations. All computations of interest based on the Alternate Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate and of fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower shall not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.

Section 2.09. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances or Letter of Credit Obligations made by it in excess of its Pro Rata Share, as applicable, of payments on account of the Advances or Letter of Credit Obligations obtained by all the Lenders, such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be

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necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.09 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.10. Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, whether as a result of any payment pursuant to Section 2.04, the acceleration of the maturity of the Obligations pursuant to Article VII, or for any other reason or (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, within ten days of any written demand sent by any Lender to the Borrower through the Administrative Agent (which demand shall provide a statement explaining the amount and setting forth the computation of any such loss or expense), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 2.11. Increased Costs.

(a) Eurodollar Rate Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation occurring on or after the date of this Agreement (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations pursuant thereto and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, regardless of when enacted, adopted or issued) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase occurring on or after the date of this Agreement in the cost (other than costs attributable to the imposition of, or any change in the rate of, any Taxes or Excluded Taxes) to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time-to-time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), promptly pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, that, before making any such demand, (x) such Lender agrees to promptly notify the Borrower and to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in its reasonable judgment, be otherwise disadvantageous, and (y) such Lender is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under

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similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to any event referred to in the preceding clause (i) or (ii). A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(b) Capital Adequacy. If any Lender or Issuing Bank reasonably determines that its required compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority, including, without limitation, the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether or not having the force of law) and any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III (whether or not having the force of law), affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and that the amount of the capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend or such Issuing Bank’s commitment to issue the Letters of Credit and other commitments of this type, then, upon thirty days’ prior written notice by such Lender or Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall promptly pay to the Administrative Agent for the account of such Lender or Issuing Bank, as the case may be, from time-to-time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank, in light of the circumstances, to the extent that such Lender or Issuing Bank, as the case may be, (x) reasonably determines the increase in capital to be allocable to the existence of such Lender’s commitment to lend or such Issuing Bank’s commitment to issue the Letters of Credit under this Agreement and (y) is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or Issuing Bank has the right under such similar credit facilities to do so) with respect to such required compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority regarding capital requirements. A certificate as to the amounts showing in reasonable detail the calculation of the amounts submitted to the Borrower by such Lender or Issuing Bank shall be presumptively correct, absent manifest error.

(c) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, an Issuing Bank or (ii) impose on an Issuing Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to such Issuing Bank of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by such Issuing Bank’s reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by such Issuing Bank, the Borrower shall pay to the Administrative Agent for the account of such Issuing Bank, from time to time as specified by such Issuing Bank, additional amounts which shall be sufficient to compensate such Issuing Bank for such increased cost; provided that such Issuing Bank is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Issuing Bank has the right under such similar credit facilities to do so) with respect to any event referred to in the preceding clause (i) or (ii). A certificate as to such increased cost incurred by such Issuing Bank, as a result of any event mentioned in clause (i) or

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(ii) above, and detailing the calculation of such increased costs submitted by such Issuing Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.

(d) Limitation on Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.12. Taxes.

(a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and the Administrative Agent, (i) taxes imposed on its income, and franchise taxes and branch profits taxes imposed on it, by the United States of America, the jurisdiction under the laws of which such Lender, such Issuing Bank or the Administrative Agent (as the case may be) is organized, the jurisdiction in which its principal office or Applicable Lending Office is located, or any political subdivision of the foregoing, (ii) in the case of any Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15), any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure or inability (other than as a result of a change in law) to comply with Section 2.12(c), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a), and (iii) any United States withholding tax imposed by FATCA (all such taxes collectively referred to as “Excluded Taxes”, and all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than the Excluded Taxes being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender, any Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Lender, such Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes (if any), or the other Credit Documents (hereinafter referred to as “Other Taxes”).

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(b) Indemnification. THE BORROWER HEREBY INDEMNIFIES EACH LENDER, EACH ISSUING BANK, AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.12) PAID BY SUCH LENDER, SUCH ISSUING BANK, OR THE ADMINISTRATIVE AGENT, AS THE CASE MAY BE, AND ANY LIABILITY ARISING THEREFROM OR WITH RESPECT THERETO. EACH PAYMENT REQUIRED TO BE MADE BY THE BORROWER IN RESPECT OF THIS INDEMNIFICATION SHALL BE MADE TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF ANY PARTY CLAIMING SUCH INDEMNIFICATION WITHIN THIRTY DAYS FROM THE DATE THE BORROWER RECEIVES WRITTEN DEMAND THEREFOR FROM THE ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AS ADMINISTRATIVE AGENT, SUCH ISSUING BANK, OR ANY SUCH LENDER.

(c) Lender Tax Status. Each Lender and Issuing Bank that is not organized under the laws of the United States of America or a state thereof (a “Non-U.S. Lender”) agrees that it shall deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon, and as a condition to, the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes (if any) payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax which have been reasonably requested by the Borrower. Each Lender that is organized under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon, and as a condition to, the effectiveness of any Assignment and Acceptance an Internal Revenue Service Form W-9 or successor form to establish an exemption from United States backup withholding. Each Lender which delivers to the Borrower and the Administrative Agent a Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI and Form W-8 or W-9 pursuant to the foregoing sentences further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said documents and Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such documents or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such letter or forms.

(d) FATCA. If a payment made to the Administrative Agent, a Lender, or an Issuing Bank under this Agreement would be subject to United States federal withholding tax imposed by

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FATCA if the Administrative Agent, such Lender, or such Issuing Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent, such Lender, or such Issuing Bank shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that the Administrative Agent, such Lender, or such Issuing Bank has complied with the Administrative Agent’s, such Lender’s, or such Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(e) Refunds. If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or an Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 2.13. Letters of Credit.

(a) Letter of Credit Commitment. From time to time from the date of this Agreement until the date which is five Business Days prior to the Revolver Termination Date, at the request of the Borrower or, if the Borrower makes such request to the Administrative Agent, the Administrative Agent, each Issuing Bank shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the expiration date of Letters of Credit in an aggregate amount not to exceed its Letter of Credit Commitment for the account of the Borrower or any of its Subsidiaries on any Business Day. No Letter of Credit shall be issued, increased, or extended:

(i) unless such issuance, increase, or extension would not cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Sublimit or (B) the aggregate amount of the unused Commitments;

(ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) twelve months after the date of issuance thereof (or, if extendable beyond such period, unless such Letter of Credit is cancelable upon at least thirty days’ notice given by the applicable Issuing Bank to the beneficiary of such Letter of Credit) and (B) five days prior to the Revolver Termination Date (unless the Borrower shall have deposited with the Administrative Agent into the Cash Collateral Account an amount equal to 102% of the face amount of such Letter of Credit);

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(iii) unless such Letter of Credit Documents are in form and substance acceptable to the applicable Issuing Bank in its sole discretion;

(iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

(v) unless the Borrower has delivered to the applicable Issuing Bank a completed and executed Letter of Credit Application; or

(vi) if any Lender is a Defaulting Lender, unless the applicable Issuing Bank has entered into arrangements, including the deposit by the Borrower with the Administrative Agent into the Cash Collateral Account such amount as such Issuing Bank may request, up to the maximum amount equal to the Letter of Credit Exposure of such Defaulting Lender, after giving effect to the provisions of Section 2.17(a)(iv).

(b) Participations. Upon the date of the issuance or increase of a Letter of Credit, the applicable Issuing Bank shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from such Issuing Bank a participation in the related Letter of Credit Obligations equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Such Issuing Bank shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit issued, increased, or extended or converted and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(c) Issuing. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application (or by telephone notice promptly confirmed in writing by a Letter of Credit Application or other means acceptable to the applicable Issuing Bank), given not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, and the Administrative Agent shall give to each Lender prompt notice thereof by telex, telephone or telecopy. Each Letter of Credit Application shall be given by hand delivery, telecopier, telex, e-mail, or other electronic transmission, confirmed in writing or other acceptable means to the extent requested, specifying the information required therein. After the applicable Issuing Bank’s receipt of such Letter of Credit Application and upon fulfillment (or waiver in writing) of the applicable conditions set forth in Article III, such Issuing Bank shall issue, increase, or extend such Letter of Credit for the account of the Borrower or any applicable Subsidiary. Each Letter of Credit Application shall be irrevocable and binding on the Borrower.

(d) Reimbursement. The Borrower hereby agrees to pay on demand to the applicable Issuing Bank an amount equal to any amount paid by such Issuing Bank under any Letter of Credit. In the event an Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give the Administrative Agent notice of the Borrower’s failure to make such reimbursement and the Administrative Agent shall promptly notify each Lender of the amount necessary to reimburse such Issuing Bank. Upon such notice from the Administrative Agent, each Lender shall promptly reimburse such Issuing Bank for such Lender’s Pro Rata Share of such amount and such reimbursement shall be deemed for all purposes of this Agreement to be an Advance to the Borrower transferred at the Borrower’s request to such Issuing Bank. If such reimbursement is not made by any Lender to such Issuing Bank on the same day on which the Administrative Agent notifies such Lender to make reimbursement to such Issuing Bank hereunder, such Lender shall pay interest on its Pro Rata

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Share thereof to such Issuing Bank at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat such reimbursements to such Issuing Bank as Alternate Base Rate Advances under a Borrowing requested by the Borrower to reimburse such Issuing Bank which have been transferred to such Issuing Bank at the Borrower’s request.

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of, or any consent to, departure from any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents, or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the applicable Issuing Bank would not be liable therefor pursuant to the following Section 2.13(f); or

(v) payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit;

provided, however, that nothing contained in this Section 2.13(e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower’s rights under Section 2.13(f) below.

(f) Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers or directors shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

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(iii) payment by an Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING AN ISSUING BANK’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the applicable Issuing Bank, and such Issuing Bank shall be liable to the Borrower to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank’s willful misconduct, bad faith, or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(g) Cash Collateral Account.

(i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.04(b), 2.13(a), 2.17(a), 2.18(b), 7.02(b), or 7.03(b), then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements that the Administrative Agent reasonably requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in (x) the Cash Collateral Account, whenever established, (y) all funds held in the Cash Collateral Account from time to time, and (z) all proceeds thereof as security for the payment of the Obligations.

(ii) So long as no Event of Default exists, (A) the Administrative Agent may apply the funds held in the Cash Collateral Account only to the reimbursement of any Letter of Credit Obligations, and (B) the Administrative Agent shall promptly release to the Borrower at the Borrower’s written request any funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the Letter of Credit Exposure. During the existence of any Event of Default, the Administrative Agent may apply any funds held in the Cash Collateral Account to the Obligations in any order determined by the Administrative Agent, regardless of any Letter of Credit Exposure which may remain outstanding. The Administrative Agent may in its sole discretion at any time release to the Borrower any funds held in the Cash Collateral Account.

(iii) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

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Section 2.14. Commitment Increase.

(a) Subject to the conditions set forth in clauses (b) and (c) of this Section 2.14, the Borrower may request that the amount of the aggregate Commitments be increased one or more times, in each case in a minimum amount of $10,000,000 (or such lesser amount as the Administrative Agent approves) and in integral multiples of $5,000,000 (or such lesser amount as the Administrative Agent approves) in excess thereof; provided that, the aggregate Commitments may not exceed $1,700,000,000. No Lender shall have any obligation to increase its Commitment.

(b) Each such increase shall be effective, without the consent of any Lender (other than any Lender increasing its Commitment) only upon the following conditions being satisfied: (i) no Default or Event of Default has occurred and is continuing at the time thereof or would be caused thereby, (ii) either the Lenders having Commitments hereunder at the time the increase is requested agree to increase their Commitments in the amount of the requested increase and/or other financial institutions satisfying the definitions of Eligible Assignee or Approved Affiliate agree to make a Commitment, (iii) such Lenders and other financial institutions, if any, shall have executed and delivered to the Administrative Agent a Commitment Increase Agreement or a New Lender Agreement, as applicable, and (iv) the Borrower shall have delivered such evidence of authority for the increase (including without limitation, certified resolutions of the board of directors or other governing body of the Ultimate General Partner authorizing such increase) as the Administrative Agent may reasonably request.

(c) Each financing institution to be added to this Agreement as described in Section 2.14(b)(ii) above shall execute and deliver to the Administrative Agent a New Lender Agreement, pursuant to which it becomes a party to this Agreement. Each Lender agreeing to increase its Commitment as described in Section 2.14(b)(ii) shall execute and deliver to the Administrative Agent a Commitment Increase Agreement pursuant to which it increases its Commitment hereunder. In addition, a Responsible Officer shall execute and deliver to the Administrative Agent, for each Lender being added to this Agreement, a Note payable to such new Lender in the principal amount of the Commitment of such Lender to the extent a Note is requested by such new Lender, and for each Lender increasing its Commitment, a replacement Note payable to such Lender, in the principal amount of the increased Commitment of such Lender, to the extent such Lender has previously requested a Note. Each such Note (if any) shall be dated the effective date of the pertinent New Lender Agreement or Commitment Increase Agreement. Upon execution and delivery to the Administrative Agent of the Notes, if applicable, and the execution by the Administrative Agent of the relevant New Lender Agreement or Commitment Increase Agreement, as the case may be, such new financing institution shall constitute a “Lender” hereunder with a Commitment as specified therein, or such existing Lender’s Commitment shall increase as specified therein, as the case may be, and (i) any Lender increasing (or, in the case of any newly added Lender, providing) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Advances of all the Lenders to equal its revised Pro Rata Share of such outstanding Advances, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Advances then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Advances as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of

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the Types of Advances, with related Interest Periods if applicable, specified in a Notice of Borrowing delivered by the Borrower, in accordance with the requirements of Section 2.02). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Rate Advance, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.10 if the deemed payment occurs other than on the last day of the related Interest Period. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall notify all Lenders of such addition or increase, and the final allocations thereof, and provide a revised Schedule 1.01(a) reflecting such additions or increase, whereupon such revised Schedule 1.01(a) shall replace the then-existing Schedule 1.01(a) and become part of this Agreement .

(d) The decision to increase its Commitment hereunder shall be at the sole discretion of each Lender. Any such increase in any Lender’s Commitment shall have the same guarantees as, and be secured on a pari passu basis by the Collateral (if any) securing its Commitment prior to such increase.

Section 2.15. Replacement of Lenders. If the Borrower is required pursuant to Section 2.07(c), 2.11 or 2.12 to make any additional payment to any Lender, or if any Lender’s obligation to make or continue, or to convert Alternate Base Rate Advances into, Eurodollar Rate Advances shall be suspended pursuant to 2.02(c)(ii), 2.02(c)(iv) or 2.04(c), or if any Lender is a Defaulting Lender, a Non-Extending Lender or a Non-Consenting Lender (any Lender so affected, an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that (a) no Event of Default shall have occurred and be continuing at the time of such replacement; (b) such replacement shall be at the Borrower’s sole expense and effort, including the payment of the administrative fee referenced in Section 9.06(a); (c) concurrently with such replacement, another bank or other entity (which entity shall be an Eligible Assignee or an Approved Affiliate) shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit A and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender which as to the Affected Lender shall be terminated as of such date and to comply with the requirements of Section 9.06 applicable to assignments; and (d) concurrently with such replacement, the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 2.07(c), 2.11 and 2.12, as applicable. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or Issuing Bank, as applicable, or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.16. Pari Passu Lien. All Obligations arising under the Credit Documents, including, without limitation, Obligations under this Agreement, Banking Service Obligations and Obligations under any Lender Hedging Agreement, shall be secured pari passu by the Collateral (if any). For the avoidance of doubt, no Debt of any Excluded Subsidiary owing to any counterparty party to a Swap Contract with any Excluded Subsidiary shall be secured by the Collateral or be considered an “Obligation” for purposes of the Credit Documents. No counterparty to any Lender Hedging Agreement, nor any Lender or Affiliate of a Lender providing Banking Services, shall have any voting rights under any Credit Document as a result of the existence of obligations owed to it under any Lender Hedging Agreement or as a result of any Banking Service Obligation being owed to it, respectively, except as expressly provided herein.

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Section 2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 7.05), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks hereunder; third, if so determined by the Administrative Agent or requested by an Issuing Bank or Borrower, to be held in the Cash Collateral Account for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent or requested by the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advances or Letter of Credit Obligations was made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to deposit into the Cash Collateral Account pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender shall not be entitled to receive or accrue any fees pursuant to Section 2.06 for any period during which that Lender is a

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Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) Reallocation of Pro Rata Shares to Reduce Letter of Credit Exposure. Subject to this Section 2.17(a)(iv), during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.13, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the outstanding amount of Advances of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to deposits to the Cash Collateral Account), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) Replacement of Defaulting Lender. The Borrower shall have the right to replace a Defaulting Lender in accordance with Section 2.15.

Section 2.18. Extension of Final Maturity Date.

(a) The Borrower may from time to time, upon written notice to the Administrative Agent (which shall promptly notify the Lenders) (an “Extension Request”), request an extension of the Final Maturity Date then in effect with respect to the Commitments existing at the time of such request (the “Existing Commitments”, and such Existing Commitments as extended, the “Extended Commitments”) to a date specified in such Extension Request. The Extension Request shall specify the date on which the Borrower proposes that the extension shall be effective, which shall be a date reasonably satisfactory to the Administrative Agent (but in no event, shall such date be less than 15 days after the Administrative Agent’s receipt of such Extension Request). Each Lender shall notify the Administrative Agent whether or not it consents to such Extension Request (which consent may be given or withheld in such Lender’s sole and absolute discretion) within the time provided in such Extension Request. Any Lender not responding within the time period shall be deemed not to have consented to such Extension Request. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

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(b) The Final Maturity Date shall be extended only if the Majority Lenders (calculated excluding any Defaulting Lender and after giving effect to any replacements of Lenders permitted herein) have consented thereto (the Lenders that so consent being the “Extending Lenders” and the Lenders that do not consent being the “Non-Extending Lenders”) (it being understood and agreed that, except for the consents of Extending Lenders, no other consents shall be required hereunder for such extensions), and the maturity date of the Commitments shall be extended only with respect to the Existing Commitments held by such Extending Lenders. If so extended, the Final Maturity Date, as to the Extending Lenders, shall be extended to the date set forth in such Extension Request (such existing Final Maturity Date being the “Extension Effective Date”). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the new Final Maturity Date (after giving effect to such extension) with respect to the Extended Commitments. The proposed terms of the Extended Commitments to be established shall be identical as offered to each Lender and be identical to the Existing Commitments from which such Extended Commitments are to be extended, except that: (x) the maturity date of the Extended Commitments shall be later than the maturity date of the Existing Commitments and (y) the Administrative Agent and the Extending Lenders may receive customary fees in consideration for the extension of the Extended Commitments. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article III made by it are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) as of such earlier date, (B) before and after giving effect to such extension no Default exists or will exist as of the Extension Confirmation Date, and (C) since December 31, 2016, no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect has occurred. The Borrower shall prepay any Advances outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 2.10) to the extent necessary to keep outstanding Advances ratable with any revised and new Pro Rata Shares of all the Lenders effective as of the Extension Effective Date; and if, after giving effect to such prepayment, the aggregate outstanding principal amount of Advances plus the aggregate Letter of Credit Exposure exceeds the aggregate Commitments then in effect as a result of a Letter of Credit Exposure, then the Borrower will pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.13(g). In addition, each Extending Lender shall automatically (without any further action) and ratably acquire on the Extension Effective Date the Non-Extending Lenders’ participations in Letters of Credit, in an amount equal to such Extending Lender’s Pro Rata Share of the amount of such participations. Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment shall be treated identically to all Existing Commitments for purposes of the obligations of a Lender in respect of Letters of Credit under Section 2.13, except that the applicable Extension Amendment may provide that the last day for issuing Letters of Credit may be extended and the related obligations to issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Issuing Bank has consented to

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such extension (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) The Borrower shall be permitted to replace any Non-Extending Lender pursuant to Section 2.15.

(d) Notwithstanding the terms of Section 9.01, the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders except to the extent required under subsection (b) above) to enter into any amendments (each an “Extension Amendment”) to this Agreement, in form and substance satisfactory to the Administrative Agent, that the Administrative Agent reasonably believes are necessary to appropriately reflect, or provide for the integration of, any extension of the maturity date pursuant to this Section 2.18. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.18 and the arrangements described above in connection therewith. Notwithstanding anything to the contrary in this Section 2.18(d) and without limiting the generality or applicability of Section 9.01 to any Specified Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Specified Amendment”) to this Agreement and the other Credit Documents; provided that such Specified Amendments do not become effective prior to the time that such Specified Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Commitments provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Specified Amendments to become effective in accordance with Section 9.01.

ARTICLE III

CONDITIONS OF LENDING

Section 3.01. Conditions Precedent to Effectiveness. The amendment and restatement of the Prior Credit Agreement and the obligation of each Lender to make Advances and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions precedent is satisfied (other than with respect to clauses (a)(xiii)(B) or (e) below as provided therein) or waived in writing:

(a) Documentation. On or before the Effective Date, the Administrative Agent shall have received the following duly executed by all the applicable parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and where applicable, in sufficient copies for each Lender:

(i) this Agreement and all its attached Exhibits and Schedules;

(ii) if requested by any Lender, a Note payable to such Lender in the amount of its Commitment;

(iii) amendments to the Security Documents including, without limitation, (A) the Pledge Agreement, (B) the Security Agreement, and (C) the Mortgages requested by the Administrative Agent;

(iv) the Guaranty;

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(v) stock certificates or, to the extent applicable under the applicable Person’s organizational documents, membership or partnership interest certificates required in connection with the Pledge Agreement and stock powers or other transfer documents for each such certificate endorsed in blank to the Administrative Agent;

(vi) appropriate UCC-1 or UCC-3 Financing Statements, if any, covering the Collateral for filing with the appropriate authorities;

(vii) a certificate dated as of the Effective Date from a Responsible Officer stating that (A) all representations and warranties of the Borrower set forth in this Agreement and each of the other Credit Documents to which it is a party are true and correct in all material respects; and (B) no Default has occurred and is continuing;

(viii) certificates of insurance naming the Administrative Agent as loss payee or additional insured, as applicable, evidencing insurance which meets the requirements of this Agreement and the Security Documents;

(ix) an omnibus certificate of the secretary or assistant secretary of the Ultimate General Partner certifying as of the Effective Date (A) the existence of the Borrower, the General Partner, the Ultimate General Partner and each Guarantor, (B) the organizational documents of the Borrower, the General Partner, the Ultimate General Partner and each Guarantor, (C) the resolutions of the governing body of the Ultimate General Partner or such Guarantor, as applicable, approving this Agreement and the other Credit Documents to which the Borrower or such Guarantor is a party, and the related transactions, and (D) all documents evidencing other necessary corporate, partnership or limited liability company action, if any, with respect to this Agreement and the other Credit Documents executed and delivered on or before the date hereof;

(x) an omnibus certificate of a Secretary or an Assistant Secretary of the Ultimate General Partner dated as of the Effective Date certifying the names and true signatures of (A) the officers of the Ultimate General Partner authorized to sign this Agreement, the Notes (if any), the Notices of Borrowing and the other Credit Documents on behalf of the General Partner in its capacity as general partner of the Borrower, and (B) the officers of each Guarantor authorized to sign the Credit Documents to which such Guarantor is a party on behalf of such Guarantor;

(xi) certificates of good standing, existence, and authority for the Borrower, the General Partner, the Ultimate General Partner, and each of the Guarantors from each of (A) the states in which the Borrower, the General Partner, the Ultimate General Partner, and each of the Guarantors is organized and (B) the jurisdictions in which a Mortgage has been filed with respect to such Person’s real property to the extent such Person is required to be qualified in such jurisdiction;

(xii) results of lien and tax searches of the UCC Records of the Secretary of State of jurisdictions selected by the Administrative Agent and reflecting no Liens (other than Permitted Liens) against any of the Collateral other than in favor of the Administrative Agent;

(xiii) favorable opinions of (A) Vinson & Elkins L.L.P., outside Texas counsel to the Borrower, and (B) local counsel in Kansas, New Mexico, Oklahoma and Wyoming reasonably acceptable to the Administrative Agent and the Borrower with respect to

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Mortgages filed in such jurisdiction as amended and supplemented through the Effective Date, in each case dated as of the Effective Date and in a form reasonably acceptable to Administrative Agent and covering the Borrower and the Guarantors, or the mortgagor under such Mortgage, as applicable; provided, to the extent such opinions of local counsel are not delivered on the Effective Date, the Borrower shall deliver such opinions of local counsel within fifteen days after the Effective Date (or such later date as the Administrative Agent may determine);

(xiv) the Financial Statements and the other financial statements or information described in Section 4.05; and

(xv) such other documents and agreements as the Administrative Agent may reasonably request.

(b) No Material Adverse Effect. Since December 31, 2016, no event or events has occurred which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(c) No Material Litigation. No material legal or regulatory action or proceeding has commenced and is continuing against the Borrower or any Guarantor.

(d) Payment of Fees and Expenses. The Borrower shall have paid the fees required to be paid prior to the Effective Date and all costs and expenses for which the Borrower has received a proper invoice not less than two Business Days prior to the Effective Date and which are payable pursuant to Section 9.04(a).

(e) Lender’s Liens. The Administrative Agent shall have received satisfactory evidence that the Liens granted to it under the Security Documents are, or will concurrent with the filing thereof, be Acceptable Security Interests and that all actions (including the obtaining of any third-party consents to the granting of such Liens that are necessary or desirable but only to the extent required hereunder) or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect; provided, to the extent any deposit account control agreement required hereunder is not able to be delivered by the Borrower on or prior to the Effective Date after using commercially reasonable efforts to do so, the Borrower shall deliver such deposit account control agreement within thirty (30) days thereafter (or such later date as the Administrative Agent may determine).

(f) Security Interests. Subject to the Third Party Consent Limitation, the Administrative Agent shall be satisfied that the Security Documents encumber substantially all of such real property interests held by the Borrower and its Subsidiaries as the Administrative Agent may require.

(g) Due Diligence. The Arrangers shall be satisfied in their reasonable discretion with their due diligence analysis and review of the assets, liabilities, business, operations, condition (financial or otherwise) and prospects of the Borrower, the Guarantors and their owners. The Borrower and the Guarantors shall have provided true, correct, and complete copies of all Material Contracts by which such Persons are bound or to which such Persons are a party as of the date of this Agreement to the Administrative Agent to the extent not previously provided, and the Administrative Agent shall be satisfied in its sole reasonable discretion with its review thereof.

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(h) Consents, Licenses, and Approvals. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses, and approvals, if any, required in accordance with applicable law, or in accordance with any document, agreement, instrument, or arrangement to which the Borrower or any of its Subsidiaries is a party (other than any real property interest that is subject to the Third Party Consent Limitation and other agreements, the breach of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents. In addition, the Borrower, the Excluded Subsidiaries, and their respective Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of such Persons and, as to the Borrower and its Subsidiaries, the performance of the Obligations except for any real property interest that is subject to the Third Party Consent Limitation and except where the failure to have any of such material consents, licenses and approvals, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Conditions Precedent to All Borrowings. The obligation of each Lender to make an Advance on the occasion of each Borrowing and of an Issuing Bank to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance, increase, or extension of such Letter of Credit the following statements shall be true (and the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance, increase, or extension of such Letter of Credit, such statements are true):

(a) the representations and warranties made by the Borrower and the Guarantors contained in Article IV hereof and in each of the other Credit Documents are true and correct in all material respects on and as of the date of such Borrowing, or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and

(b) no Default has occurred and is continuing or would result from such Borrowing, from the application of the proceeds therefrom, or from the issuance, increase, or extension of such Letter of Credit.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

Section 4.01. Existence; Power; Subsidiaries; Compliance With Laws.

(a) The Borrower is a limited partnership duly formed and validly existing under the laws of the state of Delaware. The Borrower is in good standing and is qualified to do business in each jurisdiction where its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of its Subsidiaries and each Holdco Entity is a corporation,

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limited partnership or limited liability company duly formed or organized, as applicable, validly existing and in good standing under the laws of the state of its formation or organization, as applicable. Each of its Subsidiaries and each Holdco Entity is in good standing and is qualified to do business in each jurisdiction where its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The General Partner is a limited partnership duly organized and validly existing under the laws of the state of Delaware, and the Ultimate General Partner is a limited liability company duly organized and validly existing under the laws of the state of Delaware.

(b) Each of the Borrower and its Subsidiaries and each Holdco Entity have all requisite power and authority to own or lease and operate their respective properties and to carry on their business as now conducted and as proposed to be conducted.

(c) On the Effective Date, the Borrower has no subsidiaries other than those listed on Schedule 4.01. Schedule 4.01 correctly lists the names, ownership, jurisdictions of incorporation or formation of each of the Borrower’s Subsidiaries as of the Effective Date. On the Effective Date, except for the Excluded Subsidiaries, all of the Borrower’s Subsidiaries are Guarantors.

Section 4.02. Authorization. The execution, delivery, and performance by the Borrower and each of the Guarantors of this Agreement, the Notes (if any), and the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower’s or such Guarantor’s powers, (b) have been duly authorized by all necessary partnership proceedings, corporate actions, or limited liability company actions, as applicable, (c) do not contravene, violate, conflict with or result in the breach of, or constitute a default under, as applicable, (i) the Partnership Agreement or such Guarantor’s organizational documents, as applicable, (ii) any Legal Requirement binding on or affecting the Borrower or any Guarantor, or (iii) any material loan agreement, indenture, mortgage, deed of trust or lease, or any other material contract or instrument binding on or affecting the Borrower or any Guarantor or any of their respective properties, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of the making of any Advances or the issuance, increase, or extension of any Letter of Credit, such Advances or Letter of Credit and the use of the proceeds of such Advances or Letter of Credit will (A) be within the Borrower’s partnership powers, (B) have been duly authorized by all necessary partnership action, (C) not contravene, violate, conflict with or result in the breach of, or constitute a default under, as applicable, (x) the Partnership Agreement, (y) any Legal Requirement binding on or affecting the Borrower, or (z) any material loan agreement, indenture, mortgage, deed of trust or lease, or any other material contract or instrument binding on or affecting the Borrower or any of its properties, and (D) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 4.03. Governmental Approvals; Third Party Consents. No consent, order, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any Person (other than prior to the Investment Grade Date, (x) the filings and notices required under or in connection with the Security Documents and (y) other than consents related to any real property interest that is subject to the Third Party Consent Limitation) is required for (a) the ownership, operation and maintenance of the Borrower’s or its Subsidiaries’ or any Holdco Entity’s Property, except for (i) such consents, orders, authorizations, approvals, other actions, notices and filings as have been (or will be prior to the Effective Date) duly obtained, taken, given or made and are in full force and effect and with which the Borrower and its Subsidiaries or any Holdco Entity are in compliance in all material respects, or (ii) such consents, orders, authorizations, approvals, other actions, notices and filings for which the failure to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) the due execution, delivery and performance by the Borrower or the Guarantors of

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this Agreement, the Notes (if any) or the other Credit Documents, except for such consents, orders, authorizations, approvals, other actions as will be obtained, taken, given or made prior to the Effective Date, or (c) the consummation of the transactions contemplated hereby or thereby. At the time of the making of the Advances, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or Person will be required for the making of, or the use of the proceeds of such Borrowings or, prior to the Investment Grade Date, the granting of the Liens under the Security Documents (other than filings and notices required under or in connection with the Security Documents). Prior to the Investment Grade Date, no consent, order, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any Person (other than the filings and notices required under or in connection with the Security Documents) is required for the foreclosure or exercise of remedies by the Administrative Agent under the Security Documents.

Section 4.04. Enforceable Obligations. This Agreement, the Notes (if any), and the other Credit Documents have been duly executed and delivered by the Borrower and each of the Guarantors to which any of them is a party. Each Credit Document is (or upon execution will be) the legal, valid, and binding obligation of the Borrower and each of the Guarantors enforceable against the Borrower and each of the Guarantors in accordance with its terms, except for the Third Party Consent Limitation with respect to real property interests to which such limitation is applicable and except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.05. Financial Statements. The Borrower has delivered to the Administrative Agent and the Lenders copies of the Financial Statements, and the Financial Statements are accurate and complete in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long term commitments, or unrealized or anticipated losses of the Borrower or any of its Subsidiaries, except for the Third Party Consent Limitation with respect to real property interests to which such limitation is applicable and except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP. All projections, estimates, and pro forma financial information furnished by the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. Since the date of the Financial Statements, no Material Adverse Effect has occurred, and no event or circumstance that could reasonably be expected to cause a Material Adverse Effect has occurred.

Section 4.06. True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower, any of its Subsidiaries or any Holdco Entity in writing to the Administrative Agent and the Lenders for purposes of or in connection with this Agreement, any other Credit Document, or any transaction contemplated hereby or thereby is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower, any of its Subsidiaries or any Holdco Entity in writing to the Administrative Agent and the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

Section 4.07. Litigation. Except as set forth on Schedule 4.07, there is no pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened action or proceeding against the Borrower, any of its Subsidiaries or any Holdco Entity before any court, Governmental Authority or arbitrator, including, without limitation, the FERC or any equivalent state regulatory agency, which could

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reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, the Notes, or any other Credit Document. Additionally, there is no pending or, to the knowledge of any Responsible Officer, threatened action or proceeding instituted against the Borrower, any of its Subsidiaries or any Holdco Entity which seeks to adjudicate the Borrower, any of its Subsidiaries or any Holdco Entity as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property other than a threatened action or involuntary proceeding that is not an Event of Default pursuant to Section 7.01(e).

Section 4.08. Use of Proceeds. The proceeds of the Borrowings will be used by the Borrower for (i) working capital purposes of the Borrower, any Guarantor and their Subsidiaries, (ii) Investments, Acquisitions and the development of new projects, including, without limitation, any Capital Expansion Projects, (iii) general corporate purposes of the Borrower, any Guarantor and their Subsidiaries including, without limitation, the making of capital expenditures, (iv) to refinance Debt existing under the Prior Credit Agreement, (v) payment of the fees and expenses incurred in connection with the refinancing of the Debt existing under the Prior Credit Agreement, (vi) the making of Distribution Payments in compliance with Section 6.05 and (vii) the repayment or repurchase of Debt in compliance with Section 6.05, including the Permitted Note Debt. Borrower shall use all Letters of Credit for its, its Subsidiaries’ and any Holdco Entity’s lawful business purposes.

Section 4.09. Investment Company Act. None of the Borrower or any of its Subsidiaries or any Holdco Entity is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.10. Taxes. All federal, and material state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower or any member of the Controlled Group (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authority in all jurisdictions in which such returns, reports, and statements are required to be filed, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except (a) where contested in good faith and by appropriate proceedings or (b) to the extent the failure to pay such, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all sales and use taxes required by applicable law have been made by the Borrower and all other members of the Tax Group, except to the extent that the failure to pay such, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.11. Pension Plans; ERISA. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the

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Code. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Effect. The Borrower represents and warrants as of the Effective Date that the Borrower is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Section 4.12. Insurance. The Borrower and its Subsidiaries and the Holdco Entities carry the insurance required to be carried under Section 5.02 of this Agreement.

Section 4.13. No Burdensome Restrictions; No Defaults. None of the Borrower, any of its Subsidiaries, or any Holdco Entity is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or partnership restriction or provision of any Legal Requirement which could reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect or which could affect the legality, validity, binding effect or enforceability of this Agreement, the Notes (if any), or any other Credit Document. Except as set forth on Schedule 4.13, none of the Borrower, any of its Subsidiaries, or any Holdco Entity is in default under or with respect to any Material Contract to which the Borrower, any of its Subsidiaries, or any Holdco Entity is a party.

Section 4.14. Environmental Condition. Except for matters that, individually or in the aggregate, (i) do not materially interfere with the ordinary conduct of Business, (ii) do not materially detract from the value or the use of the portion of the Pipeline Systems affected thereby and (iii) could not reasonably be expected to have a Material Adverse Effect:

(a) Permits, Etc. The Borrower and each of its Subsidiaries and each Holdco Entity (i) have obtained all Environmental Permits necessary for the ownership and operation of its real properties and the conduct of its Business; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received written notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.

(b) Certain Liabilities. None of the present or previously owned or operated real properties of the Borrower and each of its Subsidiaries and each Holdco Entity wherever located, (i) are on or, to the Borrower’s knowledge, are proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or are otherwise designated, listed, or identified or, to the knowledge of the Borrower or any of its Subsidiaries, investigated as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) are subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any real property owned or operated by the Borrower or any of its Subsidiaries or any Holdco Entity wherever located; or (iii) have been the site of any Release of Hazardous Substances from present or past operations which has caused

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at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for any Response.

(c) Certain Actions. Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project taken by the Borrower or any of its Subsidiaries or any Holdco Entity on any of their presently or formerly owned or operated real property and (ii) there is no material present and future liability, if any, of the Borrower and its Subsidiaries or any Holdco Entity which could reasonably be expected to arise in connection with requirements under Environmental Laws. None of the Borrower or any of its Subsidiaries and, to the Borrower’s knowledge, none of the Holdco Entities has knowingly or willfully permitted the commission of waste or other injury or released Hazardous Substances on or about owned or operated property in violation of applicable Environmental Laws.

Section 4.15. Permits, Licenses, etc. The Borrower and each of its Subsidiaries and each Holdco Entity possesses all material authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are necessary to conduct the Business. Each of the Borrower and its Subsidiaries and each Holdco Entity manages and operates its business in all material respects in accordance with all applicable Legal Requirements, except where such failure to comply, either individually or in the aggregate, could not reasonably have a Material Adverse Effect. No violations exist or have been recorded in respect of such authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights, including, without limitation, any known conflict with the valid trademarks, trade names, copyrights or licenses of others which could, individually or in the aggregate, have a Material Adverse Effect.

Section 4.16. Security Interests. As of the Effective Date, each of the Borrower and the Guarantors listed on Schedule 4.16 is a “transmitting utility” within the meaning of Section 9.501(b) of the Delaware Uniform Commercial Code. On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Documents will have been made, obtained and taken in all relevant jurisdictions, or satisfactory arrangements will have been made for all governmental actions and all other filings, recordings, registrations, third party consents, and other actions which are necessary to create and perfect the Liens provided for in the Security Documents to be made, obtained, or taken in all relevant jurisdictions. Prior to the Investment Grade Date, upon the filing of the Security Documents, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, an Acceptable Security Interest.

Section 4.17. Title, Etc.

(a) The Borrower and each of its Subsidiaries and each Holdco Entity have good and marketable title, in all material respects, in all of their respective Property, including, without limitation, the real and personal property described in each of the Mortgages, as is necessary to operate the Business as reflected in the Financial Statements, and none of such Property is subject to any Lien, except Permitted Liens.

(b) The Pipeline Systems are covered by recorded fee deeds, rights of way, easements, leases, subleases, servitudes, permits, licenses, or other instruments (collectively, “rights of way”) in favor of the Borrower or its Subsidiaries (or their predecessors in interest) and their respective successors and assigns, except where the failure of the Pipeline Systems to be so covered, individually or in the aggregate, (i) does not materially interfere with the ordinary conduct of Business, (ii) does not materially detract from the value or the use of the portion of the

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Pipeline Systems which are not covered and (iii) could not reasonably be expected to have a Material Adverse Effect. The rights of way establish a contiguous and continuous right of way for the Pipeline Systems and grant the Borrower or its Subsidiaries (or their predecessors in interest) the right to construct, operate, and maintain the Pipeline Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as the Borrower has inspected, operated, repaired, and maintained the Pipeline Systems as reflected in the Financial Statements; provided, however, (A) some of the rights of way granted to the Borrower or its Subsidiaries (or their predecessors in interest) by private parties and Governmental Authorities are revocable at the right of the applicable grantor, (B) some of the rights of way cross properties that are subject to liens in favor of third parties that have not been subordinated to the rights of way; and (C) some rights of way are subject to certain defects, limitations and restrictions; provided, further, none of the limitations, defects, and restrictions described in clauses (A), (B) and (C) above, individually or in the aggregate, (x) materially interfere with the ordinary conduct of Business, (y) materially detract from the value or the use of the portion of the Pipeline Systems which are covered or (z) could reasonably be expected to have a Material Adverse Effect.

(c) The Terminals are covered by fee deeds, real property leases, or other instruments (collectively “deeds”) in favor of the Borrower or its Subsidiaries (or their predecessors in interest) and their respective successors and assigns. The deeds grant the Borrower or its Subsidiaries (or their predecessors in interest) the right to construct, operate, and maintain the Terminals in, over, under, and across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as the Borrower has inspected, operated, repaired, and maintained the Terminals as reflected in the Financial Statements.

(d) There has been no and there is not presently any occurrence of any (i) breach or event of default on the part of the Borrower or any of its Subsidiaries with respect to any right of way or deed, (ii) to the knowledge of the Borrower or any of its Subsidiaries, breach or event of default on the part of any other party to any right of way or deed, or (iii) event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Borrower or any of its Subsidiaries with respect to any right of way or deed or, to the knowledge of the Borrower or any of its Subsidiaries, on the part of any other party thereto, in each case, to the extent any such breach or default, individually or in the aggregate, (A) materially interferes with the ordinary conduct of Business, (B) materially detracts from the value or the use of the portion of the Pipeline Systems covered thereby or (C) could reasonably be expected to have a Material Adverse Effect. The rights of way and deeds (to the extent applicable) are in full force and effect in all material respects and are valid and enforceable against the parties thereto in accordance with their terms (subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws effecting creditors’ rights generally and subject, as to enforceability to the effect of general principles of equity) and all rental and other payments due thereunder by the Borrower, its Subsidiaries, and their predecessors in interest have been duly paid in accordance with the terms of the deeds and rights of way (as such terms are defined in this Section 4.17) except to the extent that a failure to do so, individually or in the aggregate, (x) does not materially interfere with the ordinary conduct of Business, (y) does not materially detract from the value or the use of the portion of the Pipeline Systems covered thereby and (z) could not reasonably be expected to have a Material Adverse Effect.

(e) The Pipeline Systems are located within the confines of the rights of way and do not encroach upon any adjoining property in any one or more material respects. The Terminals

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are located within the boundaries of the property affected by the deeds, leases or other instruments to the Borrower or its Subsidiaries and do not encroach upon any adjoining property in any one or more material respects. The buildings and improvements owned or leased by the Borrower and its Subsidiaries, and the operation and maintenance thereof, do not (i) contravene any applicable zoning or building law or ordinance or other administrative regulation or (ii) violate any applicable restrictive covenant or any Legal Requirement, the contravention or violation of which would materially affect the use of the property subject thereto.

(f) The material Properties used or to be used in the Business or the continuing operations of the Borrower and each of its Subsidiaries are in good repair, working order, and condition, normal wear and tear excepted. Neither the Business nor the Properties of the Borrower or any of its Subsidiaries has been affected in any material and adverse manner as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

(g) No eminent domain proceeding or taking has been commenced or, to the knowledge of the Borrower or any of its Subsidiaries, is contemplated with respect to all or any portion of the Pipeline Systems or the Terminals except for that which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(h) No portion of the Pipeline Systems or the Terminals has, since the date of this Agreement, suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored.

Section 4.18. State and Federal Regulation.

(a) The interstate common carrier pipeline operations comprising a portion of the Pipeline Systems (the “Interstate Pipelines”) are subject to rate regulation by the FERC under the Interstate Commerce Act and the Energy Policy Act. With respect to that certain portion of the Interstate Pipelines that is located between Artesia, New Mexico and El Paso, Texas, (i) the rates on file with the FERC are just and reasonable pursuant to the Energy Policy Act and (ii) to the knowledge of the Borrower, no provision of the tariff containing such rates is unduly discriminatory or preferential. Except as set forth on Schedule 4.18(a) or which could not reasonably be expected to cause a Material Adverse Effect, neither the Borrower, the Parent, any of the Borrower’s Subsidiaries, nor any other Affiliate that now owns or has owned an interest in any of the Interstate Pipelines has been or is the subject of a complaint, investigation or other proceeding regarding their respective rates or practices with respect to the Interstate Pipelines. No such complaint, petition, or other filing with the FERC, individually or in the aggregate, could result, if adversely determined to the position or interest of Borrower or its applicable Subsidiaries, in a Material Adverse Effect.

(b) With respect to those certain intrastate common carrier pipeline operations that comprise a portion of the Pipeline Systems, as of the Effective Date, such pipeline operations in the State of Texas (the “Texas Intrastate Pipelines”) are subject to regulation by the Railroad Commission of Texas. Each of the Borrower and its Subsidiaries which owns pipelines and conducts pipeline operations in the State of Texas has followed prudent practice in the refined products transportation and distribution industries, as applicable, regarding the setting of rates for services provided and the implementation of such rates. To the Borrower’s knowledge, the rates charged by Borrower and its Subsidiaries with respect to the Texas Intrastate Pipelines, as

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reflected in the Financial Statements, provide no more than a fair return on the aggregate value of the property used to render services on the Texas Intrastate Pipelines, and to the Borrower’s knowledge, neither Borrower nor any of its Subsidiaries uses, charges, imposes, or implements, or has previously done any of the foregoing in a discriminatory way. As of the Effective Date, the Borrower’s and its Subsidiaries’ pipeline operations in the State of Idaho and in the State of New Mexico do not constitute intrastate common carrier pipeline operations and are not subject to regulation by the Idaho Public Utilities Commission or the New Mexico Public Regulation Commission. Except as set forth on Schedule 4.18(b), neither the Borrower, the Parent, any of the Borrower’s Subsidiaries, nor any other Affiliate that now owns or has owned an interest in any of the Texas Intrastate Pipelines has been or is the subject of a complaint, investigation or other proceeding regarding their respective rates or practices with respect to the Texas Intrastate Pipelines.

Section 4.19. FERC.

(a) Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with all rules, regulations and orders of the FERC and all State Pipeline Regulatory Agencies applicable to the Pipeline Systems.

(b) As of the date of this Agreement, none of the Borrower or its Subsidiaries is liable for any refunds or interest thereon in excess of $25,000,000 as a result of an order from the FERC or any other Governmental Authority with jurisdiction over the Pipeline Systems.

(c) The Borrower’s and any applicable Subsidiary’s report on Form 6 filed with the FERC complies as to form with all applicable legal requirements and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein not misleading.

(d) Without limiting the generality of Section 4.15 of this Agreement, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by the Borrower or any of its Subsidiaries from any Governmental Authority to construct, own, operate and maintain the Pipeline Systems, or to transport and/or distribute Refined Products under existing contracts and agreements as the Pipeline Systems are presently owned, operated and maintained.

Section 4.20. Intentionally Deleted.

Section 4.21. Employee Matters.

There are no strikes, slowdowns, work stoppages, or controversies pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.22. Ownership.

(a) As of the date hereof, the General Partner is the sole general partner of the Borrower and the Ultimate General Partner is the sole general partner of the General Partner. As of the date hereof, (i) the General Partner is the legal and beneficial owner of 2.0% of the partnership interests in the Borrower, and (ii) the Ultimate General Partner is the legal and beneficial owner of 0.001% of the partnership interests in the General Partner. After the

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Effective Date, the Partnership Agreement has not been amended, restated, supplemented, or revised other than in accordance with the terms of Section 6.09.

(b) As of the Effective Date, the Equity Interests in the Guarantors and their Subsidiaries are legally and beneficially owned by the Persons, and by such Persons in the percentages, specified in Schedule 1.01(d). No part of such Equity Interests is subject to any Lien, other than in favor of the Administrative Agent.

Section 4.23. Solvency.

(a) Immediately before and immediately after the execution of this Agreement and immediately before and immediately after any Borrowing under this Agreement, (i) on a pro forma basis, the market value of the assets of the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis exceeds the debts and liabilities, subordinated, contingent or otherwise, of the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis; (ii) the present fair saleable value of the Property of the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis is greater than the amount that would be required to pay the probable liability of the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis can pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis do not have unreasonably small capital with which to conduct the Business as reflected in the Financial Statements, as the Business is now conducted, and as the Business is proposed to be conducted after the dates, from time to time, at which the representation in this Section 4.23(a) speaks. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) The Borrower does not intend to, or to permit any of its Subsidiaries or any Holdco Entity to, and does not believe that it or any of its Subsidiaries or any Holdco Entity will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary or such Holdco Entity and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of such Subsidiary or such Holdco Entity.

Section 4.24. Foreign Corrupt Practices; Anti-Terrorism Laws.

(a) None of the Loan Parties or their Subsidiaries, nor to the knowledge of any Loan Party or any of its Subsidiaries, (x) any director, officer, or employee of any of the Loan Parties or their Subsidiaries or (y) any agent of the Loan Parties or their subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of (1) the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (2) any Anti-Terrorism Laws, or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or

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destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) The Loan Parties, their Subsidiaries and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(c) The Borrower will not use the proceeds of any Advance made or Letter of Credit issued hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in violation of the FCPA or any Anti-Terrorism Laws.

Section 4.25. OFAC.

(a) None of the Loan Parties or their Subsidiaries, nor to the knowledge of any Loan Party or any of its Subsidiaries, (x) any director, officer, or employee of any of the Loan Parties or their Subsidiaries or (y) any agent of the Loan Parties or their Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is an individual or entity, that is, or is owned or controlled by Persons that are: (i) the subject/target of any Sanctions (a “Sanctioned Person”) or (ii) located, organized or resident in a country, region or territory that is the subject of Sanctions broadly prohibiting dealings with such country, region or territory (a “Sanctioned Country”), including, without limitation, Cuba, Iran, Crimea, North Korea, Sudan and Syria; and

(b) The Borrower will not directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Advance made or Letter of Credit issued hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country to the extent that any such activity or business, or the funding of any such activity or business, would be in violation of any Sanctions or prohibited for a U.S. Person pursuant to any Sanctions.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, the Borrower agrees to comply with the following covenants.

Section 5.01. Compliance with Laws, Etc. The Borrower will, and will cause its Subsidiaries and the Holdco Entities to, comply in all material respects with all Legal Requirements. Without limitation of the foregoing, the Borrower shall, and shall cause its Subsidiaries and the Holdco Entities and, shall use reasonable efforts to cause each lessee or other Person operating or occupying any of its properties, to (i) comply, in all material respects with all applicable Environmental Laws and Environmental Permits, (ii) obtain and renew when needed all Environmental Permits necessary for its operations and properties, (iii) conduct any investigation, study, sampling, or testing required by applicable Environmental Laws and (iv) undertake any cleanup, removal, remedial and other action

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necessary to remove and clean up all Hazardous Substances from any of its properties, in accordance with the requirements of all Environmental Laws.

Section 5.02. Maintenance of Insurance.

(a) Policies and Certificates. The Borrower shall, and shall cause its Subsidiaries and the Holdco Entities to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by financially sound insurance companies as is customary for companies in the same or similar businesses. Upon request of the Administrative Agent, summaries or copies of all policies or certificates thereof, and endorsements and renewals thereof of the Borrower and its Subsidiaries and the Holdco Entities shall be delivered to and retained by the Administrative Agent. All such policies of insurance shall either have attached thereto a Lender’s Loss Payable Endorsement for the benefit of the Administrative Agent for its benefit and the ratable benefit of the Lenders, as loss payee in form reasonably satisfactory to the Administrative Agent in its sole discretion or shall name the Administrative Agent as an additional insured, as applicable. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such certificates of insurance of the Borrower and its Subsidiaries and the Holdco Entities shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, any Holdco Entity and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended solely to reduce the scope or limits of coverage without the applicable insurance company endeavoring to provide at least thirty days’ prior written notice to the Administrative Agent.

(b) Notice of Casualty Events, Etc. Promptly upon obtaining knowledge thereof, the Borrower shall notify the Administrative Agent of any material casualty to the Collateral, including all casualties to the Collateral where the aggregate damage to the Collateral could exceed $5,000,000. With respect to any potential claims under any business interruption, property, or environmental insurance maintained by the Borrower in excess of such amount, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, but shall not be required to, in consultation with the Borrower, make proof of loss under, settle and adjust any claims under, and receive the proceeds under any such insurance or direct the Borrower to take such actions at the direction of the Administrative Agent, and the reasonable expenses incurred by the Administrative Agent in adjustment and collection of such proceeds shall be paid by the Borrower. The Administrative Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.

(c) Payments. The insurance proceeds received on account of any loss, damage, destruction or other casualty (i) if any Event of Default has occurred and is continuing, shall be applied as a mandatory prepayment of the Advances or (ii) (A) if no Event of Default has occurred and is continuing, (B) the Borrower desires to rebuild, restore, or replace such property and (C) the rebuilding, restoration, or replacement can be and is completed within two hundred and seventy days after receipt of such proceeds or if such rebuilding, restoration, or replacement is not completed within such two hundred and seventy day period, the Borrower during such period has continued to work diligently to complete such rebuilding, restoration, or replacement as determined in the Administrative Agent’s sole but reasonable discretion, then such proceeds shall be delivered to the Borrower or the applicable Guarantor to be applied to pay for the cost of repair, restoration, or replacement of the Collateral subject to such loss, damage, destruction or other casualty, which Collateral shall be so repaired, restored, or replaced as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other

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casualty. In the event that any such proceeds are paid to the Borrower or any such Guarantor in violation of the foregoing, the Borrower or such Guarantor shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of the Borrower or such Guarantor, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, the Borrower or any such Guarantor shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be reasonably necessary to enable the Administrative Agent to directly collect the proceeds.

(d) Collateral Protection Insurance Notice. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO (i) KEEP THE COLLATERAL INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME THE ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY THE ADMINISTRATIVE AGENT, DELIVER TO THE ADMINISTRATIVE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), THE ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

Section 5.03. Preservation of Existence, Etc. Except as otherwise permitted by Section 6.04, the Borrower will, and will cause its Subsidiaries and the Holdco Entities to, preserve and maintain their existence, rights, franchises and privileges in the jurisdiction of their formation, and qualify and remain qualified to do business and as is otherwise required in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its Properties; provided, however, that neither Borrower nor any of its Subsidiaries nor any Holdco Entity shall be required to preserve any such right or franchise if the general partner, board of directors or equivalent body of the Borrower or such Subsidiary or such Holdco Entity determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary or such Holdco Entity, as applicable, and if the loss of any such right or franchise is not disadvantageous in any material respect to the Lenders.

Section 5.04. Payment of Taxes, Etc. The Borrower will, and will cause its Subsidiaries and the Holdco Entities to, pay and discharge before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that the Borrower and its Subsidiaries and the Holdco Entities shall not be required to pay or discharge any such tax, assessment, charge, levy, or claim (i) which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided or (ii) to the extent a failure to pay or discharge, individually or in the aggregate, could not have a Material Adverse Effect.

Section 5.05. Books and Records; Visitation Rights. The Borrower will keep, and cause each of its Subsidiaries and the Holdco Entities to keep, proper records and books of account in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Borrower, each of its Subsidiaries and each of the Holdco Entities, in accordance with

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GAAP consistently applied. At any reasonable time and from time-to-time during normal business hours, upon reasonable prior written notice, the Borrower will, and will cause its Subsidiaries and the Holdco Entities to, permit the Administrative Agent and each of the Lenders or representatives thereof, to examine and make copies of and abstracts from the records and books of account of the Borrower, its Subsidiaries and each of the Holdco Entities, to visit and inspect at its reasonable discretion the Properties of the Borrower, its Subsidiaries and each of the Holdco Entities, and to discuss the affairs, finances, and accounts of the Borrower, its Subsidiaries and the Holdco Entities with any officers and directors of the Borrower, its Subsidiaries or any Holdco Entity.

Section 5.06. Reporting Requirements. The Borrower will furnish to the Administrative Agent and to each Lender:

(a) Events of Default. As soon as possible and in any event within five days after the occurrence of each Event of Default known to a Responsible Officer, a statement of a Responsible Officer setting forth the details of such Event of Default and the actions which the Borrower has taken and proposes to take with respect thereto;

(b) Quarterly Financials. As soon as available and in any event not later than forty-five days after the end of each of the first three quarters of each fiscal year of the Borrower, its Subsidiaries and the Holdco Entities: (i) the unaudited Consolidated and consolidating balance sheet of the Borrower, its Subsidiaries and the Holdco Entities as of the end of such quarter and the unaudited Consolidated and consolidating statements of income, operations, changes in partners’ capital, retained earnings, and cash flows of the Borrower, its Subsidiaries and the Holdco Entities for the period commencing at the end of the previous year and ending with the end of such quarter, setting forth (as applicable) in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by the chief financial officer of the Ultimate General Partner or Borrower as having been prepared in accordance with GAAP, and (ii) together with the unaudited financials required above, a Compliance Certificate executed by a Responsible Officer;

(c) Audited Annual Financials. As soon as available and in any event not later than ninety days after the end of each fiscal year of the Borrower: (i) a copy of the annual audited Consolidated and consolidating balance sheet for such year for the Borrower, its Subsidiaries and the Holdco Entities, and the audited Consolidated and consolidating statements of income, operations, changes in partners’ capital, retained earnings, and cash flows of the Borrower, its Subsidiaries and the Holdco Entities for such fiscal year, in each case certified without qualification by an independent certified public accountant of recognized standing acceptable to the Administrative Agent, together with a certificate of such accounting firm stating that, in the course of the regular audit of the Business of the Borrower, its Subsidiaries and the Holdco Entities, which audit was conducted by such accounting firm, either that such accounting firm has obtained no knowledge that a Default has occurred and is continuing or if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement stating that a Default has occurred and is continuing, and (ii) together with the audited financials required above, a Compliance Certificate executed by a Responsible Officer;

(d) [Intentionally Deleted];

(e) Securities Filings and other Public Information. Promptly and in any event within ten days after the sending or filing thereof, copies of all proxy material, filings, reports and other information which the Parent, the Borrower, each of the Borrower’s Subsidiaries and the

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Holdco Entities sends to the holders of its respective public securities, files with the SEC, or otherwise makes available to the public or the financial community generally;

(f) Insurance Certificates. As soon as possible and in any event within sixty days after the end of each policy year of the Borrower, certificates of insurance with respect to the insurance policies covering the Borrower and its Subsidiaries and the Holdco Entities, together with, if requested by the Administrative Agent, copies of all insurance policies covering the Borrower and its Subsidiaries and the Holdco Entities;

(g) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto;

(h) Termination of Plans. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(i) Other ERISA Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

(j) Environmental Notices. Promptly upon the receipt thereof by the Borrower and its Subsidiaries or any Holdco Entity, a copy of any form of written notice, summons or citation received from the EPA, or any other Governmental Authority concerning: (i) material violations or alleged material violations of Environmental Laws; (ii) any action or omission on the part of the Borrower or any of its Subsidiaries or any Holdco Entity in connection with Hazardous Substances which could reasonably result in the imposition of material liability therefor, including without limitation any notice of potential responsibility under CERCLA; or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower, its Subsidiaries or any Holdco Entity, or any of their leased or owned Property, wherever located;

(k) Regulatory Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower and its Subsidiaries or any Holdco Entity, a copy of any form of material notice, summons, citation, proceeding or order received from the FERC or any other Governmental Authority concerning the regulation of any material portion of the Pipeline Systems;

(l) Other Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower and its Subsidiaries or any Holdco Entity, a copy of (i) any written notice, summons, citation, or proceeding from a Governmental Authority that could reasonably be expected to cause a Material Adverse Effect, (ii) any of the foregoing items that seeks to modify in any material adverse respect, revoke, or suspend any Material Contract, and (iii) any written notice, summons, or citation with respect to the commencement of any legal proceedings adversely affecting the Borrower’s or its Subsidiaries’ or any Holdco Entity’s title to the

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Collateral (if any) or, prior to the Investment Grade Date, the Administrative Agent’s Lien or security interest in such Collateral, or any part thereof;

(m) Material Changes. Prompt written notice of any condition or event of which the Borrower or any of its Subsidiaries or any Holdco Entity has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Effect, or (ii) a breach of or noncompliance with any material term, condition, or covenant of any Material Contract to which the Borrower or any of its Subsidiaries or any Holdco Entity is a party or by which their Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Effect;

(n) Disputes, etc. Prompt written notice of (i) any litigation or proceedings existing, or to the knowledge of the Borrower or any of its Subsidiaries or any Holdco Entity, threatened or affecting the Borrower or any of its Subsidiaries or any Holdco Entity or the Collateral (if any) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or any material labor controversy of which the Borrower or any of its Subsidiaries or any Holdco Entity has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Subsidiary of the Borrower or any Holdco Entity and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Subsidiary of the Borrower or any Holdco Entity, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $25,000,000; and

(o) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, any of its Subsidiaries, any Holdco Entity and any Partner, as the Administrative Agent or any Lender may from time-to-time reasonably request.

Documents required to be delivered pursuant to Sections 5.06(b)(i), 5.06(c)(i) or 5.06(e) may be delivered electronically with a posting on the Borrower’s website on the Internet or any other Internet or intranet website to which each Lender and the Administrative Agent has access, and if so delivered, shall be deemed to have been delivered (i) with respect to the financials required to be delivered pursuant to 5.06(b)(i) and 5.06(c)(i), on the date that the Borrower delivers the Compliance Certificates to the Administrative Agent as required under Section 5.06(b)(ii) and 5.06(c)(ii), and (ii) with respect to the documents required to be delivered pursuant to Section 5.06(e), on the date that the Borrower delivers a written notification to the Administrative Agent that such documents have been posted on such Internet or intranet website.

If the certificate containing any computation referred to in clauses (b) or (c) above includes pro forma EBITDA with respect to any Capital Expansion Project, such certificate shall also certify as to (1) with respect to the first inclusion of pro forma EBITDA, the Scheduled Completion Date of such Capital Expansion Project and (2) thereafter, the Borrower’s current good faith estimate of the date upon which such Capital Expansion Project will be completed.

Section 5.07. Maintenance of Property. The Borrower will, and will cause its Subsidiaries and the Holdco Entities to, maintain its owned, leased, or operated Properties that are necessary for the conduct of its business in good working condition and repair, ordinary wear and tear excepted. Additionally, the Borrower will, and will cause its Subsidiaries and the Holdco Entities to, use the standard of care typical in the industry for similarly situated businesses in the operation and maintenance of their facilities.

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Section 5.08. Maintenance of Pipeline Systems and Terminals. The Borrower will, and will cause its Subsidiaries to (a) maintain or cause the maintenance of the interests and rights (i) which are necessary to maintain the rights of way for the Pipeline Systems and to maintain the Terminals, each as reflected in the Financial Statements and (ii) which individually or in the aggregate, could, if not maintained, reasonably be expected to have a Material Adverse Effect, (b) subject to the Permitted Liens, maintain the Pipeline Systems within the confines of the rights of way without material encroachment upon any adjoining property and maintain the Terminals within the boundaries of the deeds and without material encroachment upon any adjoining property, (c) maintain such rights of ingress and egress necessary to permit the Borrower and its Subsidiaries to inspect, operate, repair, and maintain the Pipeline Systems and the Terminals to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that the Borrower or any of its Subsidiaries may hire third parties to perform these functions, and (d) maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in clauses (a), (b), and (c) of this Section 5.08 in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to pay or default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.

Section 5.09. State Regulatory Authority. The Borrower shall, and shall cause its Subsidiaries and the Holdco Entities to, not knowingly take any action or permit the Borrower or any of its Subsidiaries or any Holdco Entity to take any action which could cause the Borrower’s or any of its Subsidiaries’ or any Holdco Entity’s Business which is not already so regulated or treated to be (a) regulated as a “utility”, “public utility” or a “gas utility” by any State Pipeline Regulatory Agency; (b) deemed to be providing any service that would require the prior approval of any State Pipeline Regulatory Agency in order to discontinue or abandon such service; (c) within the meaning of the regulations of any State Pipeline Regulatory Agency be deemed to be (i) charging a “residential rate” or “commercial rate”, or (ii) providing “gas utility service to residential and small commercial customers” (within the meaning of Section 7.45 of the Rules of the Railroad Commission of Texas); or (d) subject to FERC jurisdiction.

Section 5.10. Additional Subsidiaries. The Borrower shall, and shall cause each of its Material Subsidiaries and the Holdco Entities to, (a) cause any Person (whether now existing or hereafter created) becoming a Material Subsidiary of the Borrower or any such Holdco Entity (other than any JV Entity or any other Excluded Subsidiary) to, promptly and in any event no later than thirty days after such Person becomes a Material Subsidiary of the Borrower or any such Holdco Entity (other than any JV Entity or any other Excluded Subsidiary) (i) execute a Guaranty, (ii) to the extent required by Section 5.11, execute a joinder to or assumption agreement of the Security Agreement, (iii) if such Person owns any Equity Interests in any other Person and to the extent required by Section 5.11, execute a joinder to or assumption agreement of the Pledge Agreement, (iv) if such Person holds any real property interest and to the extent required by Section 5.11 but subject to the Third Party Consent Limitation, execute a Mortgage, (v) to the extent required by Section 5.11, execute such other Security Documents as the Administrative Agent may reasonably request, and (vi) provide evidence of corporate authority to enter into such Credit Documents as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority and the enforceability of such Credit Documents and (b) cause the owners of the Equity Interests of such new Material Subsidiary to (i) prior to the Investment Grade Date, execute a joinder to or assumption agreement of the Pledge Agreement and grant to the Administrative Agent an Acceptable Security Interest in such Equity Interests and (ii) provide such evidence of corporate authority to enter into such Credit Documents and other due diligence as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority, the enforceability and perfection of such Credit Documents and title evidence regarding the ownership of the assets being acquired. The Borrower shall

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notify the Administrative Agent in writing of the formation or acquisition of any Subsidiary which is not a Material Subsidiary within sixty (60) days after its formation or acquisition.

Section 5.11. Agreement to Pledge.

(a) If, prior to the Investment Grade Date, as of the last day of any March, June, September or December during the term of this Agreement, the Borrower or any Material Subsidiary or any Holdco Entity now owned or hereafter acquired becomes the owner of (i) any Specified Deposit Account or (ii) any other Property which is not subject to a Lien securing the Obligations and the value of such Property, when aggregated with the value of all other Property of the Borrower or any Material Subsidiary or any Holdco Entity not subject to a Lien securing the Obligations, exceeds the Material Collateral Threshold, then before the expiration of 30 days (as such date may be extended by the Administrative Agent in its sole discretion) after such last day of the applicable March, June, September or December, the Borrower will, and will cause its Material Subsidiaries and the Holdco Entities to, grant to the Administrative Agent an Acceptable Security Interest in such Specified Deposit Account or with respect to such other Property, certain Property of the Borrower or any Material Subsidiary or any Holdco Entity such that the value of any Property which is not subject to a Lien securing the Obligations no longer exceeds the Material Collateral Threshold; provided however, the Borrower, its Material Subsidiaries and the Holdco Entities will not be required to grant to the Administrative Agent an Acceptable Security Interest in any Property of the Borrower or any Material Subsidiary or any Holdco Entity hereafter acquired that exceeds the Material Collateral Threshold if the Administrative Agent determines in its sole discretion that the relative burdens and expense of obtaining an Acceptable Security Interest in such Property outweigh the relative benefits of obtaining an Acceptable Security Interest in such Property; provided that (a) neither Borrower, nor any applicable Subsidiary nor any Holdco Entity shall be required to pledge the Equity Interests of any JV Entity owned by the Borrower, such Subsidiary or such Holdco Entity; and provided further however that neither Borrower nor any applicable Subsidiary nor any Holdco Entity shall be required to grant any Acceptable Security Interest in any real property interest that is subject to the Third Party Consent Limitation. Additionally, if after the date of this Agreement the Borrower, any of its Material Subsidiaries or any Holdco Entity purchases fee title to any real property, the Borrower or such Material Subsidiary or such Holdco Entity shall obtain Acceptable Surveys and Acceptable Title Commitments in respect of all such acquired real property (other than (x) the Excluded Property and (y) real property that consists merely of pipelines or gathering lines).

(b) (i) To the extent that any Mortgage does not expressly exclude any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Regulations), the Administrative Agent shall, prior to the execution and delivery of such Mortgage, provide to the Lenders (which may be delivered electronically) (A) a standard life of loan flood hazard determination form for the real property to be mortgaged thereunder, and (B) if such real property is in a special flood hazard area, (x) a notice acknowledged by the Borrower or applicable Restricted Subsidiary of that fact and (if applicable) that flood insurance coverage is not available and (y) if flood insurance is available in the community in which such real property is located, a policy of flood insurance in compliance with Flood Insurance Regulations. To the extent that any such real property is subject to the provisions of the Flood Insurance Regulations, upon the earlier of (i) twenty (20) Business Days from the date the information required by the immediately preceding sentence is provided to the Lenders and (ii) receipt by the Administrative Agent of a notice from each Lender (which may be delivered electronically) that such Lender has completed all necessary flood insurance diligence with respect to such real property, the Administrative Agent may permit the execution and delivery of the applicable Mortgage in favor of the Administrative Agent.

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(ii) Upon any increase, extension or renewal of the Commitments, if any Mortgage does not expressly exclude any Building or Manufactured (Mobile) Home, the Borrower shall provide evidence reasonably satisfactory to the Administrative Agent that Borrower has all necessary flood insurance under Flood Insurance Regulations with respect to the real property subject to such Mortgage, and the Administrative Agent shall have completed all necessary flood insurance due diligence and confirmed compliance with all Flood Insurance Regulations with respect thereto.

(iii) If any Mortgage does not expressly exclude any Building or Manufactured (Mobile) Home, the Borrower shall maintain flood insurance on any Buildings or Manufactured (Mobile) Homes subject to such Mortgage that are located in a special flood hazard area, from such providers, on such terms and in such amounts as required by the Flood Insurance Regulations.

(c) Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that at any time on or after the Investment Grade Date, so long as no Event of Default then exists, at the Borrower’s request (the date of such request, the “Collateral Release Date”), the Liens (including equity pledges) otherwise required by this Agreement and granted pursuant to the Security Documents shall be automatically released (the “Collateral Release Event”). From and after the Collateral Release Date, the Administrative Agent shall promptly execute, deliver and/or file at the Borrower’s expense all such further releases, termination statements, documents, agreements, certificates and instruments and do such further acts as the Borrower may reasonably require to more effectively evidence or effectuate such Collateral Release Event.

Section 5.12. Environmental Remediation and Indemnification. If at any time any Hazardous Substance is discovered on, under, or about any real property subject to any Mortgage or any other real property owned or operated by the Borrower or any of its Subsidiaries (“Other Property”) in violation of any Environmental Law in any material respect, the Borrower will inform the Administrative Agent of the same and of the Borrower’s proposed response as required under Environmental Law, including, without limitation, the performance of any required investigatory or remedial activity, and the Borrower will, at its sole cost and expense, remedy or remove such Hazardous Substances from such real property or Other Property or the groundwater underlying such real property or Other Property in accordance with (a) the approval of the appropriate Governmental Authority, if any such approval is required under Environmental Laws, and (b) all Environmental Laws. In addition to all other rights and remedies of the Administrative Agent and the Lenders under the Credit Documents, but subject to the Borrower’s or the applicable Subsidiaries’ right to contest the performance of any such response, as further described in this Section 5.12, if such Hazardous Substances require remediation or removal as set forth in this Section 5.12 but has not been remedied or removed from the affected Mortgaged Property or Other Property or the groundwater underlying such Mortgaged Property or Other Property by the Borrower within the time periods contemplated by the applicable response, the Administrative Agent may, at its sole discretion and after giving the Borrower written notification of its intention to self-implement any required response, pay to have the same remedied or removed in accordance with the applicable remediation program, and the Borrower will reimburse the Administrative Agent therefore within ten days of the Administrative Agent’s demand for payment. The Borrower shall have the right to contest any notice, directive or other demand of any third party, including without limitation, any Governmental Authority, to remedy or remove Hazardous Substances from any Property subject to a Mortgage or any Other Property so long as the Borrower diligently prosecutes such contest to completion, complies with any final order or determination and, before such contest, either furnishes the Administrative Agent security in an amount equal to the cost of remediation or removal of the Hazardous Substances or posts a bond with a surety satisfactory to the Administrative Agent in such amount. THE BORROWER SHALL BE SOLELY

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RESPONSIBLE FOR, AND WILL INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST, ANY AND ALL LOSSES, DAMAGES, DEMANDS, CLAIMS, CAUSES OF ACTION, JUDGMENTS, ACTIONS, ASSESSMENTS, PENALTIES, COSTS, EXPENSES AND LIABILITIES DIRECTLY OR INDIRECTLY ARISING OUT OF OR ATTRIBUTABLE TO ANY HAZARDOUS SUBSTANCES AT ANY REAL PROPERTY SUBJECT TO A MORTGAGE OR ANY OTHER PROPERTY, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: (Y) THE COSTS OF ANY REPAIR, CLEANUP OR DETOXIFICATION OF ANY MORTGAGED PROPERTY OR OTHER PROPERTY REQUIRED UNDER ENVIRONMENTAL LAW, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS REQUIRED UNDER ENVIRONMENTAL LAW; AND (Z) ALL REASONABLE AND DOCUMENTED COSTS AND EXPENSES INCURRED BY THE ADMINISTRATIVE AGENT OR A LENDER IN CONNECTION WITH CLAUSE (Y) ABOVE, INCLUDING REASONABLE ATTORNEYS’ FEES (SUBJECT TO LIMITATIONS ON THE NUMBER OF SUCH COUNSEL AS PROVIDED IN SECTION 9.07); PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT BE LIABLE FOR ANY OF THE FOREGOING THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR A LENDER AFTER TAKING POSSESSION OF A PROPERTY SUBJECT TO A MORTGAGE. THE COVENANTS AND INDEMNITIES PROVIDED IN THIS SECTION SHALL SURVIVE THE REPAYMENT OR ANY OTHER SATISFACTION OF THE OBLIGATIONS OF THE BORROWER UNDER THE CREDIT DOCUMENTS.

Section 5.13. Use of Proceeds. The Borrower shall use the proceeds of the Borrowings and the Letters of Credit to make Restricted Payments with the proceeds of Advances in compliance with Section 6.05, for Acquisitions, for Investments, to refinance Debt owing under the Prior Credit Agreement and to pay fees and expenses related to the refinancing of such Debt, for working capital and general corporate purposes, including, without limitation, Capital Expansion Projects and the making of capital expenditures. Neither the Borrower nor any of its subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of the Borrowings will be used to purchase or carry any margin stock in violation of Regulations D, T, U, or X.

Section 5.14. Further Assurances.

(a) Promptly upon request and at its expense, the Borrower shall, and shall cause each Subsidiary and each Holdco Entity to, cure any defects in the creation and issuance of the Notes (if any) and the execution and delivery of this Agreement and the other Credit Documents. Prior to the Investment Grade Date, the Borrower hereby authorizes the Lenders or the Administrative Agent to file any financing statements without the signature of the Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents. The Borrower at its expense will, and will cause each Subsidiary and each Holdco Entity to, promptly execute and deliver to the Administrative Agent upon reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary or any Holdco Entity, as the case may be, in the Security Documents (prior to the Investment Grade Date) and this Agreement, or, prior to the Investment Grade Date, to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out

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herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents (including without limitation deposit account control agreements with respect to the Specified Deposit Accounts), or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral (if any).

(b) Within 30 days after a request by the Administrative Agent or the Lenders to cure any title defects or exceptions which are not Permitted Liens and which, individually or in the aggregate, (i) materially interfere with the ordinary conduct of Business, (ii) materially detract from the value or the use of the portion of the Pipeline Systems affected thereby, or (iii) could reasonably have a Material Adverse Effect, the Borrower shall cure such title defects or exceptions or, prior to the Investment Grade Date, substitute such Collateral with acceptable Property of an equivalent value with no title defects or exceptions and deliver to the Administrative Agent satisfactory title evidence in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and its Subsidiaries’ or any Holdco Entity’s title in such Property and, prior to the Investment Grade Date, the Administrative Agent’s Liens and security interests therein.

(c) Promptly upon the receipt by the Borrower or any of its Subsidiaries or any Holdco Entity of the notices, summons or citations described in Section 5.06(l)(iii) hereof and provided that such legal proceedings could (i) materially interfere with the ordinary conduct of Business, (ii) prior to the Investment Grade Date, materially detract from the value or the use of the portion of the Collateral affected thereby, or (iii) reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries and the Holdco Entities shall take such action as may be reasonably necessary to preserve the Borrower’s, its Subsidiaries’ or any Holdco Entity’s, and, prior to the Investment Grade Date, the Administrative Agent’s (as the secured party) rights affected thereby. If the Borrower or any of its Subsidiaries or any Holdco Entity fails or refuses to adequately, in the reasonable judgment of the Administrative Agent as the secured party, defend the Borrower’s, its Subsidiaries’ or any Holdco Entity’s, and, prior to the Investment Grade Date, the Administrative Agent’s (as the secured party) rights affected thereby, the Administrative Agent, as the secured party, may, after prior written notice to the Borrower, take such action on behalf of and in the name of Borrower and its Subsidiaries and such Holdco Entity and at the Borrower’s or such Subsidiary’s and such Holdco Entity’s sole cost and expense. Moreover, prior to the Investment Grade Date, the Administrative Agent as the secured party may take such independent action in connection therewith as it may in its reasonable discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral. All reasonable costs, expenses and attorneys’ fees incurred by Administrative Agent pursuant to this Section 5.14 or, prior to the Investment Grade Date, in connection with the defense by the Administrative Agent of any claims, demands or litigation relating to the Collateral shall be paid by Borrower as provided in Section 9.04.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding or there shall be any Letter of Credit Exposure, or any Lender shall have any Commitment, the Borrower agrees to comply with the following covenants.

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Section 6.01. Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries or any Holdco Entity to, create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower or any of its Subsidiaries or any Holdco Entity may create, incur, assume, or suffer to exist Liens (“Permitted Liens”):

(a) securing the Obligations;

(b) for taxes, assessments, governmental charges, or levies on Property of the Borrower or any Guarantor not yet due or that (provided foreclosure, sale or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(c) in favor of bankers and/or financial institutions in respect of deposit accounts, other Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided such reserve as may be required by GAAP shall have been made therefor;

(d) arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower or any Guarantor;

(e) comprised of minor defects, irregularities, and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within the areas covered by the easements, leases, licenses and other rights in real property in favor of the Borrower or any of its Subsidiaries or any Holdco Entity which, individually and in the aggregate, do not materially interfere with the ordinary conduct of Business, do not materially detract from the value or the use of the property which they affect, and could not reasonably have a Material Adverse Effect;

(f) comprised of deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

(g) created out of judgments or awards against the Borrower or any Guarantor and that (i) do not give rise to an Event of Default and (ii) with respect to which the Borrower or any Guarantor at the time shall be properly and timely prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(h) (i) constituting purchase money Liens or security interests upon or in any Property acquired or held by the Borrower or any of its Subsidiaries or any Holdco Entity in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property and (ii) securing Capital Leases; provided that (A) the aggregate principal amount of the indebtedness secured by the Liens permitted by this paragraph (h) shall not exceed the greater of (x) $50,000,000 and (y) two and one-half percent (2.5%) of the Borrower’s Consolidated Net Tangible Assets, (B) no such Lien may extend to or cover any Property other than the Property

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being acquired or leased, and (C) no such renewal or refinancing may extend to or cover any property not previously subject to the Lien being renewed or refinanced;

(i) assumed by Borrower or its Subsidiaries or any Holdco Entity in connection with an Acquisition; provided, that such Liens were not created in contemplation of such Acquisition and do not extend to any assets other than those acquired, and the applicable Debt is permitted by Section 6.02(i);

(j) (i) existing on the Effective Date and listed on Schedule 6.01 attached hereto and (ii) any Liens in favor of the Parent (or any assignee or successor thereto that is an Affiliate of the Parent) securing certain obligations owing to the Parent (or such Affiliate assignee or successor) similar to those obligations owing under the Pipelines and Terminals Agreements so long as such Liens are subordinated to the Liens on the same assets securing the Obligations on terms not less advantageous to the Administrative Agent and the Lenders and similar to those contained in the Subordination, Non-Disturbance and Attornment Agreement executed by the Administrative Agent and the Parent as of July 8, 2005, in each case, including any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefitted thereby is permitted by Section 6.02;

(k) securing Debt permitted under Section 6.02(k); and

(l) on cash and Liquid Investments securing Swap Contracts between the Borrower, any Guarantor or any of their Subsidiaries and any Person who is not a Lender or an Affiliate of a Lender party to such Swap Contract; provided the aggregate amount of cash and/or Liquid Investments subject to such Liens may at no time exceed $25,000,000.

Section 6.02. Debts, Guaranties and Other Obligations. The Borrower will not, and will not permit any of its Subsidiaries or any Holdco Entity to, create, assume, suffer to exist, or in any manner become or be liable, in respect of any Debt except:

(a) Debt of the Borrower and its Subsidiaries and the Holdco Entities under the Credit Documents;

(b) Debt of the Borrower, its Subsidiaries and the Holdco Entities existing on the date of this Agreement and disclosed in the attached Schedule 6.02 and any extensions, rearrangements and modifications thereof which do not increase the principal amount thereof or the interest rate charged thereon above a market rate of interest;

(c) Debt of the Borrower or any of its Subsidiaries or any Holdco Entity under any Swap Contract; provided that (i) such Debt was incurred by the Borrower, such Subsidiary or such Holdco Entity for general partnership, limited liability company or corporate purposes, as applicable, including for the purposes of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes, (ii) such Swap Contract is permitted under any risk management policy approved by such Person’s governing body from time to time, and (iii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d) Debt in respect of endorsement of negotiable instruments in the ordinary course of business;

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(e) Debt in respect of (x) insurance premium financing for insurance being acquired by the Borrower, its Subsidiaries or any Holdco Entity under customary terms and conditions or (y) customary take-or-pay obligations contained in supply or service agreements, in each case in the ordinary course of business;

(f) Debt between the Borrower and any of its wholly-owned Subsidiaries or any Holdco Entity;

(g) Debt between any wholly-owned Subsidiary of the Borrower and any other wholly-owned Subsidiary of the Borrower or any Holdco Entity;

(h) Debt secured by Liens permitted under Section 6.01(h) which does not exceed the greater of (x) $50,000,000 and (y) two and one-half percent (2.5%) of the Borrower’s Consolidated Net Tangible Assets in aggregate principal amount at any time outstanding;

(i) Debt assumed in connection with an Acquisition and secured by Liens permitted under Section 6.01(i); provided that, such Debt is existing at the time of such Acquisition and is not Debt incurred solely in contemplation of such Acquisition;

(j) Permitted Note Debt including, without limitation, any guaranty thereof;

(k) secured Debt, not exceeding the greater of (x) $20,000,000 and (y) one-half percent (0.5%) of the Borrower’s Consolidated Net Tangible Assets in aggregate principal amount at any time outstanding;

(l) guaranties of the Borrower in respect of Debt of any of its Subsidiaries or any Holdco Entity or guaranties of any Guarantor in respect of Debt of Borrower, or any other Guarantor, in each case, such Debt as otherwise permitted hereunder;

(m) Debt in connection with the Banking Service Obligations that is, prior to the Investment Grade Date, secured by the Security Documents (but which may be unsecured on and after the Investment Grade Date); and

(n) unsecured Debt in addition to Debt otherwise permitted above, not exceeding the greater of (x) $50,000,000 and (y) one and three-quarters percent (1.75%) of the Borrower’s Consolidated Net Tangible Assets in aggregate principal amount at any time outstanding.

Section 6.03. Agreements Restricting Liens. The Borrower will not, and will not permit any of its Subsidiaries or any Holdco Entity to, enter into any agreement (other than a Credit Document) which, except with respect to specific Property encumbered to secure payment of Debt related to such Property or otherwise, imposes restrictions greater than those under this Agreement upon the creation or assumption of any Lien upon its Properties, revenues or assets, whether now owned or hereafter acquired.

Section 6.04. Merger or Consolidation; Asset Sales; Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries or any Holdco Entity to:

(a) Merge or consolidate with or into any other Person, except that (i) the Borrower may merge with one or more of its Subsidiaries, provided that the Borrower shall be the surviving Person, (ii) any of its Subsidiaries may merge with any of its other Subsidiaries provided that if any of such Subsidiaries is a Guarantor, a Guarantor shall be the surviving Person, (iii) any Holdco Entity may merge with any other Holdco Entity or any other Guarantor provided that the

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surviving Person shall be a Guarantor, (iv) any of the Borrower’s Subsidiaries or any Holdco Entity may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, and (v) any of the Borrower’s Subsidiaries or any Holdco Entity may sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower, any other Subsidiary or any Holdco Entity; provided, that if the transferor in such transaction is a Guarantor, then the transferee must be the Borrower or another Guarantor;

(b) Sell, lease, transfer, or otherwise dispose of any of its Property except for: (i) sales of inventory, disposition of cash and Liquid Investments, disposition of overdue accounts receivable in connection with the compromise or collection thereof (and not in connection with any financing transaction) and leases, subleases, rights of way, easements, licenses and sublicenses that, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower, its Subsidiaries and the Holdco Entities and do not materially detract from the value or the use of the property which they affect, in each case in the ordinary course of business; (ii) sales of Property that is obsolete or no longer useful or necessary for the proper operation or conduct of the Business; (iii) so long as no Event of Default has occurred and is continuing or would be caused thereby, sales and other transfers of Property from any Subsidiary of the Borrower or any Holdco Entity to either the Borrower or any other Guarantor (provided, however, that the Borrower or such Guarantor shall, prior to the Investment Grade Date, ratify, grant and confirm the Liens on such Property (and any other related Collateral) pursuant to such Security Documents and deliver such legal opinions in relation thereto as may be reasonably requested by the Administrative Agent); (iv) sales of its Investments made pursuant to clauses (a), (d), (e), (f), (g), or (m) of Section 6.06 and its Property related thereto so long as (A) such sales are to a third party and are conducted in an arm’s length transaction, and (B) in the case of sales of Investments made pursuant to Section 6.06(e), at least 75% of the consideration for such sales shall be in the form of cash and Liquid Investments; provided that concurrent with the consummation of each sale of Investments made pursuant to Section 6.06(e), all cash proceeds are distributed to, or otherwise received by, the Borrower or a Guarantor; (v) dispositions of Property (x) resulting from condemnation thereof or (y) that has suffered a casualty (constituting a total loss or constructive total loss of such property), in each case upon or after receipt of the condemnation proceeds or insurance proceeds of such condemnation or casualty, as applicable; (vi) dispositions and transfers permitted by Section 6.04(a) above or for Investments permitted pursuant to Section 6.06; and (vii) sales of other Properties made in arm’s length transactions for fair market value, not exceeding in any fiscal year the greater of (x) $50,000,000 and (y) two and one-half percent (2.5%) of the Borrower’s Consolidated Net Tangible Assets in the aggregate, provided that no Event of Default has occurred and is continuing or would result from such sale, and provided further that in the case of sales of Investments made pursuant to clause (d), (e), (f), (g), (i) or (m) of Section 6.06 or sales made pursuant to clause (vii) above, the net cash proceeds thereof are used within 365 days of such sale to purchase assets of similar value, quality and business utility to those assets sold, leased, transferred or otherwise disposed of or, to the extent not so used within such 365 day period, the net cash proceeds thereof are used to repay Advances to the extent outstanding under this Agreement; or

(c) Make any Acquisition, except the Borrower or any Guarantor may make any Acquisition (by purchase or merger) provided that (i) the Borrower or a Guarantor is the acquiring or surviving entity; (ii) no Default or Event of Default exists and the Acquisition would not reasonably be expected to cause a Default or Event of Default; (iii) after giving effect to such Acquisition on a pro forma basis, the Borrower and its Subsidiaries and the Holdco Entities

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would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, Sections 6.10 through 6.12 as of the end of the most recent fiscal quarter, (iv) the acquisition target is in the same or similar line of business as the Borrower and its Subsidiaries and the Holdco Entities and is not hostile, and (v)(i) except with respect to the Acquisition or formation of any Excluded Subsidiary, any JV Entity or any other joint venture or other similar arrangement that is not a Subsidiary, the terms of Section 5.10 and 5.11 are satisfied, and (ii) with respect to the Acquisition of, or Investments in, any Excluded Subsidiary, any JV Entity or any other joint venture or other similar arrangement that is not a Subsidiary, such Investment complies with the terms of Section 6.06.

Section 6.05. Restricted Payments.

(a) The Borrower will not make or pay any Restricted Payment; except that the Borrower may, so long as no Default or Event of Default shall occur both before and after giving effect thereto, make (i) Restricted Payments (other than Restricted Debt Payments) during any fiscal quarter in an aggregate amount not to exceed the Borrower’s Available Cash as of the end of the immediately preceding fiscal quarter; provided that, the Borrower and its Subsidiaries shall be in compliance (after giving pro forma effect to the making of such Restricted Payment) with all of the covenants contained in this Agreement, including, without limitation, Sections 6.10 through 6.12 and (ii) Restricted Debt Payments; provided that (x) the Borrower has cash, Liquid Investments and availability under this Agreement in an amount equal to not less than twenty percent (20%) of the aggregate Commitments and (y) after giving effect to such Restricted Debt Payment on a pro forma basis, the Senior Leverage Ratio shall not be greater than 3.25 to 1.00.

(b) Any Holdco Entity that is not a Subsidiary of the Borrower will not make or pay any Restricted Payment; except that (i) such Holdco Entity may make any payment on account of any net profits interest, net working capital adjustments or earn-out payments in connection with an Investment by such Holdco Entity pursuant to Section 6.06 and (ii) such Holdco Entity may make Restricted Payments (other than any distributions of Equity Interests or payments-in-kind) at any time in an aggregate amount not to exceed such Holdco Entity’s Available Cash at the time of such Restricted Payment; provided that, (x) no Default or Event of Default shall occur both before and after giving effect to such Restricted Payment, and (y) the Borrower, its Subsidiaries and the Holdco Entities shall be in compliance (after giving pro forma effect to the making of such Restricted Payment) with all of the covenants contained in this Agreement, including, without limitation, Sections 6.10 through 6.12.

Section 6.06. Investments. Except as otherwise permitted under Section 6.04, the Borrower will not, and will not permit any of its Subsidiaries or any Holdco Entity to, make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person (each an “Investment”) except the following:

(a) the purchase of Liquid Investments;

(b) current trade and customer accounts receivable or notes receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(c) Acquisitions (other than Acquisitions or Investments made with respect to any JV Entity or any other joint venture or other similar arrangement that is not a Subsidiary) to the extent made in compliance with Section 6.04 including, in the case of a Person that is acquired,

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all Investments in joint ventures made by such Person prior to such Person’s Acquisition by the Borrower, any of its Subsidiaries or any Holdco Entity; provided that such Person’s Investments in joint ventures was not made in contemplation of such Person being acquired by the Borrower or any of its Subsidiaries or any Holdco Entity;

(d) [Intentionally deleted];

(e) Investments in UNEV JV in an aggregate amount not to exceed $325,000,000 plus payments (either in cash or units of Equity Interests in the Limited Partner) on account of any net profits interest, net working capital adjustments or earn-out in connection with such Investments at any time; provided that (1) such Investments are made using cash and/or other Property of the Borrower, any of its Subsidiaries or any Holdco Entity and otherwise comply with Section 6.04 and (2) any Equity Interests in the Limited Partner that are given as consideration for such Investment shall not be included in the aggregate amount of such Investment by the Borrower, any of its Subsidiaries or any Holdco Entity for purpose of this clause (e). Additionally, the Borrower, its Subsidiaries and any Holdco Entity may make additional Investments in UNEV JV and/or the UNEV Pipeline provided that (i) the Borrower has cash, Liquid Investments and availability under this Agreement of at least $25,000,000 and (ii) after giving effect to such Investment on a pro forma basis, (x) the Limited Partner and its Subsidiaries would have been in compliance with the covenants contained in Sections 6.10 through 6.12 of this Agreement as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.06, and (y) the Senior Leverage Ratio shall not be greater than 3.25 to 1.00;

(f) Investments by the Borrower or any of its Subsidiaries in the JV Entities existing on the date of this Agreement; provided, that the amount of such Investments may not be increased (other than through natural appreciation or through cash Investments made pursuant to clauses (e), (g) or (m) of this Section 6.06;

(g) Investments by the Borrower, a Subsidiary of the Borrower or any Holdco Entity in any other Person that is not a Guarantor (including, without limitation, any JV Entity) in an aggregate amount for all such Investments not to exceed $100,000,000 outstanding at any time; provided that (i) such Investments (including Acquisitions) are made in cash and/or other Property of the Borrower, any of its Subsidiaries or any Holdco Entity and otherwise comply with Section 6.04 and Section 6.15, as applicable and (ii) any Equity Interests in the Borrower that are given as consideration for such Acquisition or Investment shall not be included in the aggregate amount of such Acquisition or Investment by the Borrower, any of its Subsidiaries or any Holdco Entity for purpose of this clause (g);

(h) Investments of the Borrower in any Guarantor and Investments of any Guarantor in the Borrower or any other Guarantor;

(i) Investments outstanding on the Effective Date and identified on Schedule 6.06 attached hereto;

(j) guaranties permitted by Section 6.02(l);

(k) advances to officers, directors and employees of the Borrower and its Subsidiaries or any Holdco Entity in an aggregate amount no to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

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(l) as long as no Event of Default has occurred and is continuing or would be caused thereby, Investments by the Borrower, a Subsidiary of the Borrower or any Holdco Entity in an aggregate amount for all such Investments not to exceed $100,000,000 outstanding at any time; provided, however, that any such Investment shall be permitted only if (x) before the effectiveness of such Investment and to the extent required by the Administrative Agent, the Borrower delivers to the Administrative Agent (i) such guaranties (and prior to the Investment Grade Date, mortgages, deeds of trust, security agreements, releases, UCC financing statements, UCC terminations and environmental assessments) as the Administrative Agent may reasonably request and, prior to the Investment Grade Date, accompanied by UCC searches and title investigations demonstrating that, prior to the Investment Grade Date, upon the effectiveness of such Investment and the recording and filing of any necessary documentation, the Administrative Agent will have an Acceptable Security Interest in such Investment, and (ii) such other agreements, instruments, certificates, approvals, opinions and other documents as any Lender through the Administrative Agent may reasonably request, in each case, to the extent required by Section 5.11 and (y) (i) such Investments are made in cash and/or other Property of the Borrower, any of its Subsidiaries or any Holdco Entity and otherwise comply with Section 6.04 and Section 6.15, as applicable and (ii) any Equity Interests in the Borrower that are given as consideration for such Investment shall not be included in the aggregate amount of such Investment by the Borrower, any of its Subsidiaries or any Holdco Entity for purpose of this clause (l); and

(m) Investments by the Borrower, any of its Subsidiaries or any Holdco Entity in the Frontier JV, the Cheyenne JV, the SLC JV or the Osage JV made in cash and/or other Property of the Borrower, any of its Subsidiaries or any Holdco Entity; provided that (i) the Borrower has cash, Liquid Investments and availability under this Agreement of at least $25,000,000 and (ii) after giving effect to such Investment on a pro forma basis, (x) the Borrower and its Subsidiaries would have been in compliance with the covenants contained in Sections 6.10 through 6.12 of this Agreement as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.06, and (y) the Senior Leverage Ratio shall not be greater than 3.25 to 1.00.

Section 6.07. Affiliate Transactions. The Borrower shall not, nor shall it permit any of its Subsidiaries or any Holdco Entity to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise exchange or acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions on an arm’s-length basis; provided, that the foregoing restriction shall not apply to:

(a) transactions set forth on Schedule 6.07;

(b) transactions between or among the Borrower, its Subsidiaries or any Holdco Entity;

(c) transactions pursuant to (x) the Material Contracts or (y) any contract or agreement in effect on the date hereof, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Borrower, its Subsidiaries and the Holdco Entities in any material respect than the contract or agreement in effect on the date hereof;

(d) transactions pursuant to which (i) taxes are allocated among the Borrower and its Affiliates in any manner consistent with Section 1552 (or any successor provision) of the Code, (ii) general and administrative expenses are allocated among the Borrower and its Affiliates in any manner consistent with Section 482 (or any successor provision) of the Code, and (iii) interest is charged or credited to Affiliates in any reasonable manner not inconsistent with the Code; and

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(e) transactions entered into with any Excluded Subsidiary, the Ultimate General Partner, the General Partner, Parent or any of its subsidiaries or Affiliates, on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower, its Subsidiaries or any Holdco Entity as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower, its Subsidiaries, and the Holdco Entities on the one hand, and such Excluded Subsidiary, the Ultimate General Partner, the General Partner, Parent or such subsidiary or Affiliate thereof, as applicable, on the other.

Section 6.08. Other Businesses. The Borrower shall not, and shall not permit any of its Subsidiaries or any Holdco Entity to, substantially alter the character of their respective businesses from that conducted by the Borrower, its Subsidiaries and the Holdco Entities taken as a whole, on the Effective Date.

Section 6.09. Amendment of Material Agreements. The Borrower shall not amend, modify, or supplement any of the Material Contracts without the prior written consent of the Majority Lenders; provided that such amendments, modifications, or supplements may be made without the consent of the Majority Lenders if such amendments, modifications or supplements are, as of the date they are entered into and considered individually or in the aggregate, not reasonably expected to cause a Material Adverse Effect.

Section 6.10. Total Leverage Ratio. As of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ended June 30, 2017), the Total Leverage Ratio shall not be greater than (a) 5.25 to 1.00 or (b) during a Qualifying Acquisition Period, 5.50 to 1.00.

Section 6.11. Senior Leverage Ratio. As of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ended June 30, 2017) prior to the Investment Grade Date, the Senior Leverage Ratio shall not be greater than (a) 3.75 to 1.00 or (b) during a Qualifying Acquisition Period, 4.00 to 1.00.

Section 6.12. Interest Coverage Ratio. As of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ended June 30, 2017) prior to the Investment Grade Date, the Interest Coverage Ratio shall not be less than 2.50 to 1.00.

Section 6.13. Compliance with ERISA. The Borrower shall not, nor shall it permit any of its Subsidiaries or any Holdco Entity to, directly or indirectly, (a) engage in, or permit any Subsidiary, any Holdco Entity or any member of the Controlled Group to engage in, any transaction in connection with which the Borrower, any Subsidiary, any Holdco Entity or member of the Controlled Group could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any Subsidiary, any Holdco Entity or member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary, any Holdco Entity or member of the Controlled Group to the PBGC; (c) fail to make, or permit any Subsidiary, any Holdco Entity or member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary, any Holdco Entity or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary, any Holdco Entity or member of the Controlled Group to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any Subsidiary, any Holdco Entity or member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by the Borrower, any Subsidiary, any

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Holdco Entity or any member of the Controlled Group which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary, any Holdco Entity or member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any Subsidiary, any Holdco Entity or member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group with respect to the Borrower, any Subsidiary, any Holdco Entity or any member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any Subsidiary, any Holdco Entity or member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary, any Holdco Entity or member of the Controlled Group to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any Subsidiary, any Holdco Entity or member of the Controlled Group to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary, any Holdco Entity or any member of the Controlled Group is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the good faith opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan.

Section 6.14. Restricted Entities. Notwithstanding anything to the contrary contained herein, including any provision of this Article VI, the Borrower shall not, nor shall it permit any of its Subsidiaries or any Holdco Entity to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Excluded Subsidiary, (b) except for Investments permitted by Section 6.06, sell, assign, pledge, or otherwise transfer any of its Properties to any Excluded Subsidiary, (c) except for such Investments permitted by Section 6.06, make or permit to exist Investments in any Excluded Subsidiary or in any of their respective Properties, or (d) amend, modify or supplement the voting or other consent provisions contained in the partnership agreement or other organizational documents of any Excluded Subsidiary; provided that such amendments, modifications, or supplements may be made without the consent of the Majority Lenders if such amendments, modifications or supplements are, as of the date they are entered into and considered individually and in the aggregate, not expected to materially decrease the economic benefit that the Borrower would have otherwise received pursuant to such agreements. Furthermore, the Borrower shall not, and shall not permit any of its Subsidiaries or any Holdco Entity to, consent to any Excluded Subsidiary (i) creating, incurring or suffering to exist any Debt, except trade payables in the ordinary course of business; (ii) creating, incurring or suffering to exist any Lien in, of or on the Property of any Excluded Subsidiary, except for the Liens of the type described in Sections 6.01(b), (c), (d), (e) or (f); (iii) merging or consolidating with or into any other Person; (iv) leasing, selling or otherwise disposing of its Property to any other Person other than (A) sales of such Property that are obsolete, redundant or otherwise not necessary in the business of the Excluded Subsidiaries, (B) sales of inventory in the ordinary course of business, or (C) operating leases entered into in the ordinary course of an Excluded Subsidiary’s business; (v) entering into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (1) distributions by an Excluded Subsidiary to the holders of its Equity Interests in accordance with the terms of its applicable organizational documents, and (2) in the ordinary course of business and pursuant to the reasonable requirements of an Excluded

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Subsidiary’s business and upon fair and reasonable terms no less favorable to such Excluded Subsidiary than such Excluded Subsidiary would obtain in a comparable arms-length transaction; or (vi) conducting business in enterprises that are not in substantially the same field of business as presently conducted.

Section 6.15. Holdco Entities. So long as the Administrative Agent and the Lenders shall not have an Acceptable Security Interest in the Equity Interests of any JV Entity owned by the Borrower, its Subsidiaries or any Holdco Entity: (a) the applicable Holdco Entity owning Equity Interests in such JV Entity shall not own any material assets other than such Equity Interests in such JV Entity, (b) the applicable Holdco Entity owning Equity Interests in such JV Entity shall not engage in any business other than the ownership of such Equity Interests in such JV Entity, and (c) the applicable Holdco Entity owning Equity Interests in such JV Entity shall not sell, dispose of or otherwise transfer such Equity Interests in such JV Entity except as permitted by Section 6.04.

ARTICLE VII

REMEDIES

Section 7.01. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Credit Document:

(a) Payment. The Borrower shall fail to (i) pay any principal of any Advance or reimburse any drawing under any Letter of Credit when the same becomes due and payable, (ii) pay any interest on any Note or any fee owing in connection with the Obligations, this Agreement or any of the other Credit Documents within five days after the same becomes due and payable, or (iii) pay any other amount owing in connection with the Obligations, this Agreement or any of the other Credit Documents within ten days after the same becomes due and payable;

(b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower or any Guarantor (or any of their respective officers) in connection with this Agreement or any other Credit Document, or (iii) by any Guarantor in any Credit Document, shall, in any such case, prove to have been incorrect in any material respect when made or deemed to be made;

(c) Covenant Breaches. (i) The Borrower or any of its Subsidiaries shall fail to perform or observe any covenant contained in Sections 2.04(b), 5.02 (other than the provisions of Section 5.02 requiring the Borrower to deliver summaries or copies of policies or certificates, for which provisions only, a 30-day grace period shall apply provided such policies are then currently in effect), 5.03, 5.06, 5.09, 5.10, or 5.13 or in Article VI of this Agreement, or (ii) the Borrower or any of its Subsidiaries or any other Guarantor fail to perform or observe any other term or covenant set forth in this Agreement or any other Credit Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for thirty days after the earlier of written notice of such default shall have been given to the Borrower by the Administrative Agent or any Lender or a Responsible Officer’s actual knowledge of such default;

(d) Cross-Defaults.

(i) The Borrower or any of its Subsidiaries shall default in the making of any payment of any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000,000 (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt;

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(ii) Any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of the Borrower or any of its Subsidiaries which is outstanding in a principal amount of at least $50,000,000, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt;

(iii) Any such Debt referred to in clauses (i) or (ii) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(iv) (A) Any default or event of default shall have occurred under any of the Material Contracts which has not been cured within any applicable grace period and which default or event of default could reasonably be expected to have a Material Adverse Effect, (B) any of the Material Contracts shall have terminated, or (C) any Person other than the Borrower or any of its Subsidiaries takes (or notifies the Borrower or any of its Subsidiaries that it intends to take) remedial action under any Material Contract, in each case that constitutes or could reasonably be expected to take the form of the purchase, occupation, or operation of any of the applicable Pipeline Systems or Terminals by a Person other than the Borrower or its wholly owned Subsidiaries.

(e) Insolvency. The Borrower or any of its Subsidiaries or any Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower or any of its Subsidiaries or any Guarantor either such proceeding shall remain undismissed for a period of sixty days or any of the actions sought in such proceeding shall occur; or the Borrower or any of its Subsidiaries or any Guarantor shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

(f) Judgments. Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any Guarantor and remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) [Intentionally Deleted];

(h) Credit Documents. Any material provision of the Credit Documents, including, without limitation, the Guaranty and, prior to the Investment Grade Date, the Security Documents, shall for any reason cease to be valid and binding on the Borrower or any Guarantor or any such Person shall so state in writing;

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(i) Acceptable Security Interest. Prior to the Investment Grade Date, the Administrative Agent and the Lenders shall fail to have an Acceptable Security Interest in the Collateral;

(j) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan’s vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $50,000,000 (or in the case of a Termination Event involving the withdrawal of a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer’s proportionate share of such excess shall exceed such amount);

(k) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $50,000,000; or

(l) Change of Control. A Change of Control shall occur.

Section 7.02. Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender and each Issuing Bank to make extensions of credit hereunder, including the making of Advances and issuing of Letters of Credit, to be terminated, whereupon the same shall forthwith terminate or (ii) shall, at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

(b) the Borrower shall, on written demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account such amount as the Administrative Agent may request, up to a maximum amount equal to the Letter of Credit Exposure as security for the Obligations; and

(c) the Administrative Agent shall at the request or may with the consent of the Majority Lenders proceed to enforce its rights and remedies under the Security Documents (if any), the Guaranty, and any other Credit Documents for the ratable benefit of the Lenders and Affiliates of Lenders (with respect to Banking Service Obligations) and counterparties (with respect to Lender Hedging Agreements) by appropriate proceedings.

Section 7.03. Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

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(a) (i) the obligation of each Lender and each Issuing Bank to make extensions of credit hereunder, including making Advances and issuing Letters of Credit, shall immediately and automatically be terminated and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Credit Documents shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

(b) the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account such amount as the Administrative Agent may request, up to a maximum amount equal to the Letter of Credit Exposure as security for the Obligations; and

(c) the Administrative Agent shall at the request and may with the consent of the Majority Lenders proceed to enforce its rights and remedies under the Security Documents (if any), the Guaranty and any other Credit Document for the ratable benefit of the Lenders and Affiliates of Lenders (with respect to Banking Services) and counterparties to Lender Hedging Agreements (with respect to Lender Hedging Agreements) by appropriate proceedings.

Section 7.04. Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent or any Lender is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, any Note, or such other Credit Documents, and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The Administrative Agent and each Lender agrees to promptly notify the Borrower after any such set-off and application made by the Administrative Agent or such Lender, provided that the failure to give the notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and the Lenders under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or the Lenders may have

Section 7.06. Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral (as defined in each of the Security Documents) shall be applied by the Administrative Agent in the following order:

first, to the payment of all reasonable expenses, liabilities, and advances incurred or made by the Administrative Agent in connection with the sale or other realization of such Collateral, and to the ratable payment of any other unreimbursed reasonable expenses for which the Administrative Agent or any Lender is to be reimbursed pursuant to the terms hereof or any other Credit Document;

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second, to the ratable payment of accrued but unpaid agent’s fees, commitment fees, letter of credit fees, and fronting fees owing to the Administrative Agent, the Issuing Banks, and the Lenders in respect of the Advances and Letters of Credit under this Agreement and the Notes;

third, to the ratable payment of accrued but unpaid interest on the Advances owing under this Agreement and the Notes;

fourth, to the ratable payment of (i) all other Obligations which relate to the Advances and Letters of Credit and which are owing to the Administrative Agent and the Lenders (other than amounts owing to any counterparty under any Lender Hedging Agreement), (ii) all amounts due and owing to the counterparties under any Lender Hedging Agreement, and (iii) all amounts due and owing to the Lenders and their respective Affiliates in connection with any Banking Service Obligations; and

fifth, any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after the payment in full of all the Obligations shall be promptly paid over to the Borrower or to whoever may be lawfully entitled to receive such surplus.

Notwithstanding the foregoing, amounts received from any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Pari Passu Hedging Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Pari Passu Hedging Obligations as a result of this Section 7.06, the Administrative Agent may make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause fourth above by the holders of any Excluded Pari Passu Hedging Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause fourth above).

Administrative Agent shall incur no liability in connection with any determination of the existence or amount of Excluded Pari Passu Hedging Obligations and Administrative Agent may reserve from the application of amounts under this Section 7.06 any amounts it believes may be distributable in respect of Excluded Pari Passu Hedging Obligations until it has received evidence satisfactory to it of the existence, or lack of existence, and amount of such Excluded Pari Passu Hedging Obligations. Further, Administrative Agent may rely on certifications and representations from the Borrower in determining the existence and amount of such Excluded Pari Passu Hedging Obligations.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS

Section 8.01. Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably (subject to Section 8.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any

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provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent, any syndication agent or documentation agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that each Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by an Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VIII included each Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Issuing Bank.

Section 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence, bad faith, or willful misconduct.

Section 8.03. Default; Collateral.

(a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that Majority Lenders or all Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from Majority Lenders or all Lenders, as the case may be. All rights of action under the Credit Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, the counterparties thereto and, with respect to Banking Services, Affiliates of Lenders) subject to the expenses of the Administrative Agent. In actions with respect to any property of the Borrower or any Guarantor, the Administrative Agent is acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreements, the counterparties thereto and, with respect to Banking Services, Affiliates of Lenders). Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreements, the counterparties thereto and, with respect to Banking Services, Affiliates of Lenders).

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(b) Each Lender authorizes and directs the Administrative Agent to enter into the Security Documents on behalf of and for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, the counterparties thereto and, with respect to Banking Services, Affiliates of Lenders) (or if previously entered into, hereby ratifies the Administrative Agent’s (or any predecessor administrative agent’s) previously entering into such agreements and Security Documents).

(c) Except to the extent unanimity (or other percentage set forth in Section 9.01) is required hereunder, each Lender agrees that any action taken by the Majority Lenders in accordance with the provisions of the Credit Documents, and the exercise by the Majority Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Affiliates of Lenders (with respect to Banking Service Obligations) and counterparties to Lender Hedging Agreements (with respect to Lender Hedging Agreements).

(d) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Security Documents, if any, which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

(e) The Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent (or any predecessor administrative agent) herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights granted or available to the Administrative Agent in this Section 8.03 or in any of the Security Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE COLLATERAL, OR ANY ACT, OMISSION, OR EVENT RELATED THERETO, THE ADMINISTRATIVE AGENT MAY ACT IN ANY MANNER IT MAY DEEM APPROPRIATE, IN ITS SOLE DISCRETION, GIVEN THE ADMINISTRATIVE AGENT’S OWN INTEREST IN THE COLLATERAL AS ONE OF THE LENDERS AND THAT THE ADMINISTRATIVE AGENT SHALL HAVE NO DUTY OR LIABILITY WHATSOEVER TO ANY LENDER (AND, WITH RESPECT TO LENDER HEDGING AGREEMENTS, THE COUNTERPARTIES THERETO AND, WITH RESPECT TO BANKING SERVICES, AFFILIATES OF LENDERS), OTHER THAN TO ACT WITHOUT GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT.

(f) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to (i) deliver instruments of assurance confirming the non-existence of any Lien under the Credit Documents with respect to assets of a Person described in Section 5.11 that are excluded from the Collateral and (ii) release any Lien granted to or held by the Administrative Agent upon any Collateral: (A) constituting Property in which neither Borrower nor any Guarantor owned an interest at the time the Lien was granted or at any time thereafter; (B) constituting Property leased to the Borrower or a Guarantor under a lease which has expired or been terminated in a transaction permitted under the Credit Documents or is about to expire and which has not been, and is not intended by the Borrower or such Guarantor to be, renewed; (C)

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consisting of an instrument or other possessory collateral evidencing Debt or other obligations pledged to the Administrative Agent (for the benefit of the Lenders), if the Debt or obligations evidenced thereby has been paid in full or otherwise superseded; (D) Property permitted to be sold pursuant to Section 6.04; (E) Property permitted to be invested pursuant to Section 6.06; (F) upon the Investment Grade Date; or (G) upon termination of the Commitments and payment in full of the Obligations (other than the Unliquidated Obligations). In addition, the Lenders irrevocably authorize the Administrative Agent to release Liens upon Collateral as contemplated herein or in any other Credit Document, or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.03.

(g) In furtherance of the authorizations set forth in this Section 8.03, each Lender hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Security Documents (including, without limitation, any appointments of substitute trustees under any Security Documents), (ii) to take action with respect to the Collateral and Security Documents, if any, to perfect, maintain, and preserve Lenders’ Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in paragraph (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s power, as attorney-in-fact, relative to the Collateral matters described in this Section 8.03. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 8.03(g) to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Advance or issue any Letter of Credit under the Credit Documents.

Section 8.04. Liability of Administrative Agent. NO AGENT-RELATED PERSON SHALL (A) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any Guarantor or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Credit Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Credit Document, or for any failure of Borrower or any Guarantor or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any Guarantor or any Affiliate thereof. No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into the utilization of any Issuing Bank’s Letter of Credit Commitment (it being understood and agreed that each Issuing Bank shall monitor compliance with its own Letter of Credit Commitment without any further action by the Administrative Agent).

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Section 8.05. Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any Guarantor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the requisite Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the requisite Majority Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the requisite Majority Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the requisite Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has funded its Pro Rata Share of the initial Advance on the Effective Date (or, if there is no Advance made on such date, each Lender other than Lenders who gave written objection to the Administrative Agent prior to such date) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender (or otherwise made available for such Lender on SyndTrak Online, DXSyndicate™ or any similar website) for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 8.06. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Lenders in accordance with this Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 8.07. Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Guarantor or any Affiliate thereof, shall be

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deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. In this regard, each Lender acknowledges that Thompson & Knight LLP is acting in this transaction as counsel to the Administrative Agent. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Credit Documents and the matters contemplated therein. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 8.08. Indemnification of Agents. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF BORROWER TO DO SO), IN ACCORDANCE WITH THEIR RESPECTIVE PRO RATA SHARES, AND ALSO IN ACCORDANCE WITH SUCH PRO RATA SHARES, HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (INCLUDING SUCH AGENT-RELATED PERSON’S OWN NEGLIGENCE); PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT; provided, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence, bad faith, or willful misconduct for purposes of this Section 8.08. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower and without limiting the obligation of Borrower to do so pursuant to Section 9.04. The undertaking in this Section 8.08 shall survive termination of the Commitments, the payment in full of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

Section 8.09. Administrative Agent in its Individual Capacity. Wells Fargo and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Wells Fargo were not the Administrative Agent or an Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or

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its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Advances, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an Issuing Bank, and the terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

Section 8.10. Successor Administrative Agent and Issuing Bank. The Administrative Agent or any Issuing Bank may resign at any time upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower. If the Administrative Agent or any Issuing Bank resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent or issuing bank for the Lenders which successor administrative agent or issuing bank shall be consented to by the Borrower at all times other than during the existence of an Event of Default. If no successor administrative agent or issuing bank is appointed prior to the effective date of the resignation of the Administrative Agent or the applicable Issuing Bank, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent and/or issuing bank from among the Lenders. Upon the acceptance of its appointment as successor administrative agent and/or issuing bank hereunder, such successor administrative agent and/or issuing bank shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Issuing Bank and the term “Administrative Agent” and “Issuing Bank” shall mean such successor administrative agent or issuing bank and the retiring Administrative Agent’s or Issuing Bank’s appointment, powers and duties as Administrative Agent or Issuing Bank shall be terminated. The resigning Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting such Issuing Bank with respect to Letters of Credit shall inure to the benefit of the resigning Issuing Bank until the termination of all such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VIII and Sections 9.04 and 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

Section 8.11. Syndication Agent; Other Agents; Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” as a “documentation agent,” any other type of agent (other than the Administrative Agent), “arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.12. Administrative Agent May File Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

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(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Exposures and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.06 and 9.04) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 9.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.13. Lender Hedging Agreements To the extent any Affiliate of a Lender (or former Lender or former Affiliate of a Lender) is a party to a Lender Hedging Agreement with the Borrower or any of its Subsidiaries or any Holdco Entity and thereby becomes a beneficiary of the Liens pursuant to any Security Document (if any), such Person shall be deemed to appoint the Administrative Agent its nominee and agent to act for and on behalf of such Person in connection with such Security Documents and to be bound by the terms of this Article VIII, Section 9.01(h) and the last sentence of Section 2.16.

Section 8.14. Banking Service Obligations. To the extent any Affiliate of a Lender provides any Banking Services and thereby becomes a beneficiary of the Liens pursuant to any Security Document (if any), such Affiliate of a Lender shall be deemed to appoint the Administrative Agent its nominee and agent to act for and on behalf of such Affiliate in connection with such Security Documents and to be bound by the terms of this Article VIII, Section 9.01(h) and the last sentence of Section 2.16.

Section 8.15. Lender ERISA Representation. Each Lender as of the Effective Date represents and warrants as of the Effective Date to the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

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ARTICLE IX

MISCELLANEOUS

Section 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by each affected Lender, do any of the following: (a) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to such Lender hereunder or under any other Credit Document (other than with respect to a waiver of default interest or to amend any financial covenant hereunder (or any defined term used therein), even if the effect of such amendment would be to reduce the rate of interest on any Advance or to reduce any fee payable hereunder), (b) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or extend the Revolver Termination Date or the Final Maturity Date (provided that Majority Lenders can extend the Final Maturity Date pursuant to Section 2.18, but only with respect to the Extended Commitments of the Extending Lenders), (c) change the percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Credit Document, (d) change the Pro Rata Share of any Lender (other than as a result of an increase in the Commitments pursuant to Section 2.14, a reallocation as a result of a Lender becoming, or ceasing to be, a Defaulting Lender pursuant to Section 2.17(a)(iv) or multiple maturity dates as a result of an extension of the Final Maturity Date pursuant to Section 2.18 by less than all of the Lenders), (e) amend Section 2.09, Section 2.13(a)(ii)(B), Section 7.06, Section 8.01 or this Section 9.01, (f) amend the definition of “Majority Lenders”, (g) release any Guarantor from its obligations under any Guaranty other than in connection with a transaction permitted under Section 6.04 or Section 6.06, or (h) release all or substantially all of the Collateral, except as permitted under Section 8.03(f); and provided, further, that (1) no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent and (2) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent or the applicable Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

In the event that any Lender (a “Non-Consenting Lender”) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the approval of the Lenders directly affected thereby or the unanimous approval of all of the Lenders and Majority Lenders have consented to such proposed amendment, modification, termination, waiver or consent, the Borrower shall be permitted to replace such Non-Consenting Lender pursuant to Section 2.15.

Section 9.02. Notices, Etc. All notices and other communications shall be in writing (including facsimile, telecopy, e-mail or other electronic communication) and mailed, faxed or telecopied, hand delivered or delivered by a nationally recognized overnight courier, for the Borrower and the Administrative Agent at the address specified in Schedule 1.01(b), and for any Lender at the address

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specified in its Administrative Questionnaire, or in each case, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, faxed, telecopied or sent via e-mail or other electronic transmissions approved by the Administrative Agent, or hand delivered or delivered by a nationally recognized overnight courier, be effective (i) three days after being deposited in the mail for any certified or registered mail, (ii) upon receipt when sent by hand or overnight courier service or (iii) when facsimile, telecopy, e-mail or other electronic transmission is completed, respectively; provided, that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.

Section 9.03. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Lender, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.04. Costs and Expenses. The Borrower agrees to pay within thirty days of receipt of a reasonably detailed invoice therefor (a) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, and the other Credit Documents (whether or not effective) including, without limitation, the reasonable, documented fees and out-of-pocket expenses of one firm as outside counsel for the Administrative Agent (and as the Administrative Agent may require, a single firm of local counsel in each jurisdiction in which any Collateral (if any) resides) and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and (b) all reasonable and documented out-of-pocket costs and expenses, if any, of the Administrative Agent, each Issuing Bank and each Lender (including, without limitation, reasonable and documented outside counsel fees and expenses of (i) one firm as outside counsel for the Administrative Agent, (ii) one firm of outside counsel for Issuing Banks and Lenders, taken as a whole, (iii) a single firm of local counsel in each jurisdiction in which any Collateral resides for the Administrative Agent and the Lenders, taken as a whole and (iv) in the case of an actual or perceived conflict of interest where the party affected by such conflict notifies the Borrower that such a conflict exists and retains its own counsel, by another firm of counsel for such affected party) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, and the other Credit Documents after the occurrence and during the continuance of an Event of Default; provided that, all amounts owing under clause (a) and incurred prior to the Effective Date shall be paid on the Effective Date to the extent provided in Section 3.01(d).

Section 9.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.06. Lender Assignments and Participations.

(a) Assignments. Any Lender may assign to another Lender or an Approved Affiliate all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and

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the participation interest in the Letter of Credit Obligations held by it) without the Borrower’s consent and without any minimum assignment amount. Additionally, any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender’s rights and obligations assigned under this Agreement, (ii) the amount of the Commitments, Advances, and participation interest in the Letter of Credit Obligations of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender, not less than $5,000,000.00 and shall be an integral multiple of $1,000,000.00 (unless the Borrower and Administrative Agent otherwise consent), (iii) each such assignment shall be to an Eligible Assignee or an Approved Affiliate, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (v) the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and (vi) each Eligible Assignee or Approved Affiliate (other than the Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $3,500 administrative fee. Additionally, the consent of the Issuing Banks (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Advances and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and

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Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Register. The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee or an Approved Affiliate, together with the Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within ten (10) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes (if any) (A) if such Eligible Assignee or Approved Affiliate has acquired a Commitment and has requested a Note, a new Note to such Eligible Assignee or Approved Affiliate in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and (B) if such Lender has retained any Commitment hereunder and has requested a Note, a new Note to such Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit G.

(e) Participations. Each Lender may sell participations to one or more banks or other entities (other than a Defaulting Lender or Subsidiary of a Defaulting Lender) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of

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Credit Obligations, and the Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (v) such Lender shall not require the participant’s consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, releasing all or substantially all of the Collateral, or extending the Revolver Termination Date. The Borrower hereby agrees that participants shall have the same rights under Sections 2.10, 2.11, 2.12(b) and 9.07 as a Lender, subject to the requirements and limitations therein, including the requirements of Section 2.12(c) (it being understood that the documentation required under Section 2.12(c) shall be delivered by the participant to the Lender issuing such participation), to the extent of their respective participations, and provided that a participant shall in no event be entitled to receive any greater payment than the Lender that issued the participation would have been entitled to receive with respect to such participation.

(f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Advances and its Notes (if applicable) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

Section 9.07. Indemnification. BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGERS, EACH ISSUING BANK AND EACH LENDER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER (OTHER THAN EXCLUDED TAXES AND TAXES GOVERNED BY SECTION 2.12) (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”) TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, INCLUDING ANY INDEMNIFIED LIABILITIES WHICH ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER OF THE PROCEEDS OF THE ADVANCES OR ANY LETTER OF CREDIT, (II) ANY BREACH BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, (III) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, (IV) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES OF THE BORROWER OR ANY AFFILIATE OF THE BORROWER OR THE OPERATIONS OR BUSINESS OF THE BORROWER OR ANY AFFILIATE OF THE BORROWER, OR (V) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATED TO THE BORROWER’S OR ANY BORROWER AFFILIATE’S PROPERTIES AND THE BORROWER SHALL REIMBURSE THE ADMINISTRATIVE AGENT, THE ARRANGERS, EACH ISSUING BANK AND EACH LENDER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE AND

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DOCUMENTED OUTSIDE LEGAL FEES OF ONE FIRM OF COUNSEL FOR SUCH INDEMNIFIED PERSONS, TAKEN AS A WHOLE (AND IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST WHERE THE INDEMNIFIED PERSON AFFECTED THEREBY NOTIFIES THE BORROWER THAT SUCH A CONFLICT EXISTS AND RETAINS ITS OWN COUNSEL, OF SUCH OTHER COUNSEL FOR SUCH AFFECTED INDEMNIFIED PERSON) AND SETTLEMENT COSTS) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH INDEMNIFIED LIABILITIES INCURRED BY REASON OF THE INDEMNIFIED PERSON’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH INDEMNIFIED LIABILITIES WHICH ARE FOUND BY A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM (I) THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR (II) DISPUTES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS OR SUITS NOT ARISING DIRECTLY OR INDIRECTLY FROM ANY ACT OR OMISSION BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER BROUGHT BY AN INDEMNIFIED PERSON AGAINST ANY OTHER INDEMNIFIED PERSON (OTHER THAN ANY SUCH DISPUTE, CLAIM, DEMAND, ACTION, JUDGMENT OR SUIT INVOLVING THE ARRANGERS IN THEIR CAPACITIES AS JOINT LEAD ARRANGERS, THE ISSUING BANKS IN THEIR CAPACITY AS ISSUING BANKS OR INVOLVING WELLS FARGO IN ITS CAPACITY AS ADMINISTRATIVE AGENT). THE COVENANTS AND INDEMNITIES PROVIDED IN THIS SECTION SHALL SURVIVE THE REPAYMENT OR ANY OTHER SATISFACTION OF THE OBLIGATIONS OF THE BORROWER UNDER THE CREDIT DOCUMENTS.

Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (including via e-mail) shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 9.09. Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances and any investigation made by or on behalf of the Administrative Agent or any Lender, none of which investigations shall diminish the Administrative Agent’s or any Lender’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.10, 2.11, 2.12, 9.04 and 9.07 and all of the obligations of the Lenders in Section 2.09 and 8.08 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.10. Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby. Without limiting the foregoing provisions of this Section 9.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by applicable bankruptcy laws, as determined in good faith by the Administrative Agent or the Issuing Banks, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.11. Business Loans. The Borrower warrants and represents that the Advances evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes

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and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Finance Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time-to-time in effect.

Section 9.12. Usury Not Intended. It is the intent of the Borrower, the Administrative Agent, the Issuing Banks, and the Lenders in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of the Lenders including such applicable laws of the State of Texas and the United States of America from time-to-time in effect. In furtherance thereof, the Administrative Agent, the Lenders, and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged, or received under this Agreement and the other Credit Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received, or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and the Lender receiving same shall credit the same on the principal of its Notes (or if its Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes shall have been paid in full, refunded to the Borrower of such interest). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower, the Administrative Agent, the Issuing Banks, and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Note, all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations.

Section 9.13. Waiver of Jury; Waiver of Consequential Damages; Consent to Jurisdiction.

(a) THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower, the Administrative Agent, the Issuing Banks and each Lender hereby agree that they shall not assert, and hereby waive, any claim against any such Person which they may have against any other such Person and such Person’s respective Affiliates, directors, officers, employees and agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit Obligation or the use of the proceeds thereof; provided that the

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foregoing shall not apply to any consequential damages payable to a third person (that is, a Person other than the Borrower, the Administrative Agent, the Issuing Banks, any Lender and each of the foregoing’s respective Affiliates, directors, officers, employees and agents) for which indemnification is sought under this Agreement.

(c) The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, and the transactions contemplated thereby and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address set forth in this Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.14. Governing Law. This Agreement, the Notes, and the other Credit Documents (other than those containing a contrary express choice of law provision) shall be governed by, construed, and enforced in accordance with the laws of the State of Texas. Without limiting the intent of the parties set forth above, (a) Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loans and revolving tri-party accounts), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Chapter 303 of the Texas Finance Code, as amended (formerly known as the indicated (weekly) rate ceiling in Article 5069-1.04 of the Revised Civil Statutes of Texas). Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007 version).

Section 9.15. Credit Documents. To the extent the specific terms and provisions of this Agreement expressly conflict with the specific terms and provisions of any of the other Credit Documents, the specific terms and provisions of this Agreement shall control.

Section 9.16. USA Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act.

Section 9.17. Express Negligence Rule. THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY. EACH OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, THE LENDERS, THE BORROWER, AND EACH OF THE GUARANTORS ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

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Section 9.18. Statute of Frauds.

(a) PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

(b) THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN CREDIT AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE CREDIT AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

(c) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.19. Restatement. The parties hereto agree that this Agreement amends, restates and rearranges the Prior Credit Agreement in its entirety and that all Advances outstanding and Letters of Credit issued and outstanding under the Prior Credit Agreement on the Effective Date shall be and be deemed to be Advances (of the same Type and having the same Interest Periods) made and Letters of Credit issued under this Agreement, and shall thereafter be evidenced and governed by the terms and conditions of this Agreement. Article 8 and Sections 9.04 and 9.07 of the Prior Credit Agreement shall survive and inure to the benefit of the Administrative Agent with respect to events and conditions that occurred or existed prior to the Effective Date.

Section 9.20. Confidentiality.

(a) Each of Administrative Agent, the Lenders and the Issuing Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, representatives, rating agencies, market data collectors and to any credit insurance provider relating to Borrower and the Obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which event Administrative Agent, such Lender or such Issuing Bank, as applicable, shall give the Borrower prompt prior notice of the disclosure permitted by this clause (c) unless such notice is impracticable or otherwise prohibited, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same, or at least as restrictive, as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective direct or indirect contractual counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Guarantor or any of their obligations, or (iii) any provider of Banking Services, (g) with the consent of Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any

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Guarantor, unless Administrative Agent, such Lender, such Issuing Bank or such Affiliate has actual knowledge that such source owes an obligation of confidence to the Borrower or any Guarantor with respect to such Information.

(b) For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any such Subsidiary, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c) Administrative Agent and each of the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.

Section 9.21. Commodity Act Keepwell Provisions. The Borrower, to the extent that it is a Qualified ECP Guarantor, hereby guarantees the payment and performance of all Obligations in respect of any Lender Hedging Agreement of each Guarantor and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor in order for such Guarantor to honor its obligations under the Guaranty with respect to Lender Hedging Agreements (provided, however, that the Borrower, to the extent it is a Qualified ECP Guarantor, shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred (a) without rendering its obligations under this Section, or otherwise under this Agreement or any other Credit Document, as it relates to such Guarantors, voidable under laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and (b) without rendering such Guarantor liable for amounts to creditors, other than to a counterparty to a Lender Hedging Agreement, that such Guarantor would not otherwise have made available to such creditors if this Section 9.21 was not in effect). The obligations of the Borrower, to the extent it is a Qualified ECP Guarantor, under this Section shall remain in full force and effect until all Obligations (other than Unliquidated Obligations) are paid in full to the Lenders, the Administrative Agent and the counterparties to all Lender Hedging Agreements, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 9.21 constitute, and this Section 9.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.22. No Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this Section 9.22, the “Lenders”), may have economic interests that conflict with those of the Loan Parties and their respective Subsidiaries, their equityholders and/or their Affiliates. Each Loan Party, for itself and on behalf of its Subsidiaries, agrees that nothing in this Agreement or the other Credit Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party or its Subsidiaries, their equityholders or their Affiliates, on the other. Each Loan Party, for itself and on behalf of its Subsidiaries, acknowledges and agrees that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties and their Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or

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fiduciary responsibility in favor of any Loan Party or its Subsidiaries, their equityholders or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party or its Subsidiaries, their equityholders or their Affiliates on other matters) or any other obligation to any Loan Party or any of its Subsidiaries except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party or any of its Subsidiaries, their officers, equityholders, creditors or any other Person. Each Loan Party, for itself and its Subsidiaries, acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party, for itself and its Subsidiaries, agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party or Subsidiary, in connection with such transaction or the process leading thereto.

Section 9.23. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

106	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

EXECUTED as of the date first written above.

BORROWER:

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P.,
its sole general partner

By	Holly Logistic Services, L.L.C.,
its sole general partner

By:	/s/ John Harrison
Name: John Harrison
Title: Vice President and Treasurer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

By:	/s/ Rick Hawthorne
Name: Rick Hawthorne
Title: Director

S-1	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender and an Issuing Bank

By:	/s/ Rick Hawthorne
Name: Rick Hawthorne
Title: Director

S-2	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

MUFG UNION BANK, N.A.,
as a Lender and Syndication Agent

By:	/s/ Todd Vaubel
Name: Todd Vaubel
Title: Director

S-3	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender and a Co-Documentation Agent

By:	/s/ Alia Qaddumi
Name: Alia Qaddumi
Title: Director

S-4	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

COMPASS BANK,
as a Lender and a Co-Documentation Agent

By:	/s/ Gabriela Azcarate
Name: Gabriela Azcarate
Title: Vice President

S-5	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

CITIBANK, N.A.,
as a Lender and a Co-Documentation Agent

By:	/s/ Saqeeb Ludhi
Name: Saqeeb Ludhi
Title: Vice President

S-6	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

THE TORONTO-DOMINION BANK,
NEW YORK BRANCH, as a Lender and a Co-Documentation Agent

By:	/s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

S-7	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Carmen Malizia
Name: Carmen Malizia
Title: Director

S-8	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alfredo Brahim
Name: Alfredo Brahim
Title: Director

S-9	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Kaylan Hopson
Name: Kaylan Hopson
Title: Vice President

By:	/s/ R. Bisscheroux
Name: R. Bisscheroux
Title: Director

S-10	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

BNP PARIBAS, as a Lender

By:	/s/ Reginald Crichlow
Name: Reginald Crichlow
Title: Vice President

By:	/s/ Mark Renaud
Name: Mark Renaud
Title: Managing Director

S-11	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nancy Mak
Name: Nancy Mak
Title: Senior Vice President

S-12	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Larry Hayes
Name: Larry Hayes
Title: Director

S-13	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, NY BRANCH, as a Lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

S-14	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Heather A. Han
Name: Heather A. Han
Title: Senior Vice President

S-15	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

CIT BANK, N.A., as a Lender

By:	/s/ Stewart McLeod
Name: Stewart McLeod
Title: Director

S-16	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

CITIZENS BANK NA, as a Lender

By:	/s/ Scott Donaldson
Name: Scott Donaldson
Title: Senior Vice President

S-17	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Chris Chapman
Name: Chris Chapman
Title: Director

By:	/s/ Shai Bandner
Name: Shai Bandner
Title: Director

S-18	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Josh Rosenthal
Name:	Josh Rosenthal
Title:	Authorized Signatory

S-19	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sean Piper
Name:	Sean Piper
Title:	AVP

S-20	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Carl Bradley
Name:	Carl Bradley
Title:	Portfolio Manager

S-21	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 1.01(a)

COMMITMENTS

Lender	Commitment
Wells Fargo Bank, National Association	$90,000,000.00
MUFG Union Bank, N.A.	$90,000,000.00
Bank of America, N.A.	$90,000,000.00
Compass Bank	$90,000,000.00
Citibank, N.A.	$90,000,000.00
The Toronto-Dominion Bank, New York Branch	$90,000,000.00
SunTrust Bank	$82,500,000.00
The Bank of Nova Scotia	$82,500,000.00
ABN AMRO Capital USA LLC	$72,500,000.00
BNP Paribas	$72,500,000.00
Capital One, National Association	$72,500,000.00
Fifth Third Bank	$72,500,000.00
Sumitomo Mitsui Banking Corporation, NY Branch	$72,500,000.00
U.S. Bank National Association	$72,500,000.00
CIT Bank, N.A.	$45,000,000.00
Citizens Bank NA	$45,000,000.00
Deutsche Bank AG New York Branch	$45,000,000.00
Goldman Sachs Bank USA	$45,000,000.00
PNC Bank, National Association	$45,000,000.00
Comerica Bank	$35,000,000.00
TOTAL	$1,400,000,000.00

Schedule 1.01(a)	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 1.01(b)

NOTICE ADDRESSES FOR BORROWER AND ADMINISTRATIVE AGENT

Borrower:	Notice Address:
Holly Energy Partners , L.P.	Address for Notices: 2828 N. Harwood, Suite 1300 Dallas, TX 75201 E-mail Address: John.Harrison@HollyFrontier.com Telephone Number: (214) 871-3504 Attention: John Harrison

Administrative Agent:	Notice Address:
Wells Fargo Bank, National Association	Address for Notices: 1525 West WT Harris Blvd. Charlotte, NC 28262 Telecopier Number: (704) 590-2782 Telephone Number: (704) 590-2779 Attention: Erika Myers

Schedule 1.01(b) Page 1	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 1.01(c)

EXCLUDED PROPERTY

All or any portion of the Lovington terminal located in Lovington, New Mexico.

Any additional interest in the Albuquerque facility located in Albuquerque, New Mexico.

Any real property assets owned by the Parent or its subsidiaries as of the Effective Date.

Schedule 1.01(c) Page 1	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 1.01(d)

GUARANTORS

Guarantor	Ownership
Holly Energy Finance Corp.	Borrower – 100%
HEP Logistics GP, L.L.C.	Borrower – 100%
HEP Pipeline GP, L.L.C.	Holly Energy Holdings LLC – 100%
HEP Refining GP, L.L.C.	Holly Energy Holdings LLC – 100%
HEP Mountain Home, L.L.C.	Holly Energy Holdings LLC – 100%
HEP Pipeline, L.L.C.	Holly Energy Holdings LLC – 100%
HEP Refining, L.L.C.	Holly Energy Holdings LLC – 100%
HEP Woods Cross, L.L.C.	Holly Energy Holdings LLC – 100%
HEP Navajo Southern, L.P.	Holly Energy Holdings LLC – 99.999% HEP Pipeline GP, L.L.C. – 0.001%
HEP Pipeline Assets, Limited Partnership	Holly Energy Holdings LLC – 99.999% HEP Pipeline GP, L.L.C. – 0.001%
HEP Fin-Tex/Trust River, L.P.	Holly Energy Holdings LLC – 99.999% HEP Pipeline GP, L.L.C. – 0.001%
HEP Refining Assets, L.P.	Holly Energy Holdings LLC – 99.999% HEP Refining GP, L.L.C. – 0.001%
Holly Energy Storage – Lovington LLC	HEP Refining, L.L.C. – 100%
HEP Tulsa LLC	Holly Energy Holdings LLC – 100%
Lovington-Artesia, L.L.C.	Holly Energy Holdings LLC – 100%
HEP SLC, LLC	Holly Energy Holdings LLC – 100%
Roadrunner Pipeline, L.L.C.	Holly Energy Holdings LLC – 100%
Cheyenne Logistics LLC	Holly Energy Holdings LLC – 100%
El Dorado Logistics LLC	Holly Energy Holdings LLC – 100%
HEP UNEV Holdings LLC	Borrower – 100%
HEP UNEV Pipeline LLC	HEP UNEV Holdings LLC – 100%

Schedule 1.01(d) Page 1	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

HEP Casper SLC LLC	Holly Energy Holdings LLC – 100%
HEP El Dorado LLC	El Dorado Logistics LLC – 100%
El Dorado Operating LLC	Holly Energy Holdings LLC – 100%
El Dorado Osage LLC	Holly Energy Holdings LLC – 100%
HEP Cheyenne LLC	Holly Energy Holdings LLC – 100%
Woods Cross Operating LLC	Holly Energy Holdings LLC – 100%
Holly Energy Holdings LLC	Borrower – 100%
Holly Energy Partners – Operating, L.P.	HEP Logistics GP, L.L.C. – 0.001% Borrower – 99.999%
HEP Cheyenne Shortline LLC	Holly Energy Holdings LLC – 100%

Schedule 1.01(d) Page 2	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 4.01

SUBSIDIARIES

Name of Subsidiary	Ownership	Jurisdiction of Formation
Holly Energy Finance Corp.	Borrower – 100%	Delaware
HEP Logistics GP, L.L.C.	Borrower – 100%	Delaware
HEP Pipeline GP, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
HEP Refining GP, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
HEP Mountain Home, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
HEP Pipeline, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
HEP Refining, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
HEP Woods Cross, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
HEP Navajo Southern, L.P.	Holly Energy Holdings LLC – 99.999% HEP Pipeline GP, L.L.C. – 0.001%	Delaware
HEP Pipeline Assets, Limited Partnership	Holly Energy Holdings LLC – 99.999% HEP Pipeline GP, L.L.C. – 0.001%	Delaware
HEP Fin-Tex/Trust River, L.P.	Holly Energy Holdings LLC – 99.999% HEP Pipeline GP, L.L.C. – 0.001%	Texas
HEP Refining Assets, L.P.	Holly Energy Holdings LLC – 99.999% HEP Refining GP, L.L.C. – 0.001%	Delaware
Holly Energy Storage – Lovington LLC	HEP Refining, L.L.C. – 100%	Delaware
HEP Tulsa LLC	Holly Energy Holdings LLC – 100%	Delaware
Lovington-Artesia, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
HEP SLC, LLC	Holly Energy Holdings LLC – 100%	Delaware
Roadrunner Pipeline, L.L.C.	Holly Energy Holdings LLC – 100%	Delaware
Cheyenne Logistics LLC	Holly Energy Holdings LLC – 100%	Delaware
El Dorado Logistics LLC	Holly Energy Holdings LLC – 100%	Delaware
HEP UNEV Holdings LLC	Borrower – 100%	Delaware
HEP UNEV Pipeline LLC	HEP UNEV Holdings LLC – 100%	Delaware

Schedule 4.01 Page 1	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

HEP Casper SLC LLC	Holly Energy Holdings LLC – 100%	Delaware
HEP El Dorado LLC	El Dorado Logistics LLC – 100%	Delaware
El Dorado Operating LLC	Holly Energy Holdings LLC – 100%	Delaware
El Dorado Osage LLC	Holly Energy Holdings LLC – 100%	Delaware
HEP Cheyenne LLC	Holly Energy Holdings LLC – 100%	Delaware
Woods Cross Operating LLC	Holly Energy Holdings LLC – 100%	Delaware
Holly Energy Holdings LLC	Borrower – 100%	Delaware
Holly Energy Partners – Operating, L.P.	HEP Logistics GP, L.L.C. – .001% Borrower – 99.999%	Delaware
HEP Cheyenne Shortline LLC	Holly Energy Holdings LLC – 100%	Delaware

Schedule 4.01 Page 2	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 4.07

LITIGATION

None.

Schedule 4.07

SCHEDULE 4.13

DEFAULTS

None.

Schedule 4.13

SCHEDULE 4.16

TRANSMITTING UTILITIES

HEP Pipeline Assets, Limited Partnership

HEP Pipeline, L.L.C.

HEP Woods Cross, L.L.C.

Lovington-Artesia, L.L.C.

Holly Energy Partners, L.P.

Roadrunner Pipeline, L.L.C.

HEP Refining, L.L.C.

HEP Refining Assets, L.P.

HEP El Dorado LLC

Cheyenne Logistics LLC

HEP Tulsa LLC

HEP Mountain Home, L.L.C.

HEP Fin-Tex/Trust River, L.P.

Schedule 4.16

SCHEDULE 4.18(a)

COMPLAINTS – INTERSTATE PIPELINE

None.

Schedule 4.18(a)

SCHEDULE 4.18(b)

COMPLAINTS – TEXAS INTRASTATE PIPELINES

None.

Schedule 4.18(b)

SCHEDULE 6.01

EXISTING LIENS

Liens in favor of Alon USA, LP (or any assignee or successor thereto) securing certain obligations under the Pipelines and Terminals Agreement dated as of February 28, 2005 between the Borrower and Alon USA, L.P. (“Alon”), pursuant to the Mortgage and Deed of Trust (with Security Agreement and Financing Statement) dated as of March 1, 2005 executed by HEP Fin-Tex/Trust River, L.P. for the benefit of Alon, so long as such Liens are subordinated to the Liens on the same assets securing the Obligations on terms not less advantageous to the Administrative Agent and the Lenders than those in effect on the date hereof contained in the Subordination, Non-Disturbance and Attornment Agreement executed by the Administrative Agent, the Alon Administrative Agent (as defined therein) and Alon USA, LP as of March 1, 2005.

Liens in favor of the Parent (or any assignee or successor thereto that is an Affiliate of the Parent) securing certain obligations owing to the Parent (or such Affiliate assignee or successor) and including, without limitation, obligations owing under (a) the Pipelines Agreement dated as of July 8, 2005 among HEP Operating, the Parent, Navajo Refining, HEP Pipeline, L.L.C., the General Partner, the Ultimate General Partner, and Operating GP, (b) the Pipelines and Tankage Agreement, dated as of February 29, 2008, by and among the Parent, Navajo Pipeline Co., L.P., Navajo Refining, HollyFrontier Woods Cross Refining LLC (successor by merger to Woods Cross Refining Company, L.L.C.), the Borrower, Operating, HEP Pipeline, L.L.C., and HEP Woods Cross, L.L.C., (c) the Amended and Restated Intermediate Pipelines Agreement dated as of June 1, 2009, by and among the Parent, Navajo Refining, the Borrower, HEP Operating, HEP Pipeline, L.L.C., Lovington-Artesia, L.L.C., the General Partner, the Ultimate General Partner and Operating GP, (d) the First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East) dated effective as of March 31, 2010, by and between HollyFrontier Refining Tulsa LLC and HEP Tulsa LLC (as successor by merger to Holly Energy Storage-Tulsa LLC), (e) the Loading Rack Throughput Agreement (Lovington) dated effective as of March 31, 2010, by and between Navajo Refining and Holly Energy Storage-Lovington LLC, (f) the Tankage, Loading Rack and Crude Oil Receiving Throughput Agreement (Cheyenne), dated effective as of November 1, 2011, by and among HollyFrontier Cheyenne Refining LLC and Cheyenne Logistics LLC, (g) the Pipeline Delivery, Tankage and Loading Rack Throughput Agreement (El Dorado), dated effective, as of November 1, 2011, by and among HollyFrontier El Dorado Refining LLC and El Dorado Logistics LLC, (h) the Unloading and Blending Services Agreement (Artesia) dated effective as of March 12, 2015 by and between HollyFrontier Refining & Marketing LLC, HEP Operating and HEP Refining, L.L.C. and (i) any Pipelines and Terminal Agreement, in each case as such agreement may be amended, restated, replaced, supplemented or otherwise amended in accordance with the Credit Agreement, in each case so long as such Liens are subordinated to the Liens on the same assets securing the Obligations on terms not less advantageous to the Administrative Agent and the Lenders than those in effect on the date hereof, including, without limitation, those contained in (i) the Subordination, Non-Disturbance and Attornment Agreement executed by the Administrative Agent and the Parent as of July 8, 2005, (ii) the Subordination, Non-Disturbance and Attornment Agreement executed by the Administrative Agent and the Parent as of February 29, 2008, (iii) the Subordination, Non-Disturbance and Attornment Agreement executed by the Administrative Agent and the Parent as of June 1, 2009, (iv) the Subordination, Non-Disturbance and Attornment Agreement (for Tulsa East) executed by the Administrative Agent and the Parent as of April 30, 2010, (v) the Subordination, Non-Disturbance and Attornment Agreement (for Lovington) executed by the Administrative Agent and the Parent as of April 30, 2010, (vi) the Subordination, Non-Disturbance and Attornment Agreement (for Cheyenne Logistics LLC) executed by the Administrative Agent and the Parent as of January 31, 2012 and (vii) the Subordination, Non-Disturbance and Attornment Agreement (for El Dorado Logistics LLC) executed by the Administrative Agent and the Parent as of January 31, 2012 and (viii) the Subordination, Non-Disturbance and Attornment Agreement (for HEP Refining, L.L.C.) executed by the Administrative Agent and the Parent as of May 29, 2015, in each case for the applicable Pipelines and Terminal Agreement listed above.

Schedule 6.01

SCHEDULE 6.02

EXISTING DEBT

$400.0 million initial principal amount 6% senior notes due August 1, 2024 issued by Borrower and Finance Corp. and guaranteed by each of the other Guarantors.

Schedule 6.02 Page 1 of 1	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 6.06

EXISTING INVESTMENTS

Investments in the UNEV JV and the UNEV Pipeline.

Investments in the Cheyenne JV and the Cheyenne Pipeline.

Investments in the Frontier JV and the Frontier Pipeline.

Investments in the Osage JV and the Osage Pipeline.

Investments in the SLC JV and the SLC Pipeline.

Schedule 6.06 Page 1 of 1	Holly Energy Partners, L.P. 3rd Amended/Restated Credit Agreement

SCHEDULE 6.07

AFFILIATE TRANSACTIONS

Omnibus Agreement.

Pipelines and Terminals Agreements.

Consent and Agreement dated as of July 13, 2004 among Operating, the Parent, the Borrower, Operating GP, Navajo Pipeline Co., L.P., a Delaware limited partnership, the Ultimate General Partner, the General Partner, Navajo Refining, Holly Refining & Marketing Company, a Delaware corporation, certain Subsidiaries of the Borrower, and the Administrative Agent.

Third Amended and Restated Master Site Services Agreement, effective October 1, 2016, by and among certain subsidiaries of the Borrower and certain subsidiaries of Parent, as amended by First Amendment to Third Amended and Restated Master Site Services Agreement, effective October 1, 2016.

Fourth Amended and Restated Master Lease and Access Agreement between certain subsidiaries of Borrower and certain subsidiaries of Parent, dated to be effective January 1, 2017.

Lease and Access Agreement (Lovington) between Navajo Refining and HEP Pipeline, L.L.C. dated February 29, 2008.

Lease and Access Agreement (Lovington Asphalt Loading Rack and Terminal Building) between Lea Refining Company and Holly Energy Storage – Lovington LLC dated March 31, 2010.

Lease and Access Agreement (Lovington Pump and Receiving Stations between Lea Refining Company and Operating dated September 10, 2010.

Amended and Restated Lease and Access Agreement (Artesia Truck Rack and Blending Facility) between Navajo Refining and HEP Refining, L.L.C. dated March 12, 2015.

Equipment Sites Access and Rail Line License Agreement (Tulsa Truck and Rail Equipment – Tulsa County, Oklahoma) between HollyFrontier Tulsa Refining LLC and HEP Tulsa LLC dated August 1, 2009.

Equipment Sites Access and License Agreement (Tulsa Interconnecting Pipelines) between HollyFrontier Tulsa Refining LLC and HEP Tulsa LLC dated August 31, 2011.

Third Amended and Restated Services and Secondment Agreement between certain subsidiaries of Borrower and certain subsidiaries of Parent, dated to be effective October 1, 2016.

Schedule 6.07

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated                 ,

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as the same may be amended or modified from time to time, the “Credit Agreement”) among Holly Energy Partners, L.P., a Delaware limited partnership (“Borrower”), the financial institutions party thereto (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the terms of the Credit Agreement,                  wishes to assign and delegate [all/a portion] of its rights and obligations under the Credit Agreement. Therefore,                  (“Assignor”),                  (“Assignee”), and the Administrative Agent agree as follows:

1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i) and (ii) of Section 2 hereof, a     %1 interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor’s Commitment, the Advances owing to the Assignor, the Assignor’s ratable participation interest in the Letters of Credit, and the Note (if any) held by the Assignor.2

2. The Assignor (a) represents and warrants that, prior to executing this Assignment and Acceptance, (i) its Commitment is $            , (ii) the aggregate outstanding principal amount of Advances owed to it by the Borrower is $            , and (iii) its Pro Rata Share of the Letter of Credit Exposure is $            ; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in, or in connection with, the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Guarantors or the performance or observance by the Borrower or any Guarantor of any of its respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (e) if applicable, attaches the Note referred to in paragraph 1 above [and if requested by the Assignee, requests that the Administrative Agent exchange such Note for a new Note dated                 ,                  in the principal amount of $             payable to the order of the Assignee] [and if requested by the Assignor, requests that a new Note dated                 ,              in the principal amount of $             payable to the order of the Assignor be delivered to the Assignor.]

[1]	Specify percentage in no more than 5 decimal points.
[2]	The principal of the Commitments and Advances being assigned, if such assignment is to an entity other than an existing Lender, shall equal at least $5,000,000 and, with respect to amounts greater than $5,000,000 or to assignments to an existing Lender, shall be of integral multiples of $1,000,000.

Exhibit A – Page 1 of 3

3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.05 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Lender; (e) specifies as its Applicable Lending Offices (and address for notices) the offices and notice address set forth in its Administrative Questionnaire or such other offices or notice address of Assignee as Assignee may from time to time specify to the Borrower and the Administrative Agent; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes (if any) or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty3.

4. The Assignee represents and warrants as of the Effective Date to the Administrative Agent, the Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that the Assignee is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

4. The effective date for this Assignment and Acceptance shall be                  (the “Effective Date”)4 and following the execution of this Assignment and Acceptance, the Administrative Agent will record it in the Register.

5. Upon such recording, and as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes (if any) in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, letter of credit fees and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes (if any) for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

[3]	If the Assignee is organized under the laws of a jurisdiction outside the United States.
[4]	See Section 9.06 of the Credit Agreement. Such date shall be at least three Business Days after the date of this Assignment and Acceptance.

Exhibit A – Page 2 of 3

The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Address:

Attention:
Telecopy No: (XXX) XXX-XXXX

[ASSIGNEE]

By:
Name:
Title:

Address:

Attention:
Telecopy No: (XXX) XXX-XXXX

Acknowledged this day of ,
20 :

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

[HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name:
	Title:	][5]

[5]	To the extent required under the Credit Agreement.

Exhibit A – Page 3 of 3

EXHIBIT B

COMMITMENT INCREASE AGREEMENT

THIS COMMITMENT INCREASE AGREEMENT dated as of                 , 20     (this “Commitment Increase Agreement”) is by and among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), each of the undersigned subsidiaries or affiliates of the Borrower that are guarantors (the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”) and                  (the “Increasing Lender”). Reference is made to the Third Amended and Restated Credit Agreement dated as of July 27, 2017 among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”), and the Administrative Agent (as the same may be amended or modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

PRELIMINARY STATEMENTS

1. Pursuant to Section 2.14 of the Credit Agreement, and subject to the terms and conditions thereof, the Borrower may request that the amount of the Commitments be increased.

2. The Borrower has given notice to the Administrative Agent of such a request pursuant to Section 2.14 of the Credit Agreement.

3. The terms and conditions of Section 2.14 have been met or satisfied, as applicable, and the Borrower, the Administrative Agent, and the Increasing Lender now wish to increase the Commitment of the Increasing Lender for the Borrower from $             to $            .

AGREEMENT

Accordingly, the parties hereto agree as follows:

(a) Increase of Commitments. Pursuant to Section 2.14 of the Credit Agreement, the Commitment of the Increasing Lender for the Borrower is hereby increased from $             to $            .

(b) New Note. If the Increasing Lender has previously requested a Note, the Borrower agrees to promptly execute and deliver to the Increasing Lender a new Note in the principal amount of the Increasing Lender’s Commitment (the “New Note”), and the Increasing Lender agrees to return to Borrower, with reasonable promptness, the Note previously delivered to the Increasing Lender by the Borrower pursuant to Section 2.01(c) of the Credit Agreement.

(c) Governing Law. This Commitment Increase Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

(d) Lender Credit Decision. The Increasing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Banks, or any other Lender and based on the Financial Statements referred to in Section 4.05 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Commitment Increase Agreement and to agree to the various matters set forth herein. The Increasing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Banks, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

Exhibit B – Page 1 of 3

(e) Representations and Warranties of the Borrower. The Borrower represents and warrants that no Default has occurred and is continuing, or would result from the increase in Commitments described in this Commitment Increase Agreement.

(f) Default. Without limiting any other event that may constitute an Event of Default, in the event any representation or warranty made by the Borrower set forth herein shall prove to have been incorrect or misleading in any material respect when made, such event shall constitute an “Event of Default” under the Credit Agreement. This Commitment Increase Agreement is a “Credit Document” for all purposes.

(g) Expenses. Subject to Section 9.04 of the Credit Agreement, the Borrower agrees to pay within thirty days of receipt of written demand therefor all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, execution, and delivery of this Commitment Increase Agreement and the New Note (if any), including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

(h) Counterparts; Facsimile Signature. The parties may execute this Commitment Increase Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page of this Commitment Increase Agreement by facsimile or other electronic transmission (including via e-mail) shall be effective as delivery of a manually executed counterpart to this Commitment Increase Agreement. This Commitment Increase Agreement is effective upon delivery of one fully executed counterpart to the Administrative Agent.

[Signature Page Follows]

Exhibit B – Page 2 of 3

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

[GUARANTORS:]

By:
Name:
Its:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Its:

INCREASING LENDER:

By:
Name:
Its:

Exhibit B – Page 3 of 3

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM                 , 20     TO                 , 20

This certificate dated as of                 ,                  is prepared pursuant to the Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), the lenders party thereto (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for such Lenders and Issuing Banks (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by the Borrower and the Guarantors contained in the Credit Agreement and in each of the other Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (c) that as of the last day of the previous fiscal quarter, the following statements, amounts, and calculations were true and correct:

I. Section 6.10 Total Leverage Ratio:

(a)	(i) Consolidated Funded Debt	$
	(ii) unrestricted cash and Liquid Investments ($35,000,0000 cap)	$
	(iii) (a)(i) minus (a)(ii)	$
(b)	Consolidated Net Income[1]	$
(c)	Less Equity in earnings[2]	$
(d)	Interest Expense[3]	$
(e)	taxes, depreciation, amortization, and other non-cash items	$

[1]	The Consolidated Net Income of the Borrower, its Subsidiaries and the Holdco Entities, as determined in accordance with GAAP consistently applied, excluding, however, any net gain or loss from extraordinary or non-recurring items (including, but not limit to, any net gain or loss during such period arising from the sale, exchange or other disposition of capital assets other than in the ordinary course of business).
[2]	Equity in earnings from any Excluded Subsidiary owned by the Borrower, its Subsidiaries or any Holdco Entity shall be deducted from Consolidated Net Income.
[3]	For the Borrower, its Subsidiaries and the Holdco Entities determined on a Consolidated basis, for any period, the total interest, letter of credit fees, and other fees incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, all as determined in conformity with GAAP.

Exhibit C – Page 1 of 4

(f)	any net change in deferred revenue related to the satisfaction by counterparty of a minimum revenue commitment obligation	$

(g)	amounts received by the Borrower or any of its Subsidiaries (including the Holdco Entities but excluding any Excluded Subsidiary) as distributions from the Excluded Subsidiaries and any joint venture directly or indirectly owned by the Borrower (cap of 40% of EBITDA before including such distributions)	$

(h)	transaction expenses directly related to the transactions	$

(i)	any charges or expenses (other than depreciation or amortization expense) directly incurred in connection with any Acquisition, Investment or disposition permitted by the Credit Agreement (cap of 5% of EBITDA without giving effect to this clause (i))	$

(j)	EBITDA[4] = (b)+(c)+(d)[5]+(e)[6]+/-(f)+(g)+(h)+(i)	$

(k)	Pro Forma EBITDA from Acquisitions and Capital Expansion Projects	$

(l)	Total pro forma EBITDA = (j) + (k)	$

Total Leverage Ratio = (a)(iii) divided by (l)

Maximum Total Leverage Ratio		5.25 to 1.00
	(or, during a Qualifying Acquisition Period)	[5.50 to 1.00]

Compliance		Yes No

II. Section 6.11 If prior to the Investment Grade Date, Senior Leverage Ratio:

(a)	Consolidated Senior Debt[7]	$

[4]	Calculate EBITDA for the four fiscal quarter period then ended.
[5]	To the extent deducted in determining Consolidated Net Income.
[6]	To the extent deducted in determining Consolidated Net Income.
[7]	For the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis, without duplication, as of the end of any fiscal quarter, the Funded Debt for the Borrower, its Subsidiaries and the Holdco Entities on a Consolidated basis minus any unsecured Funded Debt, in each case as of the end of such fiscal quarter.

Exhibit C – Page 2 of 4

(b) Total Pro Forma EBITDA (line I(l))	$

Senior Leverage Ratio = (a) divided by (b)

Maximum Senior Leverage Ratio	3.75 to 1.00
(or during a Qualifying Acquisition Period)	[4.00 to 1.00]

Compliance	Yes No

III. Section 6.12 If prior to the Investment Grade Date, Interest Coverage Ratio:

(a)	Total Pro Forma EBITDA (see I(l) above)

(b)	Interest Expense[8],[9]

(c)	Pro Forma Interest Expense from Acquisitions and Capital Expense Projects

(d)	Total Pro Forma Interest Expense = (b) + (c)

Interest Coverage Ratio = (a) divided by (d)

Minimum Interest Coverage Ratio		2.50 to 1.00

Compliance		Yes No

[8]	For the Borrower, its Subsidiaries and the Holdco Entities determined on a Consolidated basis, the total interest, letter of credit fees, and other fees incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, all as determined in conformity with GAAP. To the extent that the EBITDA included in the calculation of the Interest Coverage Ratio for any period shall include pro forma amounts in connection with the Acquisition of any Person during such period, the Interest Expense shall also include pro forma amounts with respect to any Debt incurred or assumed by the Borrower, any of its Subsidiaries or any of the Holdco Entities in connection with the Acquisition of such Person.
[9]	Calculate the Interest Expense for the four fiscal quarter period then ended.

Exhibit C – Page 3 of 4

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                     , 20    .

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

Exhibit C – Page 4 of 4

EXHIBIT D

FORM OF THIRD AMENDED AND RESTATED

GUARANTY AGREEMENT

This Third Amended and Restated Guaranty Agreement dated as of July 27, 2017 (this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, and the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

INTRODUCTION

A. Some of the Guarantors have previously executed and delivered that certain Guaranty Agreement dated as of July 13, 2004 (the “Original Guaranty”) in connection with that certain Credit Agreement dated as of July 7, 2004, as amended heretofore (as so amended prior to August 27, 2007, the “Original Credit Agreement”), among Holly Energy Partners – Operating, L.P., a Delaware limited partnership (formerly known as HEP Operating Company, L.P.) (“Predecessor Borrower”), certain lenders party thereto from time to time (the “Original Lenders”), and Union Bank, N.A., as the administrative agent (the “Predecessor Administrative Agent”).

B. The Original Credit Agreement was amended and restated in its entirety by that certain Amended and Restated Credit Agreement dated as of August 27, 2007, entered into by Predecessor Borrower, the Predecessor Administrative Agent, Bank of America, N.A., as syndication agent, Guaranty Bank, as predecessor in interest to BBVA Compass Bank, as documentation agent, and the lenders party thereto, including certain of the Lenders (as so amended prior to February 14, 2011, the “Amended and Restated Credit Agreement”).

C. In order to secure the full and punctual payment and performance of the obligations under the Amended and Restated Credit Agreement and other Credit Documents (as defined in the Amended and Restated Credit Agreement), some of the Guarantors (as defined in the Amended and Restated Credit Agreement) amended and restated the Original Guaranty and executed and delivered that certain Amended and Restated Guaranty Agreement dated as of August 27, 2007 (the “Amended and Restated Guaranty”).

D. The Amended and Restated Credit Agreement was amended and restated in its entirety by that certain Second Amended and Restated Credit Agreement dated as of February 14, 2011, entered into by Predecessor Borrower, the Predecessor Administrative Agent, as resigning administrative agent, Union Bank, N.A., as syndication agent, BBVA Compass Bank and U.S. Bank N.A., as co-documentation agents, the lenders and lenders issuing letters of credit party thereto from time to time (the “Existing Lenders”) and Administrative Agent, as administrative agent for the Existing Lenders (as heretofore amended, the “Second Amended and Restated Credit Agreement”).

E. In order to secure the full and punctual payment and performance of the obligations under the Second Amended and Restated Credit Agreement and other Credit Documents (as defined in the Second Amended and Restated Credit Agreement), some of the Guarantors (as defined in the Second Amended and Restated Credit Agreement) amended and restated the Amended and Restated Guaranty and executed and delivered that certain Second Amended and Restated Guaranty Agreement dated as of February 14, 2011 (the “Second Amended and Restated Guaranty”).

Exhibit D – Page 1 of 8

F. Holly Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), is a party to the Second Amended and Restated Guaranty as a guarantor. Pursuant to an Assumption, Ratification and Confirmation Agreement, dated as of July 27, 2017 (the “Assumption Agreement”), the Borrower has assumed all of the Obligations (as defined in the Second Amended and Restated Credit Agreement) of the Predecessor Borrower under the Second Amended and Restated Credit Agreement.

G. The Borrower has requested certain amendments to the Second Amended and Restated Credit Agreement which include, among other things, (i) a reflection of the assumption of all of the Obligations by the Borrower under the Second Amended and Restated Credit Agreement pursuant to the Assumption Agreement, (ii) an increase in the Commitments and (iii) an extension of the maturity date.

H. The Second Amended and Restated Credit Agreement is being amended and restated in its entirety pursuant to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, the Issuing Banks and the Administrative Agent to renew and rearrange the indebtedness outstanding under the Second Amended and Restated Credit Agreement (but not to repay or payoff such indebtedness) and to make the other changes requested by the Borrower.

I. The Guarantors are Subsidiaries or Affiliates of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement, and the other Credit Documents (as defined in the Credit Agreement), and (ii) the Lender Hedging Agreements (as defined in the Credit Agreement) entered into by the Borrower, any of its Subsidiaries or any Holdco Entity with a Lender or an Affiliate of a Lender (each such counterparty being referred to as a “Swap Counterparty”).

J. It is a requirement under the Credit Agreement that the Guarantors shall continue to guarantee the due payment and performance of all Obligations (as defined in the Credit Agreement) by amending and restating in its entirety the Second Amended and Restated Guaranty as set forth herein.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees (a) that the Second Amended and Restated Guaranty is amended and restated in its entirety as follows and (b) further agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.

(a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Administrative Agent, any Issuing Bank or any Lender under the Credit Documents and by any Loan Party to any Swap Counterparty but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

Exhibit D – Page 2 of 8

(b) It is the intention of the Guarantors and each Beneficiary that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar Legal Requirements applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by a Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto but subject to Section 2(b) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Lender Hedging Agreement or Banking Service Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to a Lender Hedging Agreement with a Swap Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to a Lender Hedging Agreement with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Loan Parties;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries or any Guarantor;

(f) any failure of any Lender, the Administrative Agent, any Issuing Bank or any other Beneficiary to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, any Issuing Bank, any Lender or any other Beneficiary (and each Guarantor hereby irrevocably waives any duty on the part of any Beneficiary to disclose such information);

Exhibit D – Page 3 of 8

(g) any signature of any officer of the Borrower or any Guarantor being mechanically reproduced in facsimile or otherwise; or

(h) any other circumstance or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Beneficiary receives any proceeds of Collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. SUBJECT TO SECTION 9.07 OF THE CREDIT AGREEMENT, EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR ARISING OUT OF DISPUTES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS OR SUITS NOT ARISING DIRECTLY OR INDIRECTLY FROM ANY ACT OR OMISSION BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER BROUGHT BY AN INDEMNIFIED BENEFICIARY AGAINST ANY OTHER INDEMNIFIED BENEFICIARY (OTHER THAN ANY SUCH DISPUTE, CLAIM, DEMAND, ACTION, JUDGMENT OR SUIT INVOLVING THE ARRANGERS IN THEIR CAPACITIES AS JOINT LEAD ARRANGERS, THE ISSUING BANKS IN THEIR CAPACITY AS ISSUING BANKS OR INVOLVING WELLS FARGO IN ITS CAPACITY AS ADMINISTRATIVE AGENT).

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

(b) Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower contemplated by the Credit Documents and the Lender Hedging Agreements with the Swap Counterparties and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Exhibit D – Page 4 of 8

Section 6. Subrogation. No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty shall have been paid in full in cash, all Letters of Credit have terminated or expired or been cash collateralized, all Lender Hedging Agreements with the Beneficiaries have been terminated, and all Commitments shall have expired or terminated. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to (a) the payment in full in cash of the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, (b) the satisfaction of all Letter of Credit Obligations and the termination or cash collateralization of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, (c) the termination of all Lender Hedging Agreements with the Beneficiaries, and (d) the termination of the Commitments, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon the Administrative Agent, the Issuing Banks or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be reasonably familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.

(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Lender, the Administrative Agent, any Issuing Bank and any other Beneficiary is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Beneficiary to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Beneficiary shall promptly notify the

Exhibit D – Page 5 of 8

affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Beneficiaries under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Beneficiary may have.

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor, the Administrative Agent and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all of the affected Lenders, (a) other than to the extent expressly provided in such amendment, waiver or consent, limit the liability of any Guarantor hereunder (it being understood that waivers and amendments permitted to be made under the Credit Agreement by the Majority Lenders with respect to any of the underlying obligations guaranteed hereunder shall not be deemed to limit the liability of any Guarantor within the meaning of this clause (a)), (b) postpone any date fixed for payment hereunder in respect of any of the Guaranteed Obligations that is principal of, or interest on, the Notes (if any) or any fees, or Letter of Credit Obligations (provided that Majority Lenders can extend the date specified in the proviso to the definition of “Final Maturity Date”), or (c) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes (if any) required to take any action hereunder.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.02 of the Credit Agreement and (i) if to a Guarantor, at its address specified on the signature page hereto or such other address as shall be designated by such Guarantor in a written notice to the Administrative Agent, (ii) if to the Administrative Agent, any Issuing Bank or any Lender, at its address specified in or pursuant to the Credit Agreement, and (iii) if to a Swap Counterparty, at its address specified in the applicable Lender Hedging Agreement. All such notices and communications shall be effective as provided for in Section 9.02 of the Credit Agreement.

Section 11. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full of all Guaranteed Obligations and all other amounts payable under the Credit Documents, the termination or cash collateralization of all Letter of Credit Obligations, and the termination of all the Commitments, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender, and each Issuing Bank, and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.06 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes (if any) held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Furthermore, when any Swap Counterparty assigns or otherwise transfers any interest held

Exhibit D – Page 6 of 8

by it under a Lender Hedging Agreement to any other Swap Counterparty pursuant to the terms of such agreement, that other Swap Counterparty to the extent it is a Lender or an Affiliate of a Lender shall thereupon become vested with all the benefits held by the assigning Swap Counterparty under this Guaranty, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender, the Administrative Agent, or an Issuing Bank in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Section 13. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Credit Documents, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by law or affect the right of any Beneficiary to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

Section 14. Patriot Act. Each Beneficiary and the Administrative Agent (for itself and not on behalf of any Beneficiary) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of the Guarantor and other information that will allow such Beneficiary or the Administrative Agent, as applicable, to identify the Guarantor in accordance with the Act.

Section 15. Amendment and Restatement. As to the Guarantors party to the Second Amended and Restated Guaranty, this Guaranty is an amendment and restatement of the Second Amended and Restated Guaranty and is given in renewal and replacement for such Second Amended and Restated Guaranty. Such Guarantors, though not required, hereby consent to the terms of the Credit Agreement.

Section 16. INDEMNIFICATION. The indemnity provision set forth in Section 9.07 of the Credit Agreement shall apply to each Guarantor hereunder on the same terms and provisions as set forth therein with respect to the Borrower, mutatis mutandis.

Section 17. WAIVERS.

(a) WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exhibit D – Page 7 of 8

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Guarantor and Beneficiary hereby agrees that it shall not assert, and hereby waives, any claim against any such Person which they may have against any other such Person and such Person’s respective Affiliates, directors, officers, employees and agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit Obligation or the use of the proceeds thereof.

Section 18. Additional Guarantors. Pursuant to Section 5.10 of the Credit Agreement, each Material Subsidiary of the Borrower or any Holdco Entity (other than any JV Entity or any other Excluded Subsidiary) that was not in existence on the date of the Credit Agreement is required to enter into this Guaranty as a Guarantor upon becoming a Material Subsidiary of the Borrower or such Holdco Entity (other than any JV Entity or any other Excluded Subsidiary). Upon execution and delivery after the date hereof by the Administrative Agent and such Material Subsidiary or such Holdco Entity, as applicable, of an instrument in the form of Annex 1, such Material Subsidiary or such Holdco Entity, as applicable, shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 19. Counterparts. The parties may execute this Guaranty in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page of this Guaranty by facsimile or other electronic transmission (including via e-mail) shall be effective as delivery of a manually executed counterpart to this Guaranty. Delivery of an executed counterpart signature page by facsimile or electronic mail is as effective as executing and delivering this Guaranty in the presence of the other parties to this Guaranty.

Section 20. NOTICE OF FINAL AGREEMENTS. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY. THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit D – Page 8 of 8

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

HOLLY ENERGY HOLDINGS LLC, a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HOLLY ENERGY PARTNERS - OPERATING, L.P.,
a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its general partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Signature Page to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 1 of 5

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP Mountain Home, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

HEP SLC, LLC, a Delaware limited liability company

HEP TULSA, LLC, a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

EL DORADO LOGISTICS LLC, a Delaware limited liability company

HEP EL DORADO LLC, a Delaware limited liability company

HEP CASPER SLC LLC, a Delaware limited liability company

EL DORADO OPERATING LLC, a Delaware limited liability company

EL DORADO OSAGE LLC, a Delaware limited liability company

HEP CHEYENNE LLC, a Delaware limited liability company

WOODS CROSS OPERATING LLC, a Delaware limited liability company

HEP CHEYENNE SHORTLINE LLC, a Delaware limited liability company

Each by:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole Member

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Signature Page to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 2 of 5

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

HEP FIN-TEX/TRUST-RIVER, L.P., a Texas limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole member

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Signature Page to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 3 of 5

HEP REFINING ASSETS, L.P., a Delaware limited Partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company, its general partner

By:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole member

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Signature Page to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 4 of 5

HOLLY ENERGY FINANCE CORP., a Delaware corporation

By:

Name: John Harrison
Title: Vice President and Treasurer

HOLLY ENERGY STORAGE - LOVINGTON LLC, a Delaware limited liability company

By:	HEP Refining, L.L.C., a Delaware limited liability company, its sole member

By:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole member

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HEP UNEV HOLDINGS LLC, a Delaware limited liability company

HEP UNEV PIPELINE LLC, a Delaware limited liability company

By:

Name: John Harrison
Title: Vice President and Treasurer

Address of all Guarantors: 2828 N. Harwood, Suite 1300 Dallas, Texas 75201 Attention: John Harrison

Signature Page to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 5 of 5

Annex 1 to the Third Amended and

Restated Guaranty Agreement

SUPPLEMENT NO.              dated as of                      (the “Supplement”), to the Third Amended and Restated Guaranty Agreement dated as of July 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), executed by each of the parties thereto (each such party individually, a “Guarantor” and collectively, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Beneficiaries (as defined in the Guaranty Agreement).

A. Reference is made to the Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holly Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement or the Credit Agreement.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, certain Material Subsidiaries of the Borrower and Holdco Entities are required to enter into the Guaranty Agreement as Guarantors. Section 18 of the Guaranty Agreement provides that additional Material Subsidiaries of the Borrower and Holdco Entities may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Material Subsidiary of the Borrower or Holdco Entity (the “New Guarantor”), as applicable, is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Advances and the Issuing Banks to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

1. In accordance with Section 18 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

2. The New Guarantor represents and warrants to the Administrative Agent and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

Annex 1 to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 1 of 4

Delivery of an executed signature page to this Supplement by facsimile, electronic mail or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. The New Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Supplement or the Guaranty Agreement and the other Credit Documents, and the New Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The New Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the New Guarantor at its address set forth on the signature page hereof. The New Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Beneficiary to serve legal process in any other manner permitted by law or affect the right of any Beneficiary to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.

6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below or such other address as shall be designated by the New Guarantor in a written notice to the Administrative Agent.

8. Subject to Section 9.04 of the Credit Agreement, the New Guarantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Administrative Agent.

9. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE GUARANTY AGREEMENT

Annex 1 to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 2 of 4

AND THIS SUPPLEMENT. THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows]

Annex 1 to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 3 of 4

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name Of New Guarantor]

By:

Name:

Title:

Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

Annex 1 to Third Amended and Restated Guaranty Agreement

Exhibit D – Page 4 of 4

EXHIBIT E

FORM OF MORTGAGE

MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND

LEASES, FIXTURE FILING AND FINANCING STATEMENT

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.

THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. THIS INSTRUMENT AND THE LIENS CREATED PURSUANT HERETO COVER, AMONG OTHER THINGS, PRODUCTS AND PROCEEDS. THIS INSTRUMENT ALSO COVERS FIXTURES IN WHICH MORTGAGOR OWNS AN INTEREST. THIS INSTRUMENT CONTAINS AN ASSIGNMENT OF RENTS AND LEASES.

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE COLLATERAL ENCUMBERED BY THIS DEED OF TRUST AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST.

FROM

[MORTGAGOR],

as Mortgagor

TO

[                ], Trustee

for the benefit of

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

(Mortgagee and Secured Party)

                , 20

For purposes of filing this Deed of Trust as a financing statement, the mailing address of Mortgagor is 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, Attention: John Harrison; the mailing address of Mortgagee is 1000 Louisiana Street, 9th Floor, Houston, Texas 77002; Attention: Dalton Harris.

***********************************

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Exhibit E – Page 1 of 26

THOMPSON & KNIGHT LLP

333 CLAY STREET, SUITE 3300

HOUSTON, TEXAS 77002

Attn: Parker Pritchett

Exhibit E – Page 2 of 26

MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND

LEASES, FIXTURE FILING AND FINANCING STATEMENT

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.

THIS MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING, AND FINANCING STATEMENT (this “Deed of Trust”) dated effective as of                 , 20    , is executed and delivered by [MORTGAGOR] (“Mortgagor”), to [                ] as Trustee for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Mortgagee”) in its capacity as the administrative agent under the Credit Agreement (as defined below) and on behalf of the Credit Parties (as hereinafter defined). The addresses of Mortgagor and Mortgagee appear in Section 6.12 of this Deed of Trust.

WITNESSETH:

WHEREAS, this Deed of Trust is executed in connection with, and pursuant to the terms of, the Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as hereafter renewed, extended, amended, supplemented and/or restated from time to time, the “Credit Agreement”) among Holly Energy Partners, L.P., a Delaware limited partnership, as borrower (“Borrower”), the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (individually, an “Issuing Bank” and collectively, the “Issuing Banks”), and Mortgagee as administrative agent for the Lenders and the Issuing Banks (“Administrative Agent”).

WHEREAS, the Borrower is the principal financing entity for all capital requirements of certain of its Subsidiaries. Mortgagor is a wholly-owned Subsidiary of Borrower, and Mortgagor will derive substantial direct or indirect benefit from the transactions contemplated by the Credit Documents.

WHEREAS, the Borrower or any of its Subsidiaries may from time to time enter into one or more agreements relating to the provision of Banking Services and/or Lender Hedging Agreements with a Lender or an Affiliate of a Lender (each such counterparty, a “Swap Counterparty”, and together with the Lenders, the Issuing Banks, the Mortgagee, and Administrative Agent being collectively referred to herein as the “Credit Parties”) and Mortgagor will directly or indirectly benefit from such Lender Hedging Agreements.

WHEREAS, it is a condition to the performance obligation of Mortgagee and of the Lenders under certain of the Credit Documents that Mortgagor shall have executed and delivered this Deed of Trust.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and in order to induce Mortgagee, Administrative Agent, the Issuing Banks, and the Lenders to enter into the Credit Agreement and the Swap Counterparties to enter into agreements relating to the provision of Banking Services and/or the Lender Hedging Agreements, Mortgagor has agreed to execute and deliver this Deed of Trust and Mortgagor (a) wishes to make this Deed of Trust in favor of the Trustee for the benefit of Mortgagee on behalf of the Credit Parties to secure the Secured Obligations (as defined below) and (b) hereby agrees as follows:

Exhibit E – Page 3 of 26

ARTICLE I

DEFINITIONS

1.1 Defined Terms under the Credit Agreement. Defined terms used in this Deed of Trust shall have the meanings given in this Deed of Trust, and in the event such terms are not otherwise defined in this Deed of Trust, such terms shall have the meanings assigned to such terms in the Credit Agreement.

1.2 Certain Defined Terms. As used in this Deed of Trust, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

(a) “Accounts” means all accounts (as that term is defined in the UCC) and all other rights to payment now or hereafter owned by Mortgagor, or in which Mortgagor holds or acquires any other right, title or interest, whether or not earned by Mortgagor by performance.

(b) “Books, Records, and Data” means all of the following, whether written or in electronically reproducible form, to the extent any of the following is used in connection with or associated with the ownership and/or operation of the Refined Products Pipeline Systems or the Refined Products Terminals: all documents; instruments; papers; books; records; books of account; files and data, including engineering, operating, and other technical data, summaries, reports, drawings, and maps; certificates; financial statements; ledgers; minute books; and environmental studies and plans.

(c) “Contracts” means all contracts and agreements now in effect, or hereafter entered into by Mortgagor, Mortgagor’s predecessors in interest, or by any other parties to the extent that Mortgagor has any right or interest thereto or thereunder for the sale, purchase, marketing, exchange, processing, treating, compressing, handling, storing, transporting, transmitting or gathering of Hydrocarbons, to the extent such contracts and agreements cover, include or relate to all or any portion of the Lands and the Systems, together with all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

(d) “Fixtures” means any fixture or fixtures now or hereafter owned or leased by Mortgagor, or in which Mortgagor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC or that is considered a “fixture” pursuant to any applicable Legal Requirement of any jurisdiction in which such property is located or pursuant to the Legal Requirements of which the character, constitution, or classification of such property may be determined. “Fixtures” as used in this Deed of Trust includes, but shall not be limited to, the Fixture Operating Equipment, all pipe that comprises part of a pipeline system owned in whole or in part by Mortgagor, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, including all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto together with all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, and accessions of any of the foregoing.

(e) “Fixture Operating Equipment” means any equipment related to or used in connection with the operation of fixtures, including, without limitation, the items described in the first sentence of the definition of Operating Equipment (as hereinafter defined), which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

Exhibit E – Page 4 of 26

(f) “General Intangibles” means all general intangibles now or hereafter owned by Mortgagor, or in which Mortgagor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including intellectual property, trademarks, trademark applications, trademark registrations, trade names, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, or goodwill of Mortgagor’s businesses symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which Mortgagor is now or hereafter may be entitled.

(g) “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

(h) “Lands” means the real property (including any buildings and improvements located thereon) (i) described or referred to in Exhibit A attached hereto or (ii) described in any instrument or document described in Exhibit A and which descriptions are incorporated herein by reference.

(i) “Leases” means any and all leases or subleases covering the Lands or the Systems or any portion thereof now or hereafter existing or entered into.

(j) “Mortgaged Property” means, (x) with respect to the Lien created by this Deed of Trust, all of Mortgagor’s right, title, and interest in the following, to the extent such property is capable of being encumbered by the Liens other than the security interest granted hereunder pursuant to any applicable Legal Requirement, and (y) with respect to the security interest granted to Mortgagee pursuant to this Deed of Trust, all of Mortgagor’s right, title, and interest in the following, to the extent such property is capable of being encumbered by the security interest granted hereunder pursuant to any applicable Legal Requirement:

(i) Accounts;

(ii) Books, Records, and Data;

(iii) Fixtures;

(iv) General Intangibles;

(v) the Lands;

(vi) Leases and Rents;

(vii) Material Contracts;

Exhibit E – Page 5 of 26

(viii) Operating Equipment;

(ix) Refined Products;

(x) the Systems;

(xi) the Servitudes;

(xii) all other real, personal, or mixed property which comprises a part of, is necessary for, and/or is used or is held for use in connection with any of the foregoing;

(xiii) any of the foregoing that is acquired by Mortgagor at any time after the date of this Deed of Trust; and

(xiv) any Proceeds of any of the foregoing.

Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004, (v) the Biggert-Waters Flood Insurance Reform Act of 2012, and (vi) the Homeowner Flood Insurance Affordability Act of 2014 and the regulations issued in connection therewith by the Office of the Controller of the Currency, the Federal Reserve Board and other Governmental Authorities, each as it may be amended, reformed or otherwise modified from time to time.

(k) “Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including oil wells, gas wells, water wells, injection wells, gas processing plants, casing, tubing, rods, pumps, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, tanks, tank batteries, gas systems (for gathering, treating, compression, disposal or injection), chemicals, solutions, water systems (for treating, disposal and injection), pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities, fixtures, and other appurtenances, appliances and property of every kind and character, movable or immovable, together with all improvements, betterments and additions, accessions and attachments thereto and replacements thereof, in each case wherever located and to the extent any of such tangible personal property is used in connection with or associated with the ownership and/or operation of the Lands or the Systems. For the avoidance of doubt, but without limiting the generality of the foregoing, “Operating Equipment” shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that such items no longer remain personalty under the laws of the state in which such equipment is located.

(l) “Organizational Documents” means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws, (ii) in the case of a general partnership, its partnership agreement, (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement, (iv) in the case of a limited liability company, its articles of organization

Exhibit E – Page 6 of 26

and operating agreement or regulations, and (v) in the case of any other entity and, to the extent any of the types of entities previously described have other organizational and governance documents and agreements not otherwise described in this definition, its and their organizational and governance documents and agreements.

(m) “Personalty Collateral” means any part of the Mortgaged Property constituting personal property or with respect to which the UCC governs the creation, attachment, and perfection of Liens and security interests in such property, whether or not such property is exclusively considered “personal property” pursuant to any applicable Legal Requirement of any jurisdiction in which such property is located or pursuant to the Legal Requirements of which the character, constitution, or classification of such property may be determined.

(n) “Proceeds” means “proceeds” as that term is defined in the UCC, and includes, but is not limited to, all proceeds of any or all of the Mortgaged Property, including without limitation (i) any and all proceeds of, and all claims for, any property insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Mortgaged Property, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of governmental authority), (iii) all proceeds received or receivable when any or all of the Mortgaged Property is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property.

(o) “Realty Collateral” means any part of the Mortgaged Property constituting real property, whether or not such property is exclusively considered “real property” pursuant to any applicable Legal Requirement of any jurisdiction in which such property is located or pursuant to the Legal Requirements of which the character, constitution, or classification of such property may be determined.

(p) “Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, asphalt and asphalt products, and all other products refined, separated, fractionated, settled, and dehydrated from any Hydrocarbon or other petroleum product.

(q) “Rents” means all of Mortgagor’s right, title, and interest in and to all rents, issues, profits, revenues, royalties, income, and other benefits derived from any leases or other transfers of any other part of the Mortgaged Property.

(r) “Secured Obligations” means:

(i) The “Obligations”, as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes (if any);

(ii) All other indebtedness, obligations, and liabilities of the Borrower or any of its Subsidiaries, whether now existing or hereafter arising under or pursuant to the Credit Agreement, this Deed of Trust, the Guaranty, any agreement relating to the provision of Banking Services and any Lender Hedging Agreement with a Swap Counterparty, or any of the other Credit Documents, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced, and including without limitation, any interest accruing during the pendency of

Exhibit E – Page 7 of 26

any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding;

(iii) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Credit Party charged at the same rate of interest as Alternate Base Rate Advances are charged when an Event of Default exists as set forth in the Credit Agreement;

(iv) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to the Borrower or any of its Subsidiaries under or pursuant to any Credit Document or any agreement relating to provisions of Banking Services or any Lender Hedging Agreement with a Swap Counterparty; and

(v) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

(s) “Servitudes” means any and all land use agreements, permits, servitudes, rights of way, easements, licenses, Leases and similar agreements, whether now existing or hereafter arising, for the construction, maintenance and operation of the Systems.

(t) “Systems” shall mean all pipeline, refrigeration, processing, treating, gathering, storage, exchange, handling, transmitting, distributing, or transporting systems, plants, terminals and facilities now owned or hereafter acquired by Mortgagor and located on all or any portion of the Land, including without limitation all of the following properties whether now owned or hereafter acquired by Mortgagor: (i) the pipelines, systems, plants, terminals and facilities described in Exhibit A, and (ii) all of the accessories or component parts thereto, whether or not particularly described herein, including without limitation, (A) all equipment, facilities, compressors, lengths of pipe and any and all other types of pipe actually employed in the construction of the systems, plants, terminals and facilities, including all loops, laterals, fittings, connections, valves, mains, meters, dehydrators, scrubbers, controls, tubing, casings surrounding any piping, casing seals, casing insulators and casing vents, and all joints, connections or flanges, rods, gauges and all compressor, tank and pump sites, pipe, piping, pipe racks, truck racks, pumps, engines, compressors, block valves, heaters, coolers, filters, refrigerators, dehydrators, extractors, measurement and pigging facilities, tanks, storage tanks, loading racks, scales, markers, including caution signs, aerial markers, navigable waterway marks, mile posts, and ground markers, and all other types of markers, cathodic protection test stations, regulators, starters, motors, engines, housing, leaders, orifices, skid-mounted equipment, exchangers, regenerators, reboilers, refrigeration equipment, separators, meters, valves, block valves and generators and all other natural gas and all surface or underground facilities, and all fences, and all pressure gauges and other gauges, and all interconnections with other pipelines, and all side valves, blowdown valves, mainline valves, and all test leads, (C) all materials or gas products or by-products processing, treating, fractionating, refuting, refrigeration, gas gathering, transporting, storing, delivering and/or marketing equipment, (D) all other items or types of equipment and associated or component parts or supplies, including any and all machinery, tools, blueprints, plans, furniture, furnishings, fixtures and other goods of Mortgagor, (E) all spare parts, replacements or substitutions of any of the foregoing and all other appurtenances of the Systems or their above-described associated or component parts, whether as a result of repair, replacement

Exhibit E – Page 8 of 26

or addition and whether attached to, incorporated with the Systems or used in connection with the Systems whether or not the same is situated in, on or under all or any portion of the Lands, (F) all other personal property and fixtures of every kind and character on, incident, appurtenant or belonging to and used in connection with the interest of Mortgagor in all or any portion of the Lands or the Systems, and (G) all Proceeds and products of any of the foregoing.

(u) “UCC” means, at any time, the Uniform Commercial Code in effect in the State of Texas at that time.

1.3 Interpretations. All meanings assigned to any defined terms used in this Deed of Trust, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust.

ARTICLE II

GRANTING CLAUSES; SECURED OBLIGATIONS

2.1 Conveyance and Grant of Lien. In consideration of the advances, issuances, or extensions by the Credit Parties to Borrower of the funds or credit constituting the Secured Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust hereby GRANTS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS with a general warranty of title, and WITH THE POWER OF SALE, for the uses, purposes and conditions hereinafter set forth, all of its right, title and interest in and to the Mortgaged Property unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, to secure the payment and performance of the Secured Obligations for the benefit of Mortgagee and the ratable benefit of the Credit Parties.

TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Secured Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust. Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Mortgaged Property unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Notwithstanding anything to the contrary in the foregoing, to the extent applicable to any Lease, Servitude, or other portion of the Mortgaged Property, the conveyance and grant of Liens and security interests under this Deed of Trust are subject to the Third Party Consent Limitation and shall not be deemed to have been made with respect to the applicable portion(s) of the Mortgaged Property (but no other portion of the Mortgaged Property) until the receipt, if at all, of the applicable third-party consent.

2.2 Conveyance and Grant of Security Interest. For the same consideration and to further secure the Secured Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Mortgaged Property.

Exhibit E – Page 9 of 26

2.3 Assignment of Rents and Leases. Mortgagor hereby assigns, transfers, conveys, and sets over to Mortgagee all of Mortgagor’s estate, right, title and interest in, to and under the Leases, whether existing on the date hereof or hereafter entered into, together with any changes, extensions, revisions or modifications thereof and all rights, powers, privileges, options and other benefits of Mortgagor as the lessor under the Leases regarding the current tenants and any future tenants, and all the Rents from the Leases, including those now due, past due, or to become due. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee, upon the occurrence and during the continuance of an Event of Default, to take possession and control of the applicable portions of the Mortgaged Property, pursuant to Mortgagor’s rights under the Leases, to exercise any of Mortgagor’s rights under the Leases, and to demand, receive and enforce payment, to give receipts, releases and satisfaction and to sue, in the name of Mortgagor or Mortgagee, for all of the Rents. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration or cash collateralization of all Letters of Credit and all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, and the expiration or termination of all Commitments, and Mortgagor hereby releases Mortgagee from all liability (other than as a result of the gross negligence or willful misconduct of Mortgagee) whatsoever for the exercise of the foregoing power of attorney and all actions taken pursuant thereto. The consideration received by Mortgagor to execute and deliver this assignment and the Liens and security interests created herein is legally sufficient and will provide a direct economic benefit to Mortgagor. It is intended by Mortgagor and Mortgagee that the assignment set forth herein constitutes an absolute assignment and not merely an assignment for additional security. Notwithstanding the foregoing, this assignment shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions, or provisions of Mortgagor contained in the Leases or otherwise to impose any obligation upon Mortgagee, and, so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license, revocable by Mortgagee, to possess and control the Leases and collect and receive the Rents. Upon the occurrence of an Event of Default, such license in favor of Mortgagor shall be automatically revoked. Mortgagee’s acceptance of the assignment of the Rents under this Deed of Trust shall not be deemed to constitute Mortgagee a “secured party in possession,” nor obligate Mortgagee to appear in or defend any proceeding relating to the Rents, any Leases, or the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation under any Leases.

2.4 After-Acquired Mortgaged Property. Any and all of the Mortgaged Property which is acquired after the date of this Deed of Trust shall, immediately and without any further conveyance, assignment, or act on the part of Mortgagor or Mortgagee, be subject to the Liens granted pursuant to this Deed of Trust as fully and completely as though specifically described herein and as though such Mortgaged Property had been owned by Mortgagor on the date of this Deed of Trust.

2.5 Revolving Credit and Future Advances. It is contemplated and acknowledged that the Secured Obligations may include revolving credit loans and advances from time to time, and that this Deed of Trust shall have effect as of the date hereof to secure all Secured Obligations, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date. This Deed of Trust secures all future advances and obligations constituting Secured Obligations.

2.6 Security for Secured Obligations. The Liens and other rights granted pursuant to Section 2.1 and Section 2.2 of this Deed of Trust secure, and the Mortgaged Property is security for, the prompt performance and payment in full in cash when due, whether at stated maturity, by acceleration or otherwise, of the Secured Obligations. Notwithstanding that the balance of the Secured Obligations may at certain times be zero and that no Secured Obligations may at certain times be outstanding, the Liens

Exhibit E – Page 10 of 26

granted hereunder and this Deed of Trust shall remain in full force and effect at all times and with the same priority until the payment in full in cash of the Secured Obligations and the expiration or termination of the Credit Documents.

2.7 PRODUCTS AND PROCEEDS. The Liens and security interests granted by Mortgagor under this Deed of Trust include all products and Proceeds of the Mortgaged Property.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS

3.1 Representations and Warranties. Subject to the provisions of the Credit Agreement and any express exceptions contained therein, Mortgagor represents and warrants as follows:

(a) Mortgagor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Effect.

(b) The execution, delivery, and performance by Mortgagor of this Deed of Trust and the consummation of the transactions contemplated hereby (a) are within Mortgagor’s powers, (b) have been duly authorized by all necessary action, (c) do not contravene (i) Mortgagor’s Organizational Documents or (ii) except for any Lease, Servitude or other real property related contract, in each case subject to the Third Party Consent Limitation, any applicable Legal Requirement or Contract binding on or affecting Mortgagor or its property, and (d) will not result in or require the creation or imposition of any Lien prohibited by the Credit Documents.

(c) Except to the extent the Third Party Consent Limitation may apply, if at all, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by Mortgagor of this Deed of Trust or (ii) the consummation of the transactions contemplated thereby.

(d) This Deed of Trust has been duly executed and delivered by Mortgagor. This Deed of Trust to which Mortgagor is a party is the legal, valid, and binding obligation of Mortgagor and is enforceable against Mortgagor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(e) Mortgagor has good, valid and marketable title to the Mortgaged Property free from all Liens, security interests or other encumbrances other than the Permitted Liens. Other than the Permitted Liens and other than those for which waivers or consents have been obtained and delivered to the Mortgagee on or prior to the date hereof or otherwise subject to the Third Party Consent Limitation, there are no preferential purchase rights held by third parties affecting any part of the Mortgaged Property or rights of third parties to prohibit the assignment, conveyance, pledge, or mortgage of any part of the Mortgaged Property without the consent of such third parties.

Exhibit E – Page 11 of 26

(f) The Land, Servitudes and other interests and rights in real property described in the exhibits attached hereto constitute all of the Lands and Servitudes necessary for the construction, ownership, maintenance, access to and operation of the Systems affected by this Deed of Trust and the description in Exhibit A hereto includes a complete and accurate description of all such properties, rights, and interests in real property. If Mortgagor discovers, within 30 days after the effectiveness of this Deed of Trust, that any item constituting any portion of the Land, Servitudes and other interests in real property are not completely and accurately described on the exhibits attached hereto, Mortgagor shall promptly notify Mortgagee and provide such information as is necessary or reasonably appropriate to make such descriptions accurate and complete. If requested by Mortgagee, Mortgagor will execute and deliver to Mortgagee such amendments or supplements as Mortgagee may reasonably request in order to allow Mortgagee to record such instrument(s) in the applicable real property records, in each case at Mortgagor’s expense.

(g) All of the Contracts affecting any interest in the Lands or the rest of the Mortgaged Property are valid, subsisting and in full force and effect, and Mortgagor has no current, actual knowledge that a default exists under any of the terms or provisions, express or implied, of any of such Contracts. All of the Contracts and obligations of Mortgagor that relate to the Lands constitute legal, valid and binding obligations of Mortgagor. Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any such Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations under any such Contract, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any such Contract.

(h) All rentals and other payments due under or with respect to the Lands have been properly and timely paid. All taxes due and payable have been properly and timely paid except for such taxes being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such taxes as are being currently paid prior to delinquency in the ordinary course of business. All expenses due and payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefor and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.

(i) Mortgagor shall, at all times, comply in all material respects with all Environmental Laws.

(j) To the knowledge of Mortgagor, except in compliance with all Environmental Laws and in the ordinary course of Mortgagor’s business, the Mortgaged Property has never been used by Mortgagor or any prior owner of the Mortgaged Property as a dump site or storage (whether temporary or permanent) site for a Hazardous Substance.

(k) Mortgagor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

Exhibit E – Page 12 of 26

(l) All necessary regulatory filings have been properly made in connection with the operation of Mortgagor’s business related to the Mortgaged Property except where a failure to make such filing could reasonably be expected to cause a Material Adverse Effect.

(m) ADDRESS AND IDENTIFICATION INFORMATION.

(i) As of the date of this Deed of Trust, Mortgagor’s address, place of business, residence, chief executive office and office where Mortgagor keeps its records concerning Accounts, Contract Rights and General Intangibles is set forth in Section 6.12, and there has been no change in the location of Mortgagor’s place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor’s name during the four months immediately preceding the date of this Deed of Trust.

(ii) Mortgagor’s (x) federal tax identification number is                  and organizational number is                 , (y) state of formation or organization, as applicable is [                ], and (z) correctly-spelled name is                 .

(iii) Mortgagee’s address is set forth in Section 6.12 hereto.

(iv) Trustee’s address is set forth in Section 6.12 hereto.

3.2 Covenants. Subject to the provisions of the Credit Agreement and any express exceptions contained therein, Mortgagor agrees as follows:

(a) Payment of Lienable Claims. Mortgagor shall make prompt payment when due and owing of all taxes, assessments, and governmental charges imposed on or assessed against this instrument, upon the interest of Mortgagee or the Trustee, upon the Mortgaged Property or any part thereof, or upon the revenues, income, or profits from any of the above, except for such amounts as are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established. Mortgagor shall make prompt payment when due and owing of all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, and in general will do or cause to be done everything necessary so that the Lien hereof shall be fully preserved, except for such amounts as are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established.

(b) Operation of Mortgaged Property. Mortgagor shall operate the Mortgaged Property, continuously and in a good workmanlike manner in accordance with all Legal Requirements and comply in all material respects with all terms and conditions of the Servitudes it now holds and each assignment or Contract obligating Mortgagor in any way with respect to the Mortgaged Property; but nothing herein shall be construed to empower Mortgagor to bind the Trustee or Mortgagee or any other Credit Party to any contract or obligation or render the Trustee or Mortgagee or any other Credit Party in any way responsible or liable for bills or obligations incurred by Mortgagor.

(c) Maintenance of Easements. Mortgagor shall keep and continue, or cause to be kept and continued, all material Servitudes, estates and interests herein described and all contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied. Without limiting the generality of the foregoing sentence, Mortgagor shall not release any of the material Servitudes without the prior written consent of Mortgagee.

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(d) Other Encumbrances. Mortgagor shall not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of the Mortgaged Property or any Building or Manufactured (Mobile) Home located on the Lands, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt, trade payable or other obligation or liability of any Person; provided, however, that notwithstanding the foregoing, Mortgagor or any of its Subsidiaries may create, incur, assume or suffer to exist the Permitted Liens.

(e) Environmental Conditions. If at any time any Hazardous Substance is discovered on, under, or about any of the Realty Collateral or any other real property owned or operated by Mortgagor (“Other Property”) in violation of any Environmental Law in any material respect, Mortgagor will inform Administrative Agent of the same and, to the extent Mortgagor is or may be required to do so under Environmental Law, of Mortgagor’s proposed response as required under Environmental Law, including, without limitation, the performance of any required investigatory or remedial activity, and Mortgagor will to the extent Mortgagor (and not any other party, including any lessor under any Lease) is or may be required to do so under Environmental Law and, at its sole cost and expense, remedy or remove such Hazardous Substances from such real property or Other Property or the groundwater underlying such real property or Other Property in accordance with (a) the approval of the appropriate Governmental Authority, if any such approval is required under Environmental Laws, and (b) all Environmental Laws. In addition to all other rights and remedies of Administrative Agent and the Credit Parties under the Credit Documents, but subject to Mortgagor’s right to contest the performance of any such response, as further described in this Section, if such Hazardous Substances require remediation or removal as set forth in this Section but has not been remedied or removed from the affected Mortgaged Property or Other Property or the groundwater underlying such Mortgaged Property or Other Property by the Borrower within the time periods contemplated by the applicable response, Administrative Agent may, at its sole discretion and after giving Mortgagor written notification of its intention to self-implement any required response, pay to have the same remedied or removed in accordance with the applicable remediation program, and Mortgagor will reimburse Administrative Agent therefor within ten days of Administrative Agent’s demand for payment. Mortgagor shall have the right to contest any notice, directive or other demand of any third party, including without limitation, any Governmental Authority, to remedy or remove Hazardous Substances from any Mortgaged Property or any Other Property so long as Mortgagor diligently prosecutes such contest to completion, complies with any final order or determination and, before such contest, either furnishes Administrative Agent security in an amount equal to the cost of remediation or removal of the Hazardous Substances or posts a bond with a surety satisfactory to Administrative Agent in such amount. MORTGAGOR SHALL BE SOLELY RESPONSIBLE FOR, AND WILL INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH OTHER CREDIT PARTY AND EACH OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST, ANY AND ALL LOSSES, DAMAGES, DEMANDS, CLAIMS, CAUSES OF ACTION, JUDGMENTS, ACTIONS, ASSESSMENTS, PENALTIES, COSTS, EXPENSES AND LIABILITIES DIRECTLY OR INDIRECTLY ARISING OUT OF OR ATTRIBUTABLE TO ANY HAZARDOUS SUBSTANCES AT ANY REALTY COLLATERAL OR ANY OTHER PROPERTY, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: (Y) THE COSTS OF ANY REPAIR, CLEANUP OR DETOXIFICATION OF ANY MORTGAGED

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PROPERTY OR OTHER PROPERTY REQUIRED UNDER ENVIRONMENTAL LAW, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS REQUIRED UNDER ENVIRONMENTAL LAW; AND (Z) ALL REASONABLE AND DOCUMENTED COSTS AND EXPENSES INCURRED BY ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY IN CONNECTION WITH CLAUSE (Y) ABOVE, INCLUDING REASONABLE ATTORNEYS’ FEES (SUBJECT TO LIMITATIONS ON THE NUMBER OF SUCH COUNSEL AS PROVIDED IN SECTION 9.07 OF THE CREDIT AGREEMENT); PROVIDED, HOWEVER, THAT MORTGAGOR SHALL NOT BE LIABLE FOR ANY OF THE FOREGOING THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ADMINISTRATIVE AGENT OR A CREDIT PARTY AFTER TAKING POSSESSION OF THE MORTGAGED PROPERTY OR ARISING OUT OF DISPUTES AMONG THE LENDERS (OTHER THAN DISPUTES INVOLVING THE ARRANGERS IN THEIR CAPACITIES AS JOINT LEAD ARRANGERS OR DISPUTES INVOLVING WELLS FARGO IN ITS CAPACITY AS ADMINISTRATIVE AGENT). The covenants and indemnities provided in this section shall survive the repayment or any other satisfaction of the Secured Obligations.

(f) Notification. Mortgagor will notify Mortgagee of any material destruction, loss, termination or acquisition of any of its Mortgaged Property within three Business Days thereof.

3.3 Further Assurances; Defense of Claims. Subject to the provisions of the Credit Agreement and any express exceptions contained therein, Mortgagor further agrees as follows:

(a) Promptly upon request and at its expense, Mortgagor shall cure any defects in the creation, execution and delivery of this Deed of Trust. Mortgagor hereby authorizes the Mortgagee to file any financing statements without the signature of Mortgagor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. Mortgagor at its expense will promptly execute and deliver to the Mortgagee upon reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of Mortgagor in this Deed of Trust, or to further evidence and more fully describe the Mortgaged Property, or to correct any omissions in this Deed of Trust, or to state more fully the security obligations set out herein, or to perfect, protect or preserve any Liens created pursuant hereto, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Mortgagee to exercise and enforce its rights and remedies with respect to any Mortgaged Property.

(b) Within 30 days after a request by the Mortgagee or any Credit Party to cure any title defects or exceptions which are not Permitted Liens and which, individually or in the aggregate, (i) materially interfere with the ordinary conduct of Mortgagor’s Business, (ii) materially detract from the value or the use of the portion of the Mortgaged Property affected thereby, or (iii) could reasonably be expected to have a Material Adverse Effect, the Mortgagor shall cure such title defects or exceptions or substitute such Mortgaged Property with acceptable Property of an equivalent value with no title defects or exceptions and deliver to the Mortgagee satisfactory title evidence in form and substance acceptable to the Mortgagee in its reasonable business judgment as to the Mortgagor’s title in such Property and the Mortgagee’s Liens and security interests therein.

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(c) Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceeding affecting Mortgagor’s title to the Mortgaged Property or Mortgagee’s Lien or security interest in the Mortgaged Property, or any part thereof and which (i) materially interferes with the ordinary conduct of Mortgagor’s Business, (ii) materially detracts from the value or the use of the portion of the Mortgaged Property affected thereby, or (iii) could reasonably be expected to have a Material Adverse Effect. Mortgagor shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor’s, the Trustee’s and Mortgagee’s rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the reasonable judgment of Mortgagee, defend Mortgagor’s, the Trustee’s or Mortgagee’s rights to the Mortgaged Property, the Trustee or Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor’s expense. Moreover, Mortgagee or the Trustee on behalf of Mortgagee, may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Mortgaged Property. All costs, expenses and attorneys’ fees incurred by Mortgagee or the Trustee pursuant to this Section 3.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Mortgaged Property or the transactions contemplated in this Deed of Trust shall be paid by Mortgagor as provided in Section 6.2 below.

(d) Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest.

(e) Mortgagor shall give Mortgagee at least five (5) Business Days prior written notice before it amends, its name or changes its jurisdiction of incorporation, organization, or formation, as applicable.

3.4 Recording. Mortgagor shall promptly (at Mortgagor’s own expense) record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Mortgaged Property is located and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Mortgaged Property.

3.5 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor’s transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

3.6 Covenants Running with the Land. All covenants and agreements herein contained shall constitute covenants running with the Land.

3.7 Incorporation of Covenants from Credit Agreement. The covenants applicable to Mortgagor and to the Mortgaged Property contained in Article V and Article VI of the Credit Agreement are hereby confirmed and restated, each such covenant, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section, and Mortgagor hereby agrees that Mortgagor shall perform and comply with such covenants until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration or cash collateralization of all Letters of Credit and all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, and the expiration or termination of all Commitments.

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ARTICLE IV

DEFAULT

4.1 Events of Default. An Event of Default under the terms of the Credit Agreement shall constitute an “Event of Default” under this Deed of Trust.

4.2 Acceleration Upon Default. Upon the occurrence and during the continuance of any Event of Default (other than pursuant to paragraph (e) of Section 7.01 of the Credit Agreement), Mortgagee may, or shall at the request of the Majority Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Secured Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. If any Event of Default pursuant to paragraph (e) of Section 7.01 of the Credit Agreement shall occur, the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Secured Obligations shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration) all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee or the Majority Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Credit Agreement or any other Credit Document or any other agreement, document, or instrument evidencing obligations owing from Mortgagor to any of the Credit Parties.

ARTICLE V

Mortgagee’s Rights

5.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of any Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(ii) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, to enter upon and take possession of the Realty Collateral or any part thereof, and exclude Mortgagor therefrom, and do any other acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Realty Collateral, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Realty Collateral, take any action described herein, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less reasonable costs and expenses of operation and collection including reasonable attorneys’ fees, upon the Secured Obligations, all in such order as Mortgagee may determine.

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The entering upon and taking possession of the Realty Collateral, the taking of any action described herein, the collection of such Rents, and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Realty Collateral or the collection, receipt and application of Rents, Mortgagee shall be entitled to exercise every right provided for in any of the Credit Documents or by law upon any Event of Default, including the right to exercise the power of sale herein conferred. Mortgagee may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers.

(b) Judicial Proceedings. Upon the occurrence and during the continuance of any Event of Default, the Trustee and/or Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale hereafter given for Mortgaged Property located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.

(c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Mortgaged Property at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas law governing real property foreclosure sales) or with any applicable state law. Mortgagor hereby designates as Mortgagor’s address for the purpose of notice the address set out in Section 6.12; provided that Mortgagor may by written notice to Mortgagee designate a different address for notice purposes. Any purchaser or purchasers will be provided with a general warranty conveyance binding Mortgagor and Mortgagor’s successors and assigns. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or all of the Secured Obligations are paid in full.

(d) Certain Aspects of Sale. Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Secured Obligations against the amount payable by Mortgagee as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of any Event of Default, any acceleration of the maturity of the Secured Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein. Mortgagor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee’s duties and obligations under this Deed of Trust, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale

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hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Mortgaged Property, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Mortgaged Property, then the title and right of possession to such Mortgaged Property shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

(e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

(f) Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor’s successors or assigns. Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.

(g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in a cash collateral account as additional Mortgaged Property, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement.

(h) Mortgagor’s Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Mortgaged Property, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Mortgaged Property, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that the Trustee may sell the Mortgaged Property, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

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(i) Waiver of Notices, Appraisements, Reinstatement and other Rights. Mortgagor hereby expressly waives, to the full extent permitted by applicable law, any and all rights or privileges of notices, appraisements, redemption and any prerequisite in the event of foreclosure of the Liens and/or security interests created herein, including without limitation, any right to reinstatement prior to foreclosure. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the Liens or security interests of this Deed of Trust, any part of the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the Indebtedness, without releasing any other part of the Mortgaged Property, proceeds or income, and without affecting the Liens or security interests hereof as to the part or parts of the Mortgaged Property, proceeds or income not so released or the right to receive future proceeds and income

5.2 Rights to Personalty Collateral Upon Default. Upon the occurrence and during the continuance of any Event of Default, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and this Deed of Trust. Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 6.12 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney’s fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Secured Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Secured Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Mortgaged Property may be made without warranty of any kind whether expressed or implied.

5.3 Rights to Fixture Collateral Upon Default. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Mortgaged Property selected.

5.4 Certain Remedies related to Rents. After the occurrence and during the continuance of an Event of Default, the Mortgagee may by written notice to Mortgagor terminate Mortgagor’s license to collect the Rents hereunder. Any Rents received by Mortgagor after such notice shall be held in trust for the benefit of the Mortgagee, segregated from the other funds of Mortgagor, and immediately paid over to the Mortgagee, with any necessary endorsement. Mortgagor irrevocably authorizes all parties obligated to pay Rents to accept any notice from the Mortgagee that Mortgagor’s license to collect the Rents has been terminated after the occurrence and during the continuance of an Event of Default and, following such notice, to follow the instructions of the Mortgagee and ignore the instructions of Mortgagor with respect to collecting the Rents, including instructions which direct the obligors to pay all amounts due directly to the Mortgagee. Upon such notification and at the expense of Mortgagor, the Mortgagee may enforce collection of any Rents, and adjust, settle, or compromise the amount or payment thereof.

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5.5 Account Debtors. Mortgagee may, in its discretion, after the occurrence and during the continuance of any Event of Default, notify any account debtor to make payments directly to Mortgagee and contact account debtors directly to verify information furnished by Mortgagor. Mortgagee shall not have any obligation to preserve any rights against prior parties.

5.6 Costs and Expenses. All reasonable sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Secured Obligations. Mortgagor hereby agrees to repay such reasonable sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the same rate of interest as charged Alternate Base Rate Advances when an Event of Default exists as set forth in the Credit Agreement.

5.7 Set-Off. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Deed of Trust.

ARTICLE VI

Miscellaneous

6.1 Trustees.

(a) Successor Trustees. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Mortgaged Property and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

(b) Indemnification of Trustee. The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, INCLUDING THE TRUSTEE’S OWN NEGLIGENCE, but excluding any of the Trustee’s own gross negligence, bad faith or willful misconduct or arising out of disputes with the Lenders found to be such by a final, non-appealable judgment by a court of competent jurisdiction. The Trustee may rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall have no liability for interest on any moneys received by him hereunder. Mortgagor shall reimburse the Trustee for, and indemnify and save the Trustee harmless against, any and all liability and expenses which may be incurred by the Trustee in the performance of the Trustee’s duties hereunder, INCLUDING THOSE INCURRED AS A RESULT OF THE TRUSTEE’S OWN NEGLIGENCE, but excluding such liabilities and expenses that are found by a final, non-appealable judgment by a court of competent jurisdiction to have been incurred as a result of the gross negligence, willful misconduct, or

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bad faith of the Trustee or arising out of disputes with the Lenders. Mortgagor’s obligations under this Section 6.1(b) shall survive the termination of this Deed of Trust, the payment in full of the Secured Obligations, the termination of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, and the termination or expiration of the Commitments.

(c) Duties of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

6.2 Advances by Mortgagee or Trustee. Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor’s expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor’s behalf, and Mortgagor hereby agrees to repay such sums and any reasonable attorneys’ fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the same rate of interest as charged Alternate Base Rate Advances when an Event of Default exists as set forth in the Credit Agreement. In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and reasonable attorney’s fees incurred by Mortgagee or the Trustee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Deed of Trust, including such costs, expenses and reasonable attorney’s fees incurred pursuant to the terms hereof, plus interest thereon from the date of the advance by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee, respectively, at the same rate of interest as charged Alternate Base Rate Advances when an Event of Default exists as set forth in the Credit Agreement. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Secured Obligations, be due and owing. No such advance will be deemed to relieve Mortgagor from any default hereunder.

6.3 Termination. If the Secured Obligations (including all Letter of Credit Obligations) have been indefeasible paid in full in cash, all Letters of Credit have expired or terminated or been cash collateralized and all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit have terminated, and all Commitments have expired or terminated, then all of the Mortgaged Property (to the extent not sold pursuant to the terms hereof) will revert to Mortgagor and the entire estate, right, title and interest of the Trustee and Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all reasonable attorneys’ fees and other expenses, deliver to Mortgagor proper instruments acknowledging satisfaction of this Deed of Trust.

6.4 Renewals, Amendments and Other Security. Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Secured Obligations may

Exhibit E – Page 22 of 26

be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Mortgaged Property. Mortgagee may take or hold other security for the Secured Obligations without notice to or consent of Mortgagor. The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Secured Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

6.5 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR’S INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE MORTGAGED PROPERTY. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records or other appropriate office of the state in which any Mortgaged Property is located. At Mortgagee’s request, Mortgagor shall execute financing statements covering the Personalty Collateral and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee’s security interest under the Uniform Commercial Code. In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

6.6 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.

6.7 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

6.8 Waiver by Mortgagee. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee and the Majority Lenders, be waived to such extent and in

Exhibit E – Page 23 of 26

such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee’s or Mortgagee’s rights hereunder, except to the extent specifically stated in such written instrument.

6.9 Terms. The term “Mortgagor” as used in this Deed of Trust will be construed as singular or plural to correspond with the number of persons executing this Deed of Trust as Mortgagor. If more than one person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several. The terms “Mortgagee”, “Mortgagor”, and “Trustee” as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties as provided in Section 6.14 below.

6.10 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of the exhibits attached hereto which describe portions of the Mortgaged Property situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

6.11 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.

6.12 Notice. All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Mortgagor:	[Mortgagor]
c/o Holly Energy Partners, L.P.
2828 N. Harwood, Suite 1300
Dallas, TX 75201
Attention: John Harrison

Mortgagee:	Wells Fargo Bank, National Association
1000 Louisiana Street, 9th Floor,
Houston, Texas 77002
Attention: Dalton Harris

Trustee:	Any notices to be given to the
Trustee shall also be delivered to Mortgagee.

6.13 Condemnation. All awards and payments heretofore and hereafter made for the taking of or injury to the Mortgaged Property or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever. Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys’ fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Secured Obligations, whether or not the Secured Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Mortgaged Property.

Exhibit E – Page 24 of 26

6.14 Successors and Assigns. This Deed of Trust shall (a) be binding upon Mortgagor and its successors, transferees and assigns, and (b) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of and be binding upon, the Mortgagee, the Issuing Banks, and the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Deed of Trust.

6.15 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

6.16 Usury Not Intended. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws governing the Secured Obligations including such applicable usury laws of the State of Texas and the United States of America as are from time to time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Credit Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Secured Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Secured Obligations (or if the Secured Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Secured Obligations is accelerated by reason of any election of Mortgagee resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit Agreement or other Credit Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Secured Obligations or, if the Secured Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Secured Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Secured Obligation.

6.17 [INTENTIONALLY OMITTED.]

6.18 No Offsets, Etc. Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured thereby.

Exhibit E – Page 25 of 26

6.19 Bankruptcy Limitation. Notwithstanding anything contained herein to the contrary, it is the intention of Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Secured Obligation secured by Mortgagor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by Mortgagor’s interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render Mortgagor’s obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

6.20 Express Negligence Rule. The indemnification, release and assumption provisions provided for in this Agreement shall be applicable whether or not the losses, costs, expenses and damages in question arose solely or in part from the gross, active, passive, or concurrent negligence, strict liability or other fault of any indemnified party. Each of Administrative Agent, the Issuing Banks, the Lenders, the Borrower, and each of the Guarantors acknowledges that this statement complies with the express negligence rule and is conspicuous.

6.21 Time of the Essence. Time is of the essence in the performance of each and every obligation under this Deed of Trust.

6.22 Financing Statement and Utility Security Instrument Filings. This Deed of Trust may be filed as provided in Article 9 of the UCC, to assure that the security interests granted by this Deed of Trust are perfected. In this connection, this instrument will be presented to a filing officer under the UCC to be filed in the real estate records as a Financing Statement covering fixtures. This Deed of Trust may also be filed as provided in TEX. BUS. & COM. CODE ANN. Ch. 35 (Vernon 1996), as amended from time to time, relating to the granting of a security interest by utilities. The filing of this Deed of Trust under the provisions of TEX. BUS. & COM. CODE ANN, Ch. 35 (Vernon 1996), as amended from time to time, shall not constitute an admission by Mortgagor that it is a utility for purposes of TEX. BUS. & COM. CODE ANN. Ch. 35 (Vernon 1996), as amended from time to time, or any other statute, rule or regulation of any governmental authority or agency.

[SIGNATURE PAGES FOLLOW]

Exhibit E – Page 26 of 26

[SIGNATURE PAGE TO MORTGAGE – PAGE 1 OF         ]

EXECUTED as of                     , 20    .

MORTGAGOR:

[ ]

By:

Name:

Title:

THE STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this             , 20        by                                 , the                                 of [MORTGAGOR], on behalf of [MORTGAGOR].

Given under my hand and official seal this             , 20    .

[NOTARIAL SEAL]	Notary Public in and for the State of

Exhibit E – Signature Page 1 of 2

[SIGNATURE PAGE TO MORTGAGE – PAGE 2 OF         ]

EXECUTED as of                         , 20    .

MORTGAGEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

THE STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this                     , 20        by                                 , the                                 of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national association, on behalf of the national association.

Given under my hand and official seal this                             , 20    .

[NOTARIAL SEAL]	Notary Public in and for the State of

Exhibit E – Signature Page 2 of 2

EXHIBIT A

DESCRIPTION OF REALTY COLLATERAL

Exhibit E – Exhibit A

EXHIBIT F

FORM OF NEW LENDER AGREEMENT

THIS NEW LENDER AGREEMENT dated as of                     , 20     (this “New Lender Agreement”) is made by and among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), each of the undersigned subsidiaries and affiliates of the Borrower that are guarantors (the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), and                             (“New Lender”). Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 among the Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”), and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

PRELIMINARY STATEMENTS

1. Pursuant to Section 2.14 of the Credit Agreement, and subject to the terms and conditions thereof, financial institutions may become Lenders with Commitments in the event the Borrower requests an increase in the aggregate Commitments and certain other conditions are met and satisfied.

2. The Borrower has requested an increase in the aggregate Commitments and such certain other conditions are met and satisfied, as applicable.

3. The Borrower, the Administrative Agent, and the New Lender now wish to enter into this New Lender Agreement to add New Lender as a Lender under the Credit Agreement and to establish a Commitment of $             for New Lender in accordance with the terms and conditions of the Credit Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:

(a) Addition of New Lender. Pursuant to Section 2.14 of the Credit Agreement, New Lender is hereby added to the Credit Agreement as a Lender with a Commitment of $            . New Lender specifies as its Applicable Lending Offices (and address for notices) the offices and notice address set forth in its Administrative Questionnaire or such other offices or notice address of New Lender as New Lender may from time to time specify to the Borrower and the Administrative Agent.

(b) Delivery of Note. If requested by New Lender, Borrower shall promptly execute and deliver to the New Lender a Note, dated as of the effective date of this New Lender Agreement, in the principal amount of the New Lender’s Commitment set forth in clause (a) above.

(c) Governing Law. This New Lender Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

(d) Lender Credit Decision. New Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Banks, or any other Lender, and based on the

Exhibit F – Page 1 of 3

Financial Statements referred to in Section 4.05 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this New Lender Agreement and to agree to the various matters set forth herein. New Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Banks, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

(e) Representations and Warranties of Borrower. Borrower represents and warrants as follows:

(i) the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranty, and each of the other Credit Documents are correct in all material respects on and as of the date of the addition of New Lender as a Lender under the Credit Agreement and the establishment of New Lender’s Commitment pursuant to this New Lender Agreement, before and after giving effect to such events as though such representations and warranties were made on the date of such increase, except to the extent any such representations and warranties are expressly limited to an earlier date; and

(ii) no Default has occurred and is continuing, or would result from the increase in Commitments described in this New Lender Agreement.

(f) Representations and Warranties of New Lender. New Lender represents and warrants that it is an Eligible Assignee or an Approved Affiliate.

(g) Appointment of Administrative Agent. New Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Administrative Agent thereby, together with such powers and discretion as are reasonably incidental thereto.

(h) Default. Without limiting any other event that may constitute an Event of Default, Borrower acknowledges and agrees any representation or warranty made by the Borrower set forth in this New Lender Agreement that proves to have been incorrect or misleading in any material respect when made shall constitute an “Event of Default” under the Credit Agreement. This New Lender Agreement is a “Credit Document” for all purposes.

(i) Expenses. Subject to Section 9.04 of the Credit Agreement, the Borrower agrees to pay within thirty days of receipt of written demand therefor all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, execution, and delivery of this New Lender Agreement and the Note (if any), including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

(j) Counterparts; Facsimile Signature. The parties may execute this New Lender Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page of this New Lender Agreement by facsimile or other electronic transmission (including via e-mail) shall be effective as delivery of a manually executed counterpart to this New Lender Agreement. This New Lender Agreement is effective upon delivery of one fully executed counterpart to the Administrative Agent.

[Signature Page Follows]

Exhibit F – Page 2 of 3

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[GUARANTORS]

By:
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

NEW LENDER:

By:
Name:
Title:

Exhibit F – Page 3 of 3

EXHIBIT G

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned, HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                     (the “Lender”), the principal amount of                                     United States Dollars (USD$            ) or, if less, the aggregate unpaid principal amount of the Advances (as defined below) made by the Lender, on the dates and in the amounts specified in the Credit Agreement referred to below. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings given to them in the Credit Agreement when used herein.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as specified in the Credit Agreement.

Both principal and interest are payable in immediately available funds, in lawful money of the United States of America to the Administrative Agent at the place and in the manner specified by the Administrative Agent from time to time by notice to the Borrower and the Lenders. The Administrative Agent and the Lender shall record payment of principal made under this Note, but no failure of the Administrative Agent or the Lender to make such recordings shall affect the Borrower’s repayment obligations under this Note.

This Note is one of the “Notes” referred to in, and is entitled to the benefits of that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lender, certain other Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders. The Credit Agreement, among other things, (1) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount specified in the Credit Agreement (subject to reduction as provided therein), the indebtedness of the Borrower resulting from the Advances made by the Lender being evidenced by this Note, and (2) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof before the maturity hereof, upon the terms and conditions specified therein. The obligations of the Borrower under this Note, and the other obligations of the Borrower under the Credit Documents, are secured, directly or indirectly, by the Security Documents, including, without limitation, the Security Agreement, the Pledge Agreement, and the Mortgages.

Except only for any notices which are expressly required by the Credit Agreement or other Credit Documents, the Borrower hereby waives presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration). No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

THIS WRITTEN NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER WITH RESPECT TO

Exhibit G – Page 1 of 2

THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER.

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

Exhibit G – Page 2 of 2

EXHIBIT H

FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent

Attention: [                            ]

Ladies and Gentlemen:

The undersigned, Holly Energy Partners , L.P., a Delaware limited partnership (“Borrower”), refers to the Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as the same may be amended or modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the financial institutions party thereto (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders and the Issuing Banks (in such capacity, the “Administrative Agent”), and hereby gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is , .

(b)	The Proposed Borrowing will be composed of [Alternate Base Rate Advances] [Eurodollar Rate Advances].

(c)	The aggregate amount of the Proposed Borrowing is $ .

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [ month[s]] [ days].]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(1)	the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranty, and each of the other Credit Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date; and

(2)	no Default has occurred and is continuing, or will result from such Proposed Borrowing or from the application of the proceeds therefrom.

[Signature Page Follows]

Exhibit H – Page 1 of 2

Very truly yours,

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

BY:
Name: John Harrison
Title: Vice President and Treasurer

Exhibit H – Page 2 of 2

EXHIBIT I

FORM OF NOTICE OF CONVERSION OR CONTINUATION

[Date]

Wells Fargo Bank, National Association, as Administrative Agent

Attention:         [                                                                 ]

Ladies and Gentlemen:

The undersigned, Holly Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), refers to the Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as the same may be amended or modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, the financial institutions party thereto (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders and the Issuing Banks (in such capacity, the “Administrative Agent”), and hereby gives you irrevocable notice pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the “Proposed Borrowing”) as required by Section 2.02(b) of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is , 20 .

(b)	The aggregate amount of the Borrowing to be [Converted] [continued] is $ and consists of [Alternate Base Rate Advances] [Eurodollar Rate Advances].

(c)	The Proposed Borrowing consists of [a Conversion to [Alternate Base Rate Advances] [Eurodollar Rate Advances]] [a continuation of Eurodollar Rate Advances].

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [ month[s]] [ days].]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(1)	the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranty, and each of the other Credit Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date; and

(2)	no Default has occurred and is continuing, or will result from such Proposed Borrowing or from the application of the proceeds therefrom.

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Very truly yours,

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

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EXHIBIT J

FORM OF THIRD AMENDED AND RESTATED

PLEDGE AGREEMENT

THIS THIRD AMENDED AND RESTATED PLEDGE AGREEMENT dated as of July 27, 2017 (this “Pledge Agreement”) is by and among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), each other party and each subsidiary of the Borrower signatory hereto (together with the Borrower, the “Pledgors” and individually, each a “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the “Secured Party”) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, and the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

RECITALS

A. Some of the Pledgors have previously executed and delivered that certain Pledge and Security Agreement dated as of July 13, 2004 (the “Original Pledge Agreement”) in connection with that certain Credit Agreement dated as of July 7, 2004, as amended heretofore (as so amended prior to August 27, 2007, the “Original Credit Agreement”), among Holly Energy Partners – Operating, L.P., a Delaware limited partnership (the “Predecessor Borrower”), certain lenders party thereto from time to time (the “Original Lenders”), and Union Bank, N.A., as the administrative agent (the “Predecessor Administrative Agent”).

B. The Original Credit Agreement was amended and restated in its entirety by that certain Amended and Restated Credit Agreement dated as of August 27, 2007, entered into by the Predecessor Borrower, the Predecessor Administrative Agent, Bank of America, N.A., as syndication agent, Guaranty Bank, as predecessor in interest to BBVA Compass Bank, as documentation agent, and the lenders party thereto, including certain of the Lenders (as so amended prior to February 14, 2011, the “Amended and Restated Credit Agreement”).

C. In order to secure the full and punctual payment and performance of the obligations under the Amended and Restated Credit Agreement and other Credit Documents (as defined in the Amended and Restated Credit Agreement), some of the Pledgors (as defined in the Amended and Restated Credit Agreement) amended and restated the Original Pledge Agreement and executed and delivered that certain Amended and Restated Pledge Agreement dated as of August 27, 2007 (the “Amended and Restated Pledge Agreement”).

D. The Amended and Restated Credit Agreement was amended and restated in its entirety by that certain Second Amended and Restated Credit Agreement dated as of February 14, 2011, entered into by and among the Predecessor Borrower, the Predecessor Administrative Agent, as resigning administrative agent, Union Bank, N.A., as syndication agent, BBVA Compass Bank and U.S. Bank N.A., as co-documentation agents, the lenders and lenders issuing letters of credit party thereto from time to time (the “Existing Lenders”) and the Secured Party, as administrative agent for the Existing Lenders (as so amended prior to the date hereof, the “Second Amended and Restated Credit Agreement”).

E. In order to secure the full and punctual payment and performance of the obligations under the Second Amended and Restated Credit Agreement and other Credit Documents (as defined in the Second Amended and Restated Credit Agreement), some of the Pledgors amended and restated the Amended and Restated Pledge Agreement and executed and delivered that certain Second Amended and Restated Pledge Agreement dated as of February 14, 2011 (the “Second Amended and Restated Pledge Agreement”).

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F. The Borrower is a party to the Second Amended and Restated Guaranty Agreement, dated as of February 14, 2011, among each of the Guarantors (as defined therein) signatory thereto, in favor of the Secured Party, as administrative agent for the ratable benefit of itself and the Beneficiaries (as defined therein). Pursuant to an Assumption, Ratification and Confirmation Agreement, dated July 27, 2017 (the “Assumption Agreement”), the Borrower has assumed all of the Obligations (as defined in the Second Amended and Restated Credit Agreement) of the Predecessor Borrower under the Second Amended and Restated Credit Agreement.

G. The Borrower has requested certain amendments to the Second Amended and Restated Credit Agreement which include, among other things, (i) a reflection of the assumption of all of the Obligations by the Borrower under the Second Amended and Restated Credit Agreement pursuant to the Assumption Agreement, (ii) an increase in the Commitments and (iii) an extension of the maturity date.

H. The Second Amended and Restated Credit Agreement is being amended and restated in its entirety pursuant to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, the Issuing Banks and the Secured Party to renew and rearrange the indebtedness outstanding under the Second Amended and Restated Credit Agreement (but not to repay or payoff such indebtedness) and to make the other changes requested by the Borrower.

I. The Pledgors desire to amend and restate the Second Amended and Restated Pledge Agreement.

J. Each Pledgor (other than Borrower) is a Subsidiary or Affiliate of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) and (ii) the Lender Hedging Agreement (as defined in the Credit Agreement) entered into by the Borrower, any of its Subsidiaries or any Holdco Entity with a Lender or an Affiliate of a Lender (each such counterparty, a “Swap Counterparty”).

K. It is a requirement under the Credit Agreement that the Pledgors shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by entering into this Pledge Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Secured Party for the benefit of the Beneficiaries (a) that the Second Amended and Restated Pledge Agreement is amended and restated in its entirety, and (b) further agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas (“UCC”) shall have the meanings assigned to those terms by the UCC as the UCC may be amended from time to time, whether specified elsewhere in this Pledge Agreement or not. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and

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Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Section 2. Pledge

2.01 Grant of Pledge.

(a) Each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party, for the benefit of the Beneficiaries, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below. This Pledge Agreement shall secure all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments, and renewals thereof, whether for principal, interest, fees, expenses, indemnifications or otherwise. All such obligations shall be referred to in this Pledge Agreement as the “Secured Obligations”.

(b) Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property shall not exceed the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the Liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

2.02 Pledged Collateral. “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired:

(a) all of the membership interests listed in the attached Schedule 2.02(a) issued to such Pledgor and all such additional membership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Membership Interests”), (ii) the certificates representing the Membership Interests, if any, and all such additional membership interests, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof (collectively, the “Membership Interests Distributions”);

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(b) all of the general and limited partnership interests listed in the attached Schedule 2.02(b) issued to such Pledgor and all such additional limited or general partnership interests of any issuer of such interests hereafter acquired by such Pledgor (the “Partnership Interests”) and (ii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof (collectively, the “Partnership Interests Distributions”);

(c) all of the shares of stock listed in the attached Schedule 2.02(c) issued to such Pledgor and all such additional shares of stock of any issuer of such shares of stock hereafter issued to such Pledgor (the “Pledged Shares”), (ii) the certificates representing the Pledged Shares and all such additional shares, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (collectively, the “Pledged Shares Distributions”; together with the Membership Interests Distributions and the Partnership Interest Distributions, the “Distributions”); and

(d) all proceeds from the Pledged Collateral described in paragraphs (a), (b) and (c) of this Section 2.02.

Notwithstanding the foregoing, (i) as provided in 7.04(c) of this Pledge Agreement, “Pledged Collateral” shall not include any cash distributions or dividends which have been made by the Borrower to its Equity Interest holders or any Holdco Entity that is not a Subsidiary of Borrower to its Equity Holders, in each case in compliance with the Credit Agreement and (ii) “Pledged Collateral” shall not include any Equity Interests in any JV Entity or Excluded Subsidiary, nor any right to receive Distributions attributable to such Equity Interests.

2.03 Delivery of Pledged Collateral. All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, upon prior written notice to the applicable Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04. In addition, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

2.04 Rights Retained by Pledgor. Notwithstanding the pledge in Section 2.01, so long as no Event of Default shall have occurred and remain uncured or unwaived:

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(a) and, if an Event of Default shall have occurred and remain uncured or unwaived, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action would have a materially adverse effect on the value of the Pledged Collateral;

(b) except as otherwise provided in the Credit Agreement, each Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and

(c) at and after such time as voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to (i) enable the Secured Party to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (a) of this Section 2.04, and (ii) receive any Distributions and proceeds of sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph (b) of this Section 2.04.

Section 3. Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Secured Party and the other Beneficiaries as follows:

(a) The Pledged Collateral applicable to such Pledgor listed on the attached Schedules 2.02(a), 2.02(b) and 2.02(c) have been duly authorized and validly issued to such Pledgor and are fully paid and nonassessable (as applicable in light of the entity type of each individual issuer).

(b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for (i) the security interest created by this Pledge Agreement and (ii) other Permitted Liens.

(c) No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (a) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor or (b) for the exercise by the Secured Party or any Beneficiary of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(d) Such Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Secured Party.

(e) The Membership Interests listed on the attached Schedule 2.02(a) constitute the percentage of the issued and outstanding membership interests of the respective issuer thereof set forth on Schedule 2.02(a) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

(f) The Partnership Interests listed on the attached Schedule 2.02(b) constitute the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

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(g) The Pledged Shares listed on the attached Schedule 2.02(c) constitute the percentage of the issued and outstanding shares of capital stock of the respective issuer thereof set forth on Schedule 2.02(c) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

(h) Schedule 3 sets forth its sole jurisdiction of formation, type of organization, federal tax identification number, the organizational number, and all names used by it during the last five years prior to the date of this Pledge Agreement.

Section 4. Pledgor’s Covenants. During the term of this Pledge Agreement and until all of the Secured Obligations (including all Letter of Credit Obligations) have been fully and finally paid and discharged in full, the Commitments under the Credit Agreement have been terminated or expired, all Letters of Credit have terminated or expired or been cash collateralized, and all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit have been terminated, all Lender Hedging Agreements have been terminated and all obligations of the Lenders in respect of Lender Hedging Agreements have been terminated, each Pledgor covenants and agrees with the Secured Party that:

4.01 Protect Collateral; Further Assurances. Each Pledgor will warrant and defend the rights and security interest herein granted unto the Secured Party in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Secured Party or any Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party or any Beneficiary to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Each Pledgor hereby authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement, including financing statements containing an “all assets” or “all personal property” collateral description.

4.02 Transfer, Other Liens, and Additional Shares. Each Pledgor agrees that it will not (a) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens. Each Pledgor agrees that it will (a) cause each issuer of the Pledged Collateral that is a Subsidiary of such Pledgor not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by such issuer except with respect to such Subsidiary to such Pledgor or any other Pledgor; provided that, any such issuance of Equity Interests shall not result in such Pledgor owning a smaller percentage of all issued and outstanding Equity Interests of such issuer than that percentage that the Pledgor owned on the date hereof, and (b) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any additional Equity Interests of an issuer of the Pledged Collateral. No Pledgor shall approve any material amendment or modification of any of the Pledged Collateral without the Secured Party’s prior written consent.

4.03 Jurisdiction of Formation; Name Change. Each Pledgor shall give the Secured Party at least five (5) Business Days prior written notice before it (i) in the case of a Pledgor that is not a “registered organization” (as defined in Section 9-102 of the UCC) changes the location

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of its principal place of business and chief executive office, or (ii) uses a trade name other than its current name used on the date hereof. Other than as permitted by Section 6.09 of the Credit Agreement, no Pledgor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend its name or change its jurisdiction of incorporation, organization or formation without the prior written consent of the Secured Party.

Section 5. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

5.01 UCC Remedies. To the extent permitted by law, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

5.02 Dividends and Other Rights.

All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) may be exercised by the Secured Party if the Secured Party so elects and gives written notice of such election to the affected Pledgor and all rights of the Pledgors to receive any Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2.04(b) shall cease.

All Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

5.03 Sale of Pledged Collateral. The Secured Party may sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as may be commercially reasonable in accordance with applicable laws. Each Pledgor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Pledgor hereby deems 10 days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall fully cooperate with Secured Party in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of Texas, and other states and take such actions as may be reasonably necessary to permit Secured Party to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.

5.04 Exempt Sale. If, in the opinion of the Secured Party, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Secured Party in its reasonable discretion (a) may offer and sell securities

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privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Secured Party in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral.

5.05 Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.

5.06 Cumulative Remedies. Each right, power and remedy herein specifically granted to the Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Secured Party in its sole discretion. No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Section 6. Secured Party as Attorney-in-Fact for Pledgor.

6.01 Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing any dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same. Secured Party shall exercise its rights under this Section 6.01 only after the occurrence and during the continuance of an Event of Default. Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 6.01 is irrevocable and coupled with an interest.

6.02 Secured Party May Perform. The Secured Party may from time to time, at its option but at the Pledgors’ expense, perform any act which any Pledgor expressly agrees hereunder to perform and which such Pledgor shall fail to promptly perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to the affected Pledgor) and the Secured Party may from time to time take any other action which the Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein. The Secured Party shall provide notice to the affected Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Secured Party provided under this Pledge Agreement or under applicable law.

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6.03 Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

6.04 Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 7. Miscellaneous.

7.01 Expenses. Subject to Section 9.04 of the Credit Agreement, the Pledgors will within thirty (30) days of demand pay to the Secured Party for its benefit and the benefit of the other Beneficiaries the amount of any reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of its counsel and of any experts, which the Secured Party and the other Beneficiaries may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party or any Lender or any other Beneficiary hereunder, and (c) the failure by any Pledgor to perform or observe any of the provisions hereof.

7.02 Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by the affected Pledgor and the Secured Party and, as required by the Credit Agreement, either all of the Lenders or the Majority Lenders, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.03 Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement, on the signature page hereof or such other address as shall be designated by such party to the other parties hereto.

7.04 Continuing Security Interest; Transfer of Interest.

(a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Secured Party, shall (a) other than as provided in Section 7.04(c) below, remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration or cash collateralization of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, the termination of all Lender Hedging Agreements and the termination of all obligations of the Lenders in respect of Lender Hedging Agreements, and the termination or expiration of the Commitments, (b) be binding upon each Pledgor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured

Exhibit J – Page 9 of 12

Party, the Issuing Banks, and the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement.

(b) Upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration or cash collateralization of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, the termination of all Lender Hedging Agreements and the termination of all obligations of the Lenders in respect of Lender Hedging Agreements, and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will promptly, at the Pledgors’ expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

(c) If a cash distribution or dividend is made by the Borrower to its Equity Interest holders or any Holdco Entity that is not a Subsidiary of the Borrower to its Equity Interest Holders, in each case in compliance with the Credit Agreement, then upon delivery of such cash to the Equity Interest holders (i) the security interest granted to the Secured Party herein on such cash shall terminate and (ii) such cash shall no longer constitute Pledged Collateral for purposes of this Agreement.

7.05 Waivers. Each Pledgor hereby waives:

(a) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

(b) any requirement that the Secured Party or any Beneficiary protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any collateral; and

(c) any duty on the part of the Secured Party to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any other Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.

7.06 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

7.07 Choice of Law. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Texas.

Exhibit J – Page 10 of 12

7.08 Counterparts. The parties may execute this Pledge Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page of this Pledge Agreement by facsimile or other electronic transmission (including via e-mail) shall be effective as delivery of a manually executed counterpart to this Pledge Agreement. In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

7.09 Headings. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

7.10 Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party or any Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party’s security interest. SUBJECT TO SECTION 9.07 OF THE CREDIT AGREEMENT, EACH PLEDGOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 7.10 (INCLUDING REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR ARISING OUT OF DISPUTES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS OR SUITS NOT ARISING DIRECTLY OR INDIRECTLY FROM ANY ACT OR OMISSION BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER BROUGHT BY AN INDEMNIFIED BENEFICIARY AGAINST ANY OTHER INDEMNIFIED BENEFICIARY (OTHER THAN ANY SUCH DISPUTE, CLAIM, DEMAND, ACTION, JUDGMENT OR SUIT INVOLVING THE ARRANGERS IN THEIR CAPACITIES AS JOINT LEAD ARRANGERS, THE ISSUING BANKS IN THEIR CAPACITY AS ISSUING BANKS OR INVOLVING WELLS FARGO IN ITS CAPACITY AS ADMINISTRATIVE AGENT).

7.11 Conflicts. In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

7.12 Additional Pledgors. Pursuant to Section 5.10 of the Credit Agreement, each Material Subsidiary of the Borrower (other than any JV Entity or an Excluded Subsidiary) or any Holdco Entity that was not in existence on the date of the Credit Agreement is required to enter

Exhibit J – Page 11 of 12

into this Pledge Agreement as a Pledgor upon becoming a Material Subsidiary of the Borrower (other than any JV Entity or an Excluded Subsidiary) or any Holdco Entity to the extent such Material Subsidiary or such Holdco Entity owns Pledged Collateral. Upon execution and delivery after the date hereof by the Secured Party and such Material Subsidiary or such Holdco Entity of an instrument in the form of Annex 1, such Material Subsidiary or such Holdco Entity, as applicable, shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

7.13 Amendment & Restatement; Confirmation of Liens. This Pledge Agreement is an amendment and restatement of the Second Amended and Restated Pledge Agreement and supersedes the Second Amended and Restated Pledge Agreement in its entirety; provided, however, that (i) the execution and delivery of this Pledge Agreement shall not effect a novation of the Second Amended and Restated Pledge Agreement but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of such Second Amended and Restated Pledge Agreement, and (ii) the Liens, security interests and other interests in the Collateral (as such term is defined in the Second Amended and Restated Pledge Agreement, hereinafter the “Original Pledged Collateral”) granted under the Second Amended and Restated Pledge Agreement are and shall remain legal, valid, binding and enforceable with regard to such Original Pledged Collateral. Each Pledgor party to the Second Amended and Restated Pledge Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Pledged Collateral granted under the Second Amended and Restated Pledge Agreement, and further agrees that the execution and delivery of this Pledge Agreement and the other Credit Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Pledged Collateral granted under the Second Amended and Restated Pledge Agreement.

7.14 Entire Agreement. THIS PLEDGE AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

Exhibit J – Page 12 of 12

The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGORS:	HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HOLLY ENERGY HOLDINGS LLC, a Delaware limited liability company

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Signature Page to Third Amended and Restated Pledge Agreement

Exhibit J – Page 1 of 4

HEP PIPELINE GP, L.L.C., a delaware limited liability company
HEP REFINING GP, L.L.C., a delaware limited liability company
HEP REFINING, L.L.C., a delaware limited liability company
EL DORADO LOGISTICS LLC, a Delaware limited liability company

Each by:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole Member

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Signature Page to Third Amended and Restated Pledge Agreement

Exhibit J – Page 2 of 4

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HEP UNEV HOLDINGS LLC, a delaware limited liability company

By:
Name: John Harrison
Title: Vice President and Treasurer

Address of all Pledgors:
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention: John Harrison

Signature Page to Third Amended and Restated Pledge Agreement

Exhibit J – Page 3 of 4

SECURED PARTY:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Secured Party for the ratable benefit of the Beneficiaries

By:
Name:
Title:

Signature Page to Third Amended and Restated Pledge Agreement

Exhibit J – Page 4 of 4

SCHEDULE 2.02(a)

Attached to and forming a part of that certain Third Amended and Restated Pledge Agreement dated July 27, 2017 by each Pledgor to the Secured Party.

Pledgor	Issuer	% of Membership Interest Owned
Holly Energy Holdings LLC	HEP Pipeline GP, L.L.C.	100%
Holly Energy Holdings LLC	HEP Pipeline, L.L.C.	100%
Holly Energy Holdings LLC	HEP Mountain Home, L.L.C.	100%
Holly Energy Holdings LLC	HEP Refining, L.L.C.	100%
Holly Energy Holdings LLC	HEP Refining GP, L.L.C.	100%
Holly Energy Holdings LLC	HEP Woods Cross, L.L.C.	100%
Holly Energy Holdings LLC	HEP SLC, LLC	100%
Holly Energy Holdings LLC	HEP Tulsa LLC	100%
HEP Refining, L.L.C.	Holly Energy Storage – Lovington LLC	100%
Holly Energy Holdings LLC	Lovington-Artesia, L.L.C.	100%
Holly Energy Holdings LLC	Roadrunner Pipeline, L.L.C.	100%
Holly Energy Holdings LLC	Cheyenne Logistics LLC	100%
Holly Energy Holdings LLC	El Dorado Logistics LLC	100%
Holly Energy Partners, L.P.	HEP UNEV Holdings LLC	100% of Class A Units
HEP UNEV Holdings LLC	HEP UNEV Pipeline LLC	100%
Holly Energy Partners, L.P.	HEP Logistics GP, L.L.C.	100%
Holly Energy Partners, L.P.	Holly Energy Holdings LLC	100%
Holly Energy Holdings LLC	HEP Casper SLC LLC	100%
Holly Energy Holdings LLC	El Dorado Operating LLC	100%
Holly Energy Holdings LLC	El Dorado Osage LLC	100%
Holly Energy Holdings LLC	HEP Cheyenne LLC	100%

Schedule 2.02(a) to Third Amended and Restated Pledge Agreement

Exhibit J – Page 1 of 2

Holly Energy Holdings LLC	Woods Cross Operating LLC	100%
Holly Energy Holdings LLC	HEP Cheyenne Shortline LLC	100%
El Dorado Logistics LLC	HEP El Dorado LLC	100%

Schedule 2.02(a) to Third Amended and Restated Pledge Agreement

Exhibit J – Page 2 of 2

SCHEDULE 2.02(b)

Attached to and forming a part of that certain Third Amended and Restated Pledge Agreement dated July 27, 2017 by each Pledgor to the Secured Party.

Pledgor	Issuer	Type of Partnership Interest	% of Partnership Interest Owned
Holly Energy Holdings LLC	HEP Pipeline Assets, Limited Partnership	limited partner	99.999%
Holly Energy Holdings LLC	HEP Refining Assets, L.P.	limited partner	99.999%
Holly Energy Holdings LLC	HEP Navajo Southern, L.P.	limited partner	99.999%
Holly Energy Holdings LLC	HEP Fin-Tex/Trust-River, L.P.	limited partner	99.999%
Holly Energy Partners, L.P.	Holly Energy Partners – Operating, L.P.	limited partner	99.999%
HEP Pipeline GP, L.L.C.	HEP Pipeline Assets, Limited Partnership	general partner	0.001%
HEP Pipeline GP, L.L.C.	HEP Navajo Southern, L.P.	general partner	0.001%
HEP Pipeline GP, L.L.C.	HEP Fin-Tex/Trust-River, L.P.	general partner	0.001%
HEP Refining GP, L.L.C.	HEP Refining Assets, L.P.	general partner	0.001%
HEP Logistics GP, L.L.C.	Holly Energy Partners – Operating, L.P.	general partner	0.001%

Schedule 2.02(b) to Third Amended and Restated Pledge Agreement

Exhibit J – Page 1 of 1

SCHEDULE 2.02(c)

Attached to and forming a part of that certain Third Amended and Restated Pledge Agreement dated July 27, 2017 by each Pledgor to the Secured Party.

Pledgor	Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.
Holly Energy Partners, L.P.	Holly Energy Finance Corp.	Common	100	100%	1

Schedule 2.02(c) to Third Amended and Restated Pledge Agreement

Exhibit J – Page 1 of 1

SCHEDULE 3

Attached to and forming a part of that certain Third Amended and Restated Pledge Agreement dated July 27, 2017 by each Pledgor to the Secured Party.

Pledgor:	Holly Energy Partners, L.P.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3743531

Federal Tax Identification Number:	20-0833098

Prior Names:	None

Pledgor:	HEP Pipeline GP, L.L.C.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814279

Federal Tax Identification Number:	72-1583767

Prior Names:	None

Pledgor:	HEP Refining GP, L.L.C.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814280

Federal Tax Identification Number:	71-0968297

Prior Names:	None

Schedule 3 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 1 of 3

Pledgor:	HEP Refining, L.L.C.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3815183

Federal Tax Identification Number:	71-0968299

Prior Names:	None

Pledgor:	Holly Energy Holdings LLC

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	6482043

Federal Tax Identification Number:	30-0997569

Prior Names:	None

Pledgor:	HEP Logistics GP, L.L.C.

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3743533

Federal Tax Identification Number:	51-0504692

Prior Names:	None

Pledgor:	HEP UNEV Holdings LLC

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5170846

Federal Tax Identification Number:	90-0868553

Prior Names:	None

Schedule 3 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 2 of 3

Pledgor:	El Dorado Logistics LLC

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5032258

Federal Tax Identification Number:	45-3541520

Prior Names:	None

Schedule 3 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 3 of 3

Annex 1 to the

Pledge Agreement

SUPPLEMENT NO. [            ] dated as of [            ] (the “Supplement”), to the Third Amended and Restated Pledge Agreement dated as of July 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”) by and among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), each other party signatory hereto (together with the Borrower, the “Pledgors” and individually, each a “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the “Secured Party”) for the ratable benefit of itself, the Lenders (as defined below) and, the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, and the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

RECITALS

A. Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 by and among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (the “Issuing Banks”), and Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Advances and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Material Subsidiary of the Borrower (other than any JV Entity or any other Excluded Subsidiary) or any Holdco Entity that was not in existence on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Pledgor upon becoming a Material Subsidiary of the Borrower (other than any JV Entity or any other Excluded Subsidiary) or a Holdco Entity. Section 7.12 of the Pledge Agreement provides that additional Material Subsidiaries of the Borrower (other than any JV Entity or any other Excluded Subsidiary) or a Holdco Entity may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary or Affiliate of the Borrower (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Advances and the Issuing Banks to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

C. Each New Pledgor is a Subsidiary or Affiliate of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) and (ii) the Lender Hedging Agreements (as defined in the Credit Agreement) entered into by any Loan Party with a Lender or an Affiliate of a Lender (each such counterparty, a “Swap Counterparty”).

D. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement or the Credit Agreement.

Accordingly, the Secured Party and the New Pledgor agree as follows:

(a) In accordance with Section 7.12 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and

Annex 1 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 1 of 5

(b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and Lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

(b) The New Pledgor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c) This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission, electronic mail or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

(d) The New Pledgor hereby represents and warrants that (a) set forth on Schedules 2.02(a), 2.02(b), and 2.02(c) attached hereto are true and correct schedules of all its Membership Interests, Partnership Interests and Pledged Shares, as each term is defined in the Pledge Agreement, and (b) set forth on Schedule 3 attached hereto are its sole jurisdiction of formation, type of organization, its federal tax identification number and the organizational number, and all names used by it during the last five years prior to the date of this Supplement.

(e) Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

(f) THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(g) In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Annex 1 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 2 of 5

(h) All communications and notices hereunder shall be in writing and given as provided in Section 7.03 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto or such other address as shall be designated by the New Pledgor in a written notice to the Administrative Agent.

(i) Subject to Section 9.04 of the Credit Agreement, the New Pledgor agrees to reimburse the Secured Party for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Secured Party.

THIS SUPPLEMENT, THE PLEDGE AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURES PAGES FOLLOW]

Annex 1 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 3 of 5

IN WITNESS WHEREOF, the New Pledgor and the Secured Party have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

NEW PLEDGOR:
[ ]

By:
Name:
Title:

Annex 1 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 4 of 5

SECURED PARTY:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as secured party for the ratable benefit of the beneficiaries

By:
Name:
Title:

Annex 1 to Third Amended and Restated Pledge Agreement

Exhibit J – Page 5 of 5

Schedules

Supplement No.             to the

Third Amended and Restated

Pledge Agreement

Pledged Collateral of the New Pledgor

SCHEDULE 2.02(a)

Issuer	Type of Membership Interest	% of Membership Interest Owned

SCHEDULE 2.02(b)

Issue	Type of Partnership Interest	% of Partnership Interest Owned

SCHEDULE 2.02(c)

Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.

SCHEDULE 3

New Pledgor:	[PLEDGOR]

Sole Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Schedule to Third Amended and Restated Pledge Agreement

Exhibit J – Page 1 of 1

EXHIBIT K

FORM OF THIRD AMENDED AND RESTATED

SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT dated as of July 27, 2017 (this “Security Agreement”) is by and among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), each subsidiary and affiliate of the Borrower party hereto (together with the Borrower, the “Grantors” and individually, each a “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the “Secured Party”) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined below) (together with the Administrative Agent, the Issuing Banks, the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

RECITALS

A. Some of the Grantors have previously executed and delivered that certain Security Agreement dated as of July 13, 2004 (the “Original Security Agreement”) in connection with that certain Credit Agreement dated as of July 7, 2004, as amended heretofore (as so amended, the “Original Credit Agreement”), among Holly Energy Partners – Operating, L.P., a Delaware limited partnership (the “Predecessor Borrower”), certain lenders party thereto from time to time (the “Original Lenders”), and Union Bank, N.A., as the administrative agent (the “Predecessor Administrative Agent”).

B. The Original Credit Agreement was amended and restated in its entirety by that certain Amended and Restated Credit Agreement dated as of August 27, 2007, entered into by the Predecessor Borrower, the Predecessor Administrative Agent, Bank of America, N.A., as syndication agent, Guaranty Bank, as predecessor in interest to BBVA Compass Bank, as documentation agent, and the lenders party thereto, including certain of the lenders (as so amended prior to February 14, 2011, the “Amended and Restated Credit Agreement”).

C. In order to secure the full and punctual payment and performance of the obligations under the Amended and Restated Credit Agreement and other Credit Documents (as defined in the Amended and Restated Credit Agreement), some of the Grantors (as defined in the Amended and Restated Security Agreement) amended and restated the Original Security Agreement and executed and delivered that certain Amended and Restated Security Agreement dated August 27, 2007 (as amended prior to February 14, 2011, the “Amended and Restated Security Agreement”).

D. The Amended and Restated Credit Agreement was amended and restated in its entirety by that certain Second Amended and Restated Credit Agreement dated as of February 14, 2011, entered into by the Predecessor Borrower, the Predecessor Administrative Agent, as resigning administrative agent, Union Bank, N.A., as syndication agent, BBVA Compass Bank and U.S. Bank N.A., as co-documentation agents, the lenders and lenders issuing letters of credit party thereto from time to time (the “Existing Lenders”) and Administrative Agent, as administrative agent for the Existing Lenders (as heretofore amended, the “Second Amended and Restated Credit Agreement”).

E. In order to secure the full and punctual payment and performance of the obligations under the Second Amended and Restated Credit Agreement and other Credit Documents (as defined in the Second Amended and Restated Credit Agreement), some of the Grantors (as defined in the Second Amended and Restated Security Agreement) amended and restated the Amended and Restated Security Agreement and executed and delivered that certain Second Amended and Restated Security Agreement dated as of February 14, 2011 (the “Second Amended and Restated Security Agreement”).

Exhibit K – Page 1 of 16

F. The Borrower is a party to the Second Amended and Restated Guaranty Agreement, dated as of February 14, 2011, among each of the Guarantors (as defined therein) signatory thereto, in favor of the Secured Party, as administrative agent for the ratable benefit of itself and the Beneficiaries (as defined therein). Pursuant to an Assumption, Ratification and Confirmation Agreement, dated July 27, 2017 (the “Assumption Agreement”), the Borrower has assumed all of the Obligations (as defined in the Second Amended and Restated Credit Agreement) of the Predecessor Borrower under the Second Amended and Restated Credit Agreement.

G. The Borrower has requested certain amendments to the Second Amended and Restated Credit Agreement which include, among other things, (i) a reflection of the assumption of all of the Obligations by the Borrower under the Second Amended and Restated Credit Agreement pursuant to the Assumption Agreement, (ii) an increase in the Commitments and (iii) an extension of the maturity date.

H. The Second Amended and Restated Credit Agreement is being amended and restated in its entirety pursuant to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, the Issuing Banks and the Secured Party to renew and rearrange the indebtedness outstanding under the Second Amended and Restated Credit Agreement (but not to repay or payoff such indebtedness) and to make the other changes requested by the Borrower.

I. The Grantors desire to amend and restate the Second Amended and Restated Security Agreement.

J. Each Grantor (other than Borrower) is a Subsidiary or Affiliate of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement) and (ii) the Lender Hedging Agreements (as defined in the Credit Agreement) entered into by the Borrower or any of its other Subsidiaries or any Holdco Entity with a Lender or an Affiliate of a Lender (each such counterparty, a “Swap Counterparty”).

H. It is a requirement under the Credit Agreement that the Grantors shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by entering into this Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Grantor hereby agrees with the Secured Party for the benefit of the Beneficiaries (a) that the Second Amended and Restated Security Agreement is amended and restated in its entirety and (b) further agrees as follows:

1. Definitions; Interpretation.

(a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:

Exhibit K – Page 2 of 16

“Accounts” means an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

“Cash Collateral” means all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, including, if applicable, the Cash Collateral Account, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.

“Chattel Paper” has the meaning set forth in the UCC.

“Collateral” has the meaning set forth in Section 2 of this Security Agreement.

“Contracts” means all contracts to which any Grantor now is, or hereafter will be, bound, or to which such Grantor is a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the reasonable opinion of the Secured Party, may be necessary or advisable in connection with any of the foregoing.

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“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, including, without limitation, all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Fixtures” means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

“Instrument” means an “instrument” as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).

“Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Credit Documents.

“Inventory” means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.

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“Inventory Records” means all books, records, other similar property, and General Intangibles at any time relating to Inventory.

“Investment Property” means “investment property” as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

“Lender Hedging Agreement” has the meaning set forth in the Credit Agreement.

“Negotiable Instrument” means a “negotiable instrument” as defined in the UCC.

“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise.

“Security Agreement” means this Third Amended and Restated Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term “including” means “including, without limitation”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

Exhibit K – Page 5 of 16

2. Assignment, Pledge and Grant of Security Interest.

(a) As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Secured Party for the benefit of the Beneficiaries a Lien on and continuing security interest in all of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):

(i)	all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(ii)	all Accounts;

(iii)	all Inventory;

(iv)	all Equipment;

(v)	all General Intangibles;

(vi)	all Investment Property (other than (A) any Investment Property to the extent pledged by a Grantor under the Third Amended and Restated Pledge Agreement dated as of July 27, 2017 among the Borrower, certain of the Grantors party thereto from time to time, and the Secured Party, (B) the Equity Interest in any JV Entity or Excluded Subsidiary);

(vii)	all Fixtures;

(viii)	all Cash Collateral;

(ix)	any Legal Requirements now or hereafter held by such Grantor (except that any Legal Requirement which would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the Lien of this Security Agreement or in which a Lien is not permitted to be granted under applicable law, is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, voidability, terminability or revocability);

(x)	any right to receive a payment under any Lender Hedging Agreement in connection with a termination thereof;

(xi)	(A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xii)	any and all Liens and security interests (together with the documents evidencing such Liens and security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract which is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;

Exhibit K – Page 6 of 16

(xiii)	any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

(xiv)	without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time; and

(xv)	any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2.

(b) Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Secured Party and the other Beneficiaries that the amount of the Secured Obligation secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the Liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

3. Representations and Warranties. Each Grantor hereby represents and warrants the following to the Secured Party and the other Beneficiaries:

(a) Records. Such Grantor’s sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto. Other than for Accounts which individually or in the aggregate do not exceed $1,000,000, none of the Accounts is evidenced by a promissory note or other instrument.

(b) Other Liens. Such Grantor is, and will be the record, legal, and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with other Permitted Liens or for which satisfactory releases have been received by the Secured Party.

(c) Lien Priority and Perfection.

(i)	Subject only to Permitted Liens, this Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of financing statements with the jurisdiction listed in Schedule 1, the security interests granted to the Secured Party hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.

Exhibit K – Page 7 of 16

(ii)	No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by such Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by such Grantor, (B) for the validity, perfection, or maintenance of the pledge, assignment, Lien, and security interest created hereby (including the first-priority (subject to Permitted Liens) nature thereof), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by the Secured Party of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of law not assignable, (2) those consents, approvals, authorizations, actions, notices or filings which have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (3) those filings and actions described in Section 3(c)(i).

(d) Tax Identification Number and Organizational Number. The federal tax identification number of such Grantor and the organizational number (if any) of such Grantor are as set forth in Schedule 1.

(e) Tradenames; Prior Names. Except as set forth on Schedule 1, such Grantor has not conducted business under any name other than its current name during the five years immediately prior to the date of this Security Agreement.

4. Covenants.

(a) Further Assurances.

(i)

Each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor (A) at the request of Secured Party, shall execute such instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Secured Party may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, if any Collateral shall be evidenced by a promissory note or other Instrument or Chattel Paper and such promissory note, Instrument or Chattel Paper shall, individually or in the aggregate, exceed $1,000,000, deliver and pledge to the Secured Party hereunder such note or Instrument or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, and (C) authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by

Exhibit K – Page 8 of 16

applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description). Notwithstanding anything in this Security Agreement to the contrary, the Grantor shall not be required to take any action with respect to the perfection of the security interest in any Cash Collateral which is not then held by a Lender or the Borrower or a Subsidiary of the Borrower.

(ii)	Following written request by the Secured Party, each Grantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all other reasonable expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

(iii)	Each Grantor shall promptly provide to the Secured Party all information and evidence the Secured Party may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Security Agreement.

(b) Change of Name; State of Formation. Each Grantor shall give the Secured Party at least five (5) Business Days’ prior written notice before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the original copies of any Chattel Paper evidencing Accounts if such Chattel Paper, individually or in the aggregate, exceeds $1,000,000, or (iv) changes its name or uses a trade name other than its current name used on the date hereof. Other than as permitted by Section 6.09 of the Credit Agreement or as permitted in the preceding sentence, no Grantor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, without the prior written consent of the Secured Party.

(c) Right of Inspection. Each Grantor shall hold and preserve, at its own cost and expense reasonably satisfactory and complete records of the Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and records with respect to the Accounts, and will permit representatives of the Secured Party, upon reasonable advance notice, at any time during normal business hours to inspect and copy them. Upon the occurrence and during the continuation of any Event of Default, at the Secured Party’s request, each Grantor shall promptly deliver copies of any and all such records to the Secured Party.

(d) Liability Under Contracts and Accounts. Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release any Grantor from its obligations and duties under any of the Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Exhibit K – Page 9 of 16

(e) Transfer of Certain Collateral; Release of Certain Security Interest. Each Grantor agrees that it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement. The Secured Party shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.

(f) Accounts. Each Grantor agrees that it will use commercially reasonable efforts to ensure that each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, is not and will not be subject to any setoffs, defenses, taxes or counterclaims, except in the ordinary course of business, (iii) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (iv) if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.

(g) Negotiable Instrument. If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, and such Negotiable Instruments, individually or in the aggregate, exceed $1,000,000, then such Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably request.

(h) Other Covenants of Grantor. Each Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by the Secured Party either in such Grantor’s name or in the Secured Party’s name, as the Secured Party may deem necessary, and (ii) such Grantor will, until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration or cash collateralization of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, the termination of all Lender Hedging Agreements and the termination of all obligations of the Swap Counterparties in respect of the Lender Hedging Agreements, and the termination or expiration of the Commitments, warrant and defend its title to the Collateral and the interest of the Secured Party in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect such Grantor’s title to, or the Secured Party’s right or interest in, such Collateral.

5. Termination of Security Interest. Upon the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration or cash collateralization of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, the termination of all Lender Hedging Agreements and the termination of all obligations of the Swap Counterparties in respect of the Lender Hedging Agreements, and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will promptly, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.

6. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party’s security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party or any Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor or any other Person, this

Exhibit K – Page 10 of 16

Security Agreement and the Secured Party’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be reasonably necessary to reinstate and perfect the Secured Party’s security interest (other than the Secured Party’s security interest in Cash Collateral that is held by a Person other than a Lender, the Borrower or any Subsidiary of the Borrower). SUBJECT TO SECTION 9.07 OF THE CREDIT AGREEMENT, EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH BENEFICIARY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 6 (INCLUDING REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED BENEFICIARY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED BENEFICIARY’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR ARISING OUT OF DISPUTES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS OR SUITS NOT ARISING DIRECTLY OR INDIRECTLY FROM ANY ACT OR OMISSION BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER BROUGHT BY AN INDEMNIFIED BENEFICIARY AGAINST ANY OTHER INDEMNIFIED BENEFICIARY (OTHER THAN ANY SUCH DISPUTE, CLAIM, DEMAND, ACTION, JUDGMENT OR SUIT INVOLVING THE ARRANGERS IN THEIR CAPACITIES AS JOINT LEAD ARRANGERS, THE ISSUING BANKS IN THEIR CAPACITY AS ISSUING BANKS OR INVOLVING WELLS FARGO IN ITS CAPACITY AS ADMINISTRATIVE AGENT).

7. Remedies upon Event of Default.

(a) If any Event of Default has occurred and is continuing, the Secured Party may (and shall at the written request of the Majority Lenders), (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Secured Party may be a purchaser on behalf of the Beneficiaries or on its own behalf at any such sale and that the Secured Party, any other Beneficiary, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur reasonable expenses, including reasonable attorneys’ fees, reasonable consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any

Exhibit K – Page 11 of 16

encumbrance, charge or Lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Beneficiaries for any cost or expenses incurred hereunder or under any of the Credit Documents and to the payment or performance of any Grantor’s obligations hereunder or under any of the Credit Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Secured Party in connection with any suit or proceeding in connection with the performance by the Secured Party of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional indebtedness secured by this Security Agreement and shall be paid on demand by the Grantors to the Secured Party on behalf of the Beneficiaries.

8. Remedies Cumulative; Delay Not Waiver.

(a) No right, power or remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(b) No delay or omission of the Secured Party to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Secured Party.

9. Contract Rights. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise any of the Contract Rights and remedies of any Grantor under or in

Exhibit K – Page 12 of 16

connection with the Instruments, Chattel Paper, or Contracts which represent Accounts, the General Intangibles, or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles.

10. Accounts.

(a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, or may direct any Grantor to, take any action reasonably necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Secured Party. Upon such notification and direction, and at the expense of the Grantors, the Secured Party may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done.

(b) Upon the occurrence and during the continuance of an Event of Default, and upon receipt by any Grantor of written notice from the Secured Party that an Event of Default has occurred and is continuing, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary indorsement) to be held as Collateral. Following receipt of such notice and prior to the waiver or cure of the applicable Event of Default, no Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon.

11. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Secured Party as set forth in Section 7.06 of the Credit Agreement.

12. Secured Party as Attorney-in-Fact for Grantor. Each Grantor hereby constitutes and irrevocably appoints the Secured Party, acting for and on behalf of itself and the Beneficiaries and each successor or assign of the Secured Party and the Beneficiaries, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise to take any action and execute any instrument at the written direction of the Beneficiaries and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:

(i)	to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral, including without limitation, any Insurance Contracts;

(ii)	to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(iii)	to file any claims or take any action or institute any proceedings in connection therewith which the Secured Party may deem to be reasonably necessary or advisable;

Exhibit K – Page 13 of 16

(iv)	to pay, settle or compromise all bills and claims which may be or become Liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Secured Party has been provided; and

(v)	upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral;

provided, however, that the Secured Party shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

(a) Secured Party May Perform. The Secured Party may from time to time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to promptly perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to any Grantor) and the Secured Party may from time to time take any other action which the Secured Party deems reasonably necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the reasonable expenses of the Secured Party incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

(b) Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(c) Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own Property.

(d) Payments Held in Trust. After the occurrence and during the continuance of an Event of Default, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Secured Party, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party in the same form as received (with any necessary endorsement).

13. Miscellaneous.

(a) Expenses. Subject to Section 9.04 of the Credit Agreement, the Grantors will within thirty (30) days of demand pay to the Secured Party for its benefit and the benefit of the other Beneficiaries the amount of any reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of its counsel and of any experts, which the Secured Party and the other Beneficiaries may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party or any Beneficiary hereunder, and (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

(b) Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and authenticated by the affected Grantor, the Secured Party and either, as required by the Credit Agreement, the Majority Lenders or all of the affected Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Exhibit K – Page 14 of 16

(c) Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement, on the signature page hereof or such other address as shall be designated by such party to the other parties hereto.

(d) Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Secured Party, shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration or cash collateralization of all Letters of Credit and the termination of all obligations of the Issuing Banks and the Lenders in respect of Letters of Credit, the termination of all Lender Hedging Agreements and the termination of all obligations of the Swap Counterparties in respect of the Lender Hedging Agreements, and the termination or expiration of the Commitments, (b) be binding upon each Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured Party, the Issuing Banks, and the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors, transferees, and assigns to the extent such successors, transferees, and assigns of a Swap Counterparty is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement.

(e) Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(f) Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.

(g) Counterparts. The parties may execute this Security Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page of this Security Agreement by facsimile or other electronic transmission (including via e-mail) shall be effective as delivery of a manually executed counterpart to this Security Agreement. In proving this Security Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

(h) Headings. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

(i) Conflicts. In the event of any explicit or implicit conflict between any provision of this Security Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

Exhibit K – Page 15 of 16

(j) Additional Grantors. Pursuant to Section 5.10 of the Credit Agreement, each Material Subsidiary of the Borrower (other than a JV Entity or an Excluded Subsidiary) or any Holdco Entity that was not in existence on the date of the Credit Agreement is required to enter into this Security Agreement as a Grantor upon becoming a Material Subsidiary of the Borrower (other than a JV Entity or an Excluded Subsidiary) or a Holdco Entity. Upon execution and delivery after the date hereof by the Secured Party and such Material Subsidiary or such Holdco Entity, as applicable, of an instrument in the form of Annex 1, such Material Subsidiary or such Holdco Entity, as applicable, shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

(k) Amendment and Restatement; Confirmation of Liens. This Security Agreement is an amendment and restatement of the Second Amended and Restated Security Agreement and supersedes the Second Amended and Restated Security Agreement in its entirety; provided, however, that (i) the execution and delivery of this Security Agreement shall not effect a novation of the Second Amended and Restated Security Agreement but shall be, to the fullest extent applicable, in modification, renewal, confirmation and extension of the Second Amended and Restated Security Agreement, and (ii) the Liens, security interests and other interests in the collateral as described in the Second Amended and Restated Security Agreement (the “Original Collateral”) granted under the Second Amended and Security Agreement are and shall remain legal, valid, binding and enforceable with regard to such Original Collateral. Each Grantor party to the Second Amended and Restated Security Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in the Original Collateral granted under the Second Amended and Restated Security Agreement, and further agrees that the execution and delivery of this Security Agreement and the other Credit Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Original Collateral granted under the Second Amended and Restated Security Agreement.

(l) Entire Agreement. THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

Exhibit K – Page 16 of 16

The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HOLLY ENERGY HOLDINGS LLC, a Delaware limited liability company

By: Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By: HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By: Holly Logistic Services, L.L.C., a Delaware limited liability company, its sole general partner

By:

Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Signature Page to Third Amended and Restated Security Agreement

Exhibit K – Page 1 of 7

HOLLY ENERGY PARTNERS – OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its general partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 2 of 7

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

HEP SLC, LLC, a Delaware limited liability company

HEP TULSA, LLC, a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

EL DORADO LOGISTICS LLC, a Delaware limited liability company

HEP EL DORADO LLC, a Delaware limited liability company

HEP CASPER SLC LLC, a Delaware limited liability company

EL DORADO OPERATING LLC, a Delaware limited liability company

EL DORADO OSAGE LLC, a Delaware limited liability company

HEP CHEYENNE LLC, a Delaware limited liability company

WOODS CROSS OPERATING LLC, a Delaware limited liability company

HEP CHEYENNE SHORTLINE LLC, a Delaware limited liability company

Each by:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole Member

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 3 of 7

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a delaware limited partnership

HEP FIN-TEX/TRUST-RIVER, L.P., a Texas limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole member

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 4 of 7

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company, its general partner

By:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole member

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

[Signature pages continue.]

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 5 of 7

HOLLY ENERGY FINANCE CORP., a Delaware corporation

By:

Name: John Harrison
Title: Vice President and Treasurer

HOLLY ENERGY STORAGE – LOVINGTON LLC, a Delaware limited liability company

By:	HEP Refining, L.L.C., a Delaware limited liability company, its sole member

By:	Holly Energy Holdings LLC, a Delaware limited liability company, its sole member

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:
Name: John Harrison
Title: Vice President and Treasurer

HEP UNEV HOLDINGS LLC, a Delaware limited liability company

HEP UNEV PIPELINE LLC, a Delaware limited liability company

By:
Name: John Harrison
Title: Vice President and Treasurer

Address of all Guarantors:
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention: John Harrison

[Signature pages continue.]

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 6 of 7

SECURED PARTY:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Secured Party for the ratable benefit of the Beneficiaries

By:
Name:
Title:

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 7 of 7

SCHEDULE 1

to Security Agreement

Grantor:	Holly Energy Partners, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3743531

Federal Tax Identification Number:	20-0833098

Prior Names:	None

Grantor:	Holly Energy Holdings LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	6482043

Federal Tax Identification Number:	30-0997569

Prior Names:	None

Grantor:	Holly Energy Partners—Operating, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3743527

Federal Tax Identification Number:	51-0504696

Prior Names:	HEP Operating Company, L.P.

Schedule 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 1 of 10

Grantor:	HEP Pipeline GP, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814279

Federal Tax Identification Number:	72-1583767

Prior Names:	None

Grantor:	HEP Refining GP, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814280

Federal Tax Identification Number:	71-0968297

Prior Names:	None

Grantor:	HEP Mountain Home, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814277

Federal Tax Identification Number:	71-0968300

Prior Names:	None

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 2 of 10

Grantor:	HEP Pipeline, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814278

Federal Tax Identification Number:	71-0968296

Prior Names:	None

Grantor:	HEP Refining, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3815183

Federal Tax Identification Number:	71-0968299

Prior Names:	None

Grantor:	HEP Woods Cross, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3814281

Federal Tax Identification Number:	72-1583768

Prior Names:	None

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 3 of 10

Grantor:	HEP Navajo Southern, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	2556546

Federal Tax Identification Number:	57-1207829

Prior Names:	Navajo Southern, Inc.

Grantor:	HEP Pipeline Assets, Limited Partnership

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3814282

Federal Tax Identification Number:	51-0512050

Prior Names:	None

Grantor:	HEP Refining Assets, L.P.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited partnership

Organizational Number:	3814285

Federal Tax Identification Number:	51-0512052

Prior Names:	None

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 4 of 10

Grantor:	HEP Logistics GP, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3743533

Federal Tax Identification Number:	51-0504692

Prior Names:	None

Grantor:	Holly Energy Finance Corp.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	corporation

Organizational Number:	3917173

Federal Tax Identification Number:	20-2263311

Prior Names:	None

Grantor:	HEP Fin-Tex/Trust-River, L.P.

Jurisdiction of Formation / Filing:	Texas

Type of Organization:	limited partnership

Organizational Number:	800459650

Federal Tax Identification Number:	20-2161011

Prior Names:	Alon Pipeline Assets, L.L.C.

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 5 of 10

Grantor:	HEP SLC, LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	4699409

Federal Tax Identification Number:	27-0385778

Prior Names:	None

Grantor:	HEP Tulsa LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	4705434

Federal Tax Identification Number:	27-0497982

Prior Names:	Holly Energy Storage – Tulsa LLC

Grantor:	Holly Energy Storage – Lovington LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	4806110

Federal Tax Identification Number:	27-2245181

Prior Names:	None

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 6 of 10

Grantor:	Lovington – Artesia, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	4469488

Federal Tax Identification Number:	26-1583770

Prior Names:	None

Grantor:	Roadrunner Pipeline, L.L.C.

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	4558001

Federal Tax Identification Number:	26-2758381

Prior Names:	None

Grantor:	Cheyenne Logistics LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5032255

Federal Tax Identification Number:	45-3541447

Prior Names:	None

Grantor:	El Dorado Logistics LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5032258

Federal Tax Identification Number:	45-3541520

Prior Names:	None

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 7 of 10

Grantor:	HEP UNEV Holdings LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5170846

Federal Tax Identification Number:	90-0868553

Prior Names:	None

Grantor:	HEP UNEV Pipeline LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	4407728

Federal Tax Identification Number:	26-1123552

Prior Names:	Holly UNEV Pipeline Company

Grantor:	HEP El Dorado LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	3712332

Federal Tax Identification Number:	46-4027645

Prior Names:	Rimrock El Dorado, LLC
Enbridge Storage (El Dorado) L.L.C.
Beacon Pipeline, L.L.C.

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 8 of 10

Grantor:	HEP Casper SLC LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5801889

Federal Tax Identification Number:	47-4934328

Prior Names:	None

Grantor:	El Dorado Operating LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5784083

Federal Tax Identification Number:	47-4613468

Prior Names:	None

Grantor:	El Dorado Osage LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	5801881

Federal Tax Identification Number:	61-1771654

Prior Names:	None

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 9 of 10

Grantor:	HEP Cheyenne LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	6050827

Federal Tax Identification Number:	81-2771127

Prior Names:	None

Grantor:	Woods Cross Operating LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	6064841

Federal Tax Identification Number:	81-2995600

Prior Names:	None

Grantor:	HEP Cheyenne Shortline LLC

Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	limited liability company

Organizational Number:	6376981

Federal Tax Identification Number:	30-0997573

Prior Names:	None

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 10 of 10

Annex 1 to the

Third Amended and Restated

Security Agreement

SUPPLEMENT NO. [            ] dated as of [            ] (the “Supplement”), to the Third Amended and Restated Security Agreement dated as of July 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), each subsidiary or affiliate of Borrower signatory thereto (together with the Borrower, the “Grantors” and individually, a “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national association, as Administrative Agent (“Secured Party”) for the ratable benefit of itself, the Lenders (as defined below), the Issuing Banks (as defined below), and the Swap Counterparties (as defined in the Security Agreement) (together with the Administrative Agent, the Issuing Banks, and the Lenders, individually a “Beneficiary”, and collectively, the “Beneficiaries”).

A. Reference is made to that certain Third Amended and Restated Credit Agreement dated as of July 27, 2017 by and among the Borrower, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), the Lenders issuing letters of credit thereunder from time to time (individually, an “Issuing Bank” and collectively, the “Issuing Banks”), and Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and/or the Credit Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Advances and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Material Subsidiary of the Borrower (other than any JV Entity or an Excluded Subsidiary) or Holdco Entity that was not in existence on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor upon becoming a Material Subsidiary of the Borrower (other than any JV Entity or an Excluded Subsidiary) or a Holdco Entity. Section 13(j) of the Security Agreement provides that additional Material Subsidiaries of the Borrower or Holdco Entities may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary or Affiliate of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Advances and the Issuing Banks to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Secured Party and the New Grantor agree as follows:

1. In accordance with Section 13(j) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Beneficiaries, their successors and assigns, a continuing security interest in and Lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 1 of 3

2. The New Grantor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission, electronic mail or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

4. The New Grantor hereby represents and warrants that set forth on Schedule 1 attached hereto are (a) its sole jurisdiction of formation and type of organization, (b) its federal tax identification number and the organizational number, and (c) all names used by it during the last five years prior to the date of this Supplement.

5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8. All communications and notices hereunder shall be in writing and given as provided in Section 13(c) of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto or such other address as shall be designated by the New Grantor in a written notice to the Administrative Agent.

9. Subject to Section 9.04 of the Credit Agreement, the New Grantor agrees to reimburse the Secured Party for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Secured Party.

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 2 of 3

THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the New Grantor and the Secured Party have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:

Name:

Title:

Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Secured Party for the ratable benefit of the Beneficiaries

By:

Name:

Title:

Annex 1 to Third Amended and Restated Security Agreement

Exhibit K – Page 3 of 3

Schedule 1

Supplement No.             to

the Third Amended and Restated

Security Agreement

New Grantor:	[GRANTOR]

Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Schedule 1 Supplement No.              to the Third Amended and Restated Security Agreement

Exhibit K – Page 1 of 1